Filed pursuant to Rule 424(b)(5)
Registration No. 333-238700

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not offers to sell these securities, and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUPPLEMENT	SUBJECT TO COMPLETION	DATED June 3, 2022
(To Prospectus dated July 7, 2020)

[] Ordinary Shares

BIT ORIGIN LIMITED

Bit Origin Limited (formerly known as China Xiangtai Food Co., Ltd.) (the “Company”, “Bit Origin,” “we”, “us” or “our”) is offering [] ordinary shares, par value US$0.01 per share, at an public offering price of US$[ ] per share pursuant to that certain underwriting agreement, dated as of June 3, 2022 by and between the Company and Univest Securities, LLC, as the underwriter in connection with this offering on a firm commitment basis.

Our ordinary shares are traded on the Nasdaq Capital Market under the symbol “BTOG”. On June 2, 2022, the last reported sales price of our ordinary shares on the Nasdaq Capital Market was US$0.86 per share.

As of June 2, 2022, there were a total of 79,002,734 ordinary shares issued and outstanding. The aggregate market value of our outstanding ordinary shares held by non-affiliates, or public float, as of June 2, 2022, was US$82,945,426, which was calculated based on 70,292,734 ordinary shares held by non-affiliates and the per ordinary share price of US$1.18, which was the closing price of our ordinary shares on Nasdaq on April 4, 2022.

We are an “emerging growth company” as defined in the Jumpstart Our Business Act of 2012, as amended, and a “foreign private issuer” as defined under Rule 405 under the Securities Act, and Rule 3b-4c under the Exchange Act of 1934, as amended, and, as such, will be subject to reduced public company reporting requirements.

We have retained Univest Securities, LLC to act as our underwriter in connection with this offering on a firm commitment basis. The underwriter is obligated to take and pay for all of securities offered here if any such securities are taken. We have granted Univest Securities, LLC an over-allotment option. This option, which is exercisable for up to 45 days after the closing of this offering, permits the underwriter to purchase up to an aggregate of [--] additional ordinary shares (equal to 15% of the ordinary shares sold in the offering) on one or more occasions, at the respective public offering prices listed on the cover page of this prospectus, less underwriting discounts and commissions, solely to cover over-allotments, if any. The purchase price to be paid per additional ordinary shares shall be equal to the initial public offering price of the ordinary shares, respectively, less the underwriting discount. See “Underwriting” beginning on page S-[] of this prospectus supplement for more information regarding these arrangements.

We expect to deliver the ordinary shares being offered pursuant to this prospectus supplement on or about June 7, 2022, subject to customary closing conditions.

	Per ordinary share	Total(3)
Public offering price	US$	US$
underwriter’s discount(1)	US$	US$
Proceeds to us, before expenses(2)	US$	US$

(1)	We will pay the underwriter a cash fee of six and a half percent (6.5%) on the gross proceeds raised in this offering. We have also agreed to issue to the underwriter warrants to purchase up to [ ] ordinary shares (the “Underwriter’s Warrants”), or five percent (5%) of the aggregate number of ordinary shares sold in this offering, for an aggregate purchase price of US$100. In addition, we have agreed to reimburse the underwriter for accountable expenses up to US US$75,000 and to pay the underwriter a non-accountable expense allowance equal to one percent (1%) of the gross proceeds of this offering, which amounts are not included in the table above. See “Underwriting” beginning on page S-[] of this prospectus supplement for more information regarding the compensation payable to and our other arrangements with the underwriter.

(2)	We estimate the total offering expenses of this offering that will be payable by us, excluding the underwriter’s discount, will be approximately US$[], which include reimbursement of underwriter’s accountable expenses, payment of underwriter’s non-accountable expense allowance, and our legal, printing costs and various other fees and expenses.

(3)	Assuming the underwriter does not exercise any portion of the over-allotment option.

Bit Origin Limited is a holding company incorporated in the Cayman Islands. As a holding company with no material operations of our own, we conduct all of our operations through our subsidiaries. The securities offered in this prospectus supplement and the accompany prospectus are those of the Cayman Islands holding company.

Investing in our securities being offered pursuant to this prospectus supplement involves a high degree of risk. You should carefully read and consider the ‘‘Risk Factors’’ beginning on page S-[] of this prospectus supplement before you make your investment decision.

Neither the U.S. Securities and Exchange Commission, the Cayman Islands Monetary Authority, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is June    , 2022

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

On May 26, 2020, we filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form F-3 (File No. 333-238700), utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective by the SEC on July 7, 2020. Under this shelf registration process, we may, from time to time, in one or more offerings, offer and sell up to US$50,000,000 of any combination, together or separately, of our ordinary shares, par value US$0.01 per share, ordinary shares in the form of share purchase contracts, share purchase units, debt securities, warrants, rights, units, or any combination thereof as described in the accompanying prospectus. We are selling [] ordinary shares in this offering.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus supplement. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. You should read this entire prospectus supplement as well as the accompanying prospectus and the documents incorporated by reference that are described under “Incorporation of Documents by Reference” and “Where You Can Get More Information” in this prospectus supplement and the accompanying prospectus.

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement and the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement. Except as specifically stated, we are not incorporating by reference any information submitted under any Report of Foreign Private Issuer on Form 6-K into this prospectus supplement or the accompanying prospectus.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained herein, therein or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We further note that the representations, warranties, and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you unless you are a party to such agreement. Moreover, such representations, warranties, or covenants were accurate only as of the date when made or expressly referenced therein. Accordingly, such representations, warranties, and covenants should not be relied on as accurately representing the current state of our affairs unless you are a party to such agreement.

COMMONLY USED DEFINED TERMS

Unless we indicate otherwise, all information in this prospectus supplement assumes no exercise by the underwriter of its over-allotment option to purchase up to [] additional ordinary shares from us.

Unless otherwise indicated or the context requires otherwise, references in this prospectus supplement to:

•	The “2021 Annual Report” are to the annual report on Form 20-F for the fiscal year ended June 30, 2021 filed by the Company on November 15, 2021, which is incorporated by reference into this prospectus supplement;

•	“Bit Origin”, “our company”, the “Company”, “we”, “us”, and “our” are to Bit Origin Limited (formerly known as China Xiangtai Food Co., Ltd.), an exempted company incorporated in the Cayman Islands with limited liability;

•	“SEC” are to the United States Securities and Exchange Commission;

•	“SonicHash Canada” are to SonicHash Inc., a company organized under the laws of Alberta, Canada, and a subsidiary of Bit Origin Limited;

•	“SonicHash Singapore” are to SonicHash Pte. Ltd., a company organized under the laws of Singapore, and a subsidiary of Bit Origin Limited;

•	“SonicHash US” are to SonicHash LLC, a Delaware limited liability company and a subsidiary of Bit Origin Limited; and

•	“U.S. dollars,” “$,” “US$,” and “dollars” are to the legal currency of the United States;

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and our SEC filings that are incorporated into this prospectus supplement contain or incorporate by reference forward-looking statements. All statements contained in this prospectus supplement, the accompanying prospectus and our SEC filings that are incorporated into this prospectus supplement, other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to of various factors, including, but not limited to, those identified under the section entitled “Item 3. Key Information—3.D. Risk Factors” in the 2021 Annual Report, the section entitled “Risk Factors” beginning on page S-[] of this prospectus supplement, and the section entitled “Risk Factors” beginning on page 14 of the accompanying prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus supplement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be Achieved or occur. Although we believe that the expectations reflected in the forward- looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, we undertake no duty to update any of these forward-looking statements after the date of this prospectus supplement or to conform these statements to actual results or revised expectations.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights, and should be read in conjunction with, the more detailed information contained elsewhere in this prospectus supplement, the accompanying prospectus, and the documents incorporated therein by reference. You should read carefully the entire documents, including our financial statements and related notes, to understand our business, the securities we are offering, and the other considerations that are important to your decision to invest in the ordinary shares. You should pay special attention to the “Risk Factors” sections beginning on page S-[] of this prospectus supplement.

Corporate History and Structure

We are a holding company incorporated in the Cayman Islands on January 23, 2018. As a holding company with no material operations of our own, we primarily conduct our operations through our subsidiaries SonicHash Canada, SonicHash Singapore and SonicHash US. The ordinary shares offered in this prospectus supplement and the accompany prospectus are those of Bit Origin Limited, the Cayman Islands holding company, instead of shares of the operating subsidiaries. The following diagram illustrates our corporate structure, assuming the underwriter does not exercise its over-allotment option:

* each holding less than 5% of the total issued and outstanding ordinary shares of the Company as of the date of this prospectus supplement.

SonicHash Canada was formed on December 14, 2021 under the laws of Alberta, Canada. It is a subsidiary of Bit Origin Limited. It plans to engage in cryptocurrency mining in Canada.

SonicHash Singapore was formed on December 16, 2021 under the laws of Singapore. It is a subsidiary of Bit Origin Limited. It is not currently engaging in any active business and is seeking opportunities in crypto asset mining and blockchain technologies in Singapore.

SonicHash US was formed on December 17, 2021 under the laws of Delaware. It is a subsidiary of Bit Origin Limited. It is engaged in Bitcoin mining and has deployed 1,428 miners in a mining facility in the United States

On April 27, 2022, as approved in a special shareholders meeting, we completed a deposition in which we sold all the equity interest in its subsidiaries WVM Inc. and China Silanchi Holding Limited for a total price of US$1,000,000 pursuant to a share purchase agreement dated March 31, 2022. Such disposition includes the sale of the subsidiaries and consolidated variable interest entities of WVM Inc. and China Silanchi Holding Limited, including the following:

•	CVS Limited (“Xiangtai HK”), a company formed on March 4, 2015 under the law of Hong Kong SAR and a wholly-owned subsidiary of WVM Inc. Xiangtai HK was not engaging in any active business and merely acting as a holding company.

•	Chongqing Jinghuangtai Business Management Consulting Co., Ltd. (“Xiangtai WFOE”), a company formed on September 1, 2017 under the laws of the People’s Republic of China (“PRC”) and a wholly-owned subsidiary of Xiangtai HK. Xiangtai WFOE was not engaging in any active business and merely acting as a holding company.

•	Chongqing Pengmei Supermarket Co., Ltd. (“CQ Pengmei”), a company formed on July 27, 2017 under the laws of the PRC and a wholly-owned subsidiary of Xiangtai WFOE. CQ Pengmei used to engage in grocery stores operation in Chongqing, China, which had been discontinued since February 2020.

•	Guangan Yongpeng Food Co., Ltd. (“GA Yongpeng”), a company formed on May 10, 2008 under the laws of the PRC and a wholly-owned subsidiary of Xiangtai WFOE. GA Yongpeng used to engage in the slaughtering, processing, packing, distribution, wholesale, and retail of various pork meat products, which had been discontinued since April 2021.

•	Haochuangge Limited (“Haochuangge HK”), a company formed on January 6, 2020 under the law of Hong Kong SAR and a wholly-owned subsidiary of China Silanchi Holding Limited. Haochuangge HK was not engaging in any active business and is merely acting as a holding company.

•	Beijing Gangyixing Technology Co. (“Gangyixing WFOE”), a company formed on June 28, 2020 under the laws of the PRC and a wholly-owned subsidiary of Haochuangge HK. Gangyixing WFOE was not engaging in any active business and is merely acting as a holding company.

•	Beijing Fu Tong Ge Technology Co., Ltd. (“Fu Tong Ge”), a company formed on June 28, 2020 under the laws of the PRC. Gangyixing WFOE, Fu Tong Ge and the shareholders of Fu Tong Ge entered into a series of contractual arrangements which established a VIE structure. Pursuant to the contractual arrangement, Gangyixing WFOE was deemed the primary beneficiary of Fu Tong Ge for accounting purposes and we consolidated the financial information of Fu Tong Ge in our consolidated financial statement. Fu Tong Ge was not engaging in any active business.

•	Chongqing Penglin Food Co., Ltd. (“CQ Penglin”), a company formed on November 3, 2005 under the laws of the PRC. Xiangtai WFOE, CQ Penglin and the shareholders of CQ Penglin entered into a series of contractual arrangements which established a VIE structure. Pursuant to the contractual arrangement, Xiangtai WFOE was deemed the primary beneficiary of CQ Penglin for accounting purposes and we consolidated the financial information of CQ Penglin in our consolidated financial statement. CQ Penglin used to engage in the slaughtering, processing, packing, distribution, wholesale, and retail of various pork meat products, which had been discontinued since April 2021.

•	Chongqing Ji Mao Cang Feed Co., Ltd. (“JMC” and together with CQ Penglin and Fu Tong Ge, the “VIEs”), a company formed on March 14, 2012 under the laws of the PRC. Xiangtai WFOE, JMC and certain shareholder of JMC entered into a series of contractual arrangements which established a VIE structure. Pursuant to the contractual arrangement, Xiangtai WFOE was deemed the primary beneficiary of JMC for accounting purposes and we consolidated the financial information of JMC in our consolidated financial statement. JMC was primarily engaged in the sales and distribution of feed raw material and formula solution (soybean meal and soybean oil) to animal husbandry businesses, feed solution manufacturers and trading companies.

As a result of the disposition, the Company does not operate under a VIE structure any more. For more details about the discontinued operations, see “- Disposition and Discontinued Operations” on page S-[] of this prospectus supplement.

Effective February 15, 2022, we changed the Company’s trading symbol from “PLIN” to “BTOG”. Effective May 24, 2022, we changed the Company’s name from China Xiangtai Food Co., Ltd. to Bit Origin Limited.

Business Overview

Bit Origin Limited is a Cayman Islands exempted company and conducts business through its subsidiary, SonicHash US, in the United States.

As part of our growth strategy, we have been actively seeking opportunities to deploy emerging technologies, including crypto asset mining and blockchain technologies with diversified expansion strategy recently. In particular, we are engaged in Bitcoin mining.

We use specialized computers, known as miners, to generate Bitcoins, a digital asset (also known as a cryptocurrency). The miners use application specific integrated circuit (“ASIC”) chips. These chips enable the miners to apply greater computational power, or “hash rate”, to provide transaction verification services (known as solving a block) which helps support the Bitcoin blockchain. For every block added, the Bitcoin blockchain awards a Bitcoin award equal to a set number of Bitcoins per block. These Bitcoin awards are subject to “halving,” whereby the Bitcoin award per block is reduced by half in order to control the supply of Bitcoins on the market. When Bitcoin was first launched in 2009, miners were awarded 50 Bitcoins if they first solved a new block; this award was halved to 25 Bitcoins per new block in 2012, and halved again in 2016 to 12.5 Bitcoins per new block. Most recently, in May 2020, the then prevailing reward of 12.5 Bitcoins per new block was halved to 6.25 Bitcoins. This reward rate is expected to next halve during 2024 to 3.125 Bitcoins per new block and will continue to halve at approximately four-year intervals until all potential 21 million Bitcoins have been mined. Miners with a greater hash rate have a higher chance of solving a block and receiving a Bitcoin award.

SonicHash US purchased 3,628 miners during the period from December 2021 to February 2022, of which 1,428 miners, representing a hash power of 132PH/s, have been deployed in a mining facility in Macon, Georgia since May 2022. The mining facility is managed by Horizon Mining Ltd. SonicHash US entered into a hosting agreement with Horizon Mining Ltd on May 1, 2022, pursuant to which Horizon Mining Ltd will provide electricity, internet and other maintenance services to maintain the operation of the mining equipment. The hosting agreement is for a term of one year from execution and can be extended at any time upon agreement of both parties. If either party commits a material breach of the hosting agreement and fails to cure with 30 days after such breach, the non-breaching party can terminate the hosting agreement. The service fee is $295,082 per month. SonicHash US has paid a deposit in the amount of $741,585 pursuant to the hosting agreement and such deposit will be returned to SonicHash US within 7 days after all the mining equipment is removed from the facilities. The hosting agreement will expire on April 30, 2023. Either party can extend the agreement with prior notice to the other party.

Disposition and Discontinued Operations

Prior to April 2021, our then subsidiaries and variable interest entities engaged in the pork processing business and had operations across key sections of the industry value chain, including slaughtering, packing, distribution, wholesale, and retail of a variety of fresh pork meat and parts. Prior to February 2020, one of our then subsidiaries operated a grocery store in Chongqing, China that sold our pork and meat products and other consumer goods. In February 2020, the grocery store operation was discontinued. In April 2021, the pork processing business was discontinued.

On April 27, 2022, we sold 100% equity interest in WVM Inc. and China Silanchi Holding Limited, including the subsidairies and consolidated variable entities of WVM Inc. and China Silanchi Holding Limited (See “—Corporate History and Structure”), to an unrelated third party for a total of $1,000,000 pursuant to a securities purchase agreement dated March 31, 2022. Such disposition includes the sale of the grocery store and meat processing business.

Grocery Store

In July 2018, we acquired CQ Pengmei and opened two grocery stores in Chongqing in November 2017 that offered a variety of consumer goods. One of the grocery stores was closed in August 2018 due to the landlord’s failure to meet the fire safety requirements. We filed a lawsuit against the landlord for breach of the store operating lease. The lawsuit is still ongoing. In February 2020, due to the increase in inventory purchase cost and the quarantine restrictions as a result of the COVID-19 pandemic in China, we closed the other grocery store.

Meat Processing

We used to engage in the slaughtering, packing, distribution, wholesale, and retail of a variety of fresh pork meat and parts through CQ Penglin and GA Yongpeng. We used to sell fresh pork to distributors, who then sold to pork vendors in farmers’ markets. Due to the African Swine fever affecting China in October 2018, the supply of hogs decreased. Also, starting from March 2019, the Chongqing government started requiring all local slaughtering houses to only purchase hogs from hog farms in Chongqing, which further limited the supply of hogs. The decrease in supply increased the price of hogs and increased our cost of per unit slaughtering and processing. Starting in January 2020, due to the COVID-19 pandemic and quarantine measures, our sales volume in farmers markets decreased. We were operating at losses during the fiscal year ended June 30, 2020 and 2021. In addition, in March 2021, we ceased operation of the slaughtering and food processing facilities as a result of a legal dispute between CQ Penglin and Chongqing Puluosi Small Mortgage Co., Ltd. The food processing facility was sealed by the court and is subject to a lien. The court ordered the sale of this facility to enforce the court verdict against CQ Penglin. The slaughtering facility is subject to the same lien pursuant to the same court order, and pursuant to which order the facility cannot be sold, transferred or otherwise disposed without approval of the court.

Recent Development

November 2021 Offering

On November 22, 2021, the Company entered into a securities purchase agreement (the “2021 Securities Purchase Agreement”) with certain non-affiliated investors pursuant to which the Company agreed to sell 17,175,412 ordinary shares, par value $0.01 per share, in a registered direct offering and warrants to purchase up to 17,175,412 ordinary shares (the “2021 Investor Warrants”) in a concurrent private placement, for gross proceeds of approximately $16.5 million (the “November 2021 Offering”). The purchase price for each ordinary share and the corresponding 2021 Investor Warrant was US$0.96. The 2021 Investor Warrants became exercisable on January 23, 2022, which is 60 days from the date of issuance, and will expire on November 24, 2026. The 2021 Investor Warrants have an exercise price of $1.008 per share, which is 105% of the purchase price. Each 2021 Investor Warrant is subject to anti-dilution provisions to reflect share dividends and splits or other similar transactions, as described in the 2021 Investor Warrants.

The 17,175,412 ordinary shares were issued to the purchasers in a registered direct offering and registered under the Securities Act, pursuant to a prospectus supplement filed with the SEC on November 23, 2021 to the Company’s currently effective registration statement on Form F-3 (File No. 333-238700), which was initially filed with the SEC on May 26, 2020 and declared effective by the SEC on July 7, 2020. The 2021 Investor Warrants were issued to the Purchasers in a concurrent private placement pursuant to an exemption from the registration requirements of the Securities Act provided in Regulation S promulgated thereunder.

The Company has filed and agreed to maintain with the SEC a registration statement that registers the 2021 Investor Warrants within 45 calendar days from the closing of the Offering and to use commercially reasonable efforts to cause such registration statement to become effective within 75 calendar days following the closing of the November 2021 Offering.

The November 2021 Offering was conducted pursuant to a placement agency agreement, dated November 22, 2021, between the Company and Univest Securities, LLC. Univest Securities, LLC agreed to use its “reasonable best efforts” to solicit offers to purchase the shares and the 2021 Investor Warrants. The Company agreed to pay Univest Securities, LLC a total cash fee equal to five point five percent (5.5%) of the aggregate gross proceeds raised in the November 2021 Offering. The Company also agreed to reimburse Univest Securities, LLC for all travel and other out-of-pocket expenses, including the reasonable fees, costs and disbursements of its legal fees which shall be limited to, in the aggregate, US $75,000. The Company further agreed that, in addition to the accountable expenses, it would pay Univest Securities, LLC a non-accountable expense allowance equal to one percent (1%) of the aggregate gross proceeds raised in the November 2021 Offering.

Additionally, the Company issued to Univest Securities, LLC warrants for the purchase of 858,771 ordinary shares (equal to 5% of the aggregate number of ordinary shares sold to in the November 2021 Offering), with an exercise price of $0.96 per share (equal to 100% of the offering price in the November 2021 Offering). Such warrants were first exercisable on May 24, 2022, which is six months after the closing of the November 2021 Offering, and will expire on November 24, 2026.

Furthermore, the Company granted Univest Securities, LLC a right of first refusal, for a period of twelve months from the closing of the November 2021 Offering, to provide investment banking services to the Company on an exclusive basis in all matters for which investment banking services are sought by the Company (such right, the "Right of First Refusal"), which right is exercisable in the placement agent's sole discretion. For these purposes, investment banking services shall include, without limitation, (a) acting as lead manager for any underwritten public offering; (b) acting as exclusive placement agent, initial purchaser or financial advisor in connection with any private offering of securities of the Company; and (c) acting as financial advisor in connection with any sale or other transfer by the Company, directly or indirectly, of a majority or controlling portion of its capital stock or assets to another entity, any purchase or other transfer by another entity, directly or indirectly, of a majority or controlling portion of the capital stock or assets of the Company, and any merger or consolidation of the Company with another entity. The Right of First Refusal may be terminated by the Company for “cause,” which shall mean a material breach by the placement agent of the terms of its engagement letter with the Company or a material failure by the placement agent to provide the services as contemplated by such engagement letter.

The November 2021 Offering closed on November 24, 2021.

The Company agreed in the 2021 Securities Purchase Agreement that it would not issue any ordinary shares or ordinary share equivalents for 60 days following the closing of the November 2021 Offering subject to certain exceptions. The Company also agreed that it will not issue any ordinary shares or ordinary share equivalents involve in a variable rate transaction (as defined in the 2021 Securities Purchase Agreement) until no purchaser holds any of the 2021 Investor Warrants.

Concurrently with the execution of the 2021 Securities Purchase Agreement, the officers and directors of the Company and shareholders of the Company holding 10% or more of the Company’s ordinary shares entered into lock-up agreements, pursuant to which they have agreed, among other things, not to sell or dispose of any ordinary shares which are or will be beneficially owned by them for ninety (90) days following the closing of the November 2021 Offering.

January 2022 Offering

The Company entered into a certain securities purchase agreement dated January 28, 2022, as amended on January 30, 2022 (the “2022 Securities Purchase Agreement”) with certain non-affiliated investors (the “Purchasers”) pursuant to which the Company agreed to sell 18,124,400 ordinary shares, in a registered direct offering, and warrants to purchase up to 18,124,400 ordinary shares (the “2022 Investor Warrants”) in a concurrent private placement, for gross proceeds of US$16,130,716 million (the “January 2022 Offering”). The purchase price for each Share and the corresponding Warrant was US$0.89. The 2022 Investor Warrants are exercisable 60 days from the date of issuance and have an exercise price of US$1.008 per share. The 2022 Investor Warrants will expire five years from the date of issuance. Each 2022 Investor Warrant is subject to anti-dilution provisions to reflect share dividends and splits or other similar transactions, as described in the Warrants.

The 18,124,400 ordinary shares were issued to the purchasers in a registered direct offering and registered under the Securities Act, pursuant to a prospectus supplement filed with the SEC on November 23, 2021 to the Company’s currently effective registration statement on Form F-3 (File No. 333-238700), which was initially filed with the SEC on May 26, 2020 and declared effective by the SEC on July 7, 2020. The 2022 Investor Warrants were issued to the Purchasers in a concurrent private placement pursuant to an exemption from the registration requirements of the Securities Act provided in Regulation S promulgated thereunder.

The Company agreed in the 2022 Securities Purchase Agreement that it would not issue any ordinary shares or ordinary share equivalents for sixty (60) days following the closing of the January 2022 Offering subject to certain exceptions. The Company also agreed that it will not issue any ordinary shares or ordinary share equivalents involve in a Variable Rate Transaction (as defined in the Purchase Agreement) until no purchaser holds any of the 2022 Investors Warrants.

The Company has agreed to file and maintain with the SEC a registration statement to register the Warrants within 45 calendar days from the closing of the January 2022 Offering and to use commercially reasonable efforts to cause such registration statement to become effective within 75 calendar days following the closing of the January 2022 Offering.

The January 2022 Offering was conducted pursuant to a placement agency agreement, dated January 28, 2022, as amended on January 30, 2022, between the Company and Univest Securities, LLC as the placement agent. Univest Securities, LLC has agreed to use its “reasonable best efforts” to solicit offers to purchase the shares and the 2022 Investor Warrants. Univest Securities, LLC has no obligation to purchase any of the shares or the 2022 Investor Warrants or to arrange for the purchase or sale of any specific number or dollar amount of sShares or 2022 Investor Warrants. The Company has agreed to pay Univest Securities, LLC a total cash fee equal to five point five percent (5.5%) of the aggregate gross proceeds raised in the January 2022 Offering. The Company has also agreed to reimburse Univest Securities, LLC for all travel and other out-of-pocket expenses, including the reasonable fees, costs and disbursements of its legal fees which shall be limited to, in the aggregate, US$75,000. The Company further agrees that, in addition to the expenses payable to Univest Securities, LLC, it shall pay Univest Securities, LLC a non-accountable expense allowance equal to one percent (1%) of the aggregate gross proceeds raised in the January 2022 Offering.

Additionally, the Company issued to the Univest Securities, LLC warrants (for the purchase of 906,220 ordinary shares (equal to 5% of the aggregate number of shares sold to the Purchasers in this Offering), with an exercise price of US$0.89 per share (equal to 100% of the share offering price in the January 2022 Offering). Such warrants have a term of five years from the commencement of sales of the January 2022 Offering and are first exercisable six months after the closing of the January 2022 Offering.

Furthermore, the Company granted Univest Securities, LLC a right of first refusal, for a period of twelve months from the closing of the January 2022 Offering, to provide investment banking services to the Company on an exclusive basis in all matters for which investment banking services are sought by the Company (such right, the "Right of First Refusal"), which right is exercisable in the placement agent's sole discretion. For these purposes, investment banking services shall include, without limitation, (a) acting as lead manager for any underwritten public offering; (b) acting as exclusive placement agent, initial purchaser or financial advisor in connection with any private offering of securities of the Company; and (c) acting as financial advisor in connection with any sale or other transfer by the Company, directly or indirectly, of a majority or controlling portion of its capital stock or assets to another entity, any purchase or other transfer by another entity, directly or indirectly, of a majority or controlling portion of the capital stock or assets of the Company, and any merger or consolidation of the Company with another entity. The Right of First Refusal may be terminated by the Company for “cause,” which shall mean a material breach by the placement agent of the terms of its engagement letter with the Company or a material failure by the placement agent to provide the services as contemplated by such engagement letter.

The January 2022 Offering closed on February 2, 2022.

The Company agreed in the 2022 Securities Purchase Agreement that it would not issue any ordinary shares or ordinary share equivalents for 60 days following the closing of the January 2022 Offering subject to certain exceptions. The Company also agreed that it will not issue any ordinary shares or ordinary share equivalents involve in a variable rate transaction (as defined in the 2022 Securities Purchase Agreement) until no purchaser holds any of the 2022 Investor Warrants.

Concurrently with the execution of the 2022 Securities Purchase Agreement, the officers and directors of the Company and shareholders of the Company holding 10% or more of the Company’s ordinary shares entered into lock-up agreements, pursuant to which they have agreed, among other things, not to sell or dispose of any ordinary shares which are or will be beneficially owned by them for ninety (90) days following the closing of the January 2022 Offering.

Consulting Agreement

On January 27, 2022, the Company entered into a consulting agreement (the “Consulting Agreement”) with Great Union Investment Limited (the “Consultant”), pursuant to which the Company agreed to engage the Consultant to assist in the Company’s business expansion in Singapore, and to issue 250,000 ordinary shares of the Company, valued at $1.00 per share (the “Shares”), as compensation. The Consulting Agreement is on a month-to-month basis and the Company has the right to terminate at any time for any reasons. The Company agreed to indemnify, defend and hold harmless the Consultant, and defend any action brought against the Consultant with respect to any claim, demand, cause of action, debt or liability to the extent that such action is based upon a claim that (i) is true and (ii) (A) would constitute a breach of any of the Company's representations, warranties, or agreements under the Consulting Agreement, (B) arises out of the negligence or willful misconduct of the Company, or (C) is based on any information provided by the Company's content that violates any rights of third parties, including, without limitation, rights of publicity, privacy, patents, copyrights, trademarks, trade secrets, and/or licenses. The Company agrees that it will not prosecute any action or proceeding against the Consultant except where such claim is materially and substantially based on the gross negligence or willful misconduct of the Consultant. The Consultant agreed to indemnify, defend, and hold harmless the Company, its affiliates and their respective directors, officers, employees, consultants, representatives and agents, and defend any action brought against same, with respect to any claim, demand, cause of action, or liability, including reasonable attorneys' fees, to the extent that such an action arises out of (i) the gross negligence or willful misconduct of the Consultant or (ii) unlawful conduct.

The Shares were issued on February 14, 2022 in reliance upon the exemption from securities registration afforded by the provisions of Regulation S as promulgated by the U.S. Securities and Exchange Commission under the Securities Act. The Company made the determination based upon the factors that the Consultant is not a “U.S. Person” as that term is defined in Rule 902(k) of Regulation S under the Securities Act, that the Consultant was acquiring the Shares for its own respective account and not as nominees or agents, and not with a view to the resale or distribution thereof, and that the Consultant understood that the Shares may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Amendment to Convertible Debentures issued on July 17, 2020, August 14, 2020 and November 13, 2020

Pursuant to a securities purchase agreement dated June 19, 2020 with certain investor, China Xiangtai Food Co., Ltd. (the “Company”) issued a convertible debenture in the amount of $700,000 on June 19, 2020, as amended (the “Fourth Convertible Debenture”), a convertible debenture in the amount of  $700,000 of principal on July 17, 2020, as amended (the “Fifth Convertible Debenture”), a convertible debenture in the amount of $300,000 on August 14, 2020, as amended (the “Sixth Convertible Debenture”), and a convertible debenture in the amount of  $300,000 on November 13, 2020, as amended (the “Seventh Convertible Debenture”). As of the date of this report, the Fourth Convertible Debenture has been retired. The Fifth, Sixth and Seventh Convertible Debentures (each a “Convertibe Debenture” and collectively the “Convertible Debentures”) are outstanding.

On June 10, 2021, the then holder of the Convertible Debentures entered into an assignment agreement with certain investor (the “Holder”), pursuant to which the Convertible Debentures were sold, transferred and assigned to the Holder.

On April 20, 2022, the Company entered in an amendment agreement (the “Amendment Agreement”) with the Holder to amend the “Maturity Date” of each Convertible Debenture to December 31, 2022, to amend the “Conversion Price” to $0.66 per share, and to remove the “Floor Price” of each Convertible Debenture.

Additionally, pursuant to the Convertible Debentures, the Company shall make monthly payments if the daily VMAP is less than the floor price for a period of ten (10) consecutive trading days (each such occurrence, a “Triggering Event”), beginning on the 30th day after the date of the Triggering Event, for so long as such conditions exist after a Triggering Event. Pursuant the Amendment Agreement, such monthly payment of the Convertible Debentures has been waived and cancelled pursuant to the Amendment Agreement.

Summary of Risk Factors

Investing in our ordinary shares involves significant risks. You should carefully consider all of the information in this prospectus supplement before making an investment in our ordinary shares. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors” beginning on page S-[] of this prospectus supplement.

Risks Related to Our Business and Industry (for a more detailed discussion, see “Risk Factors—Risks Related to Our Business and Industry” beginning on page S-[] of this prospectus supplement)

•	If we are unable to successfully implement our Bitcoin mining business plan, it would affect our financial and business condition and results of operations (see page S-[] of this prospectus supplement);

•	Our results of operations are expected to be impacted by significant fluctuation of Bitcoin price (see page S-[] of this prospectus supplement);

•	The Bitcoin which we mine, is subject to halving; the Bitcoin reward for successfully uncovering a block will halve several times in the future and Bitcoin’s value may not adjust to compensate us for the reduction in the rewards we receive from our mining efforts (see page S-[] of this prospectus supplement);

•	We are subject to risks associated with our need for significant electrical power. Government regulators may potentially restrict the ability of electricity suppliers to provide electricity to mining operations, such as ours (see page S-[] of this prospectus supplement);

Risks Related to Our Corporate Structure (for a more detailed discussion, see “Risk Factors—Risks Related to Our Corporate Structure” beginning on page S-[] of this prospectus supplement)

•	The laws of the Cayman Islands may not provide our shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States (see page S-[] of this prospectus supplement);

•	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law (see page S-[] of this prospectus supplement);

•	Certain judgments obtained against us by our shareholders may not be enforceable (see page S-[] of this prospectus supplement);

•	We are a holding company and may rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our ordinary shares (see page S-[] of this prospectus supplement);

Risks Related to United States Government Regulations (for a more detailed discussion, see “Risk Factors – Risks Related to United States Government Regulations” beginning on page S-[] of this prospectus supplement)

•	We are subject to an extensive and rapidly-evolving regulatory landscape and any adverse changes to, or our failure to comply with, any laws and regulations could adversely affect our brand, reputation, business, operating results and financial condition (see page S-[] of this prospectus supplement);

•	A particular digital asset’s status as a “security” in any relevant jurisdiction is subject to a high degree of uncertainty and if a regulator disagrees with our characterization of a digital asset, we may be subject to regulatory scrutiny, investigations, fines, and penalties, which may adversely affect our business, operating results and financial condition. Furthermore, a determination that Bitcoin or any other digital asset that we own or mine is a “security” may adversely affect the value of Bitcoin and our business (see page S-[] of this prospectus supplement);

•	Because there has been limited precedent set for financial accounting of Bitcoin and other Bitcoin assets, the determination that we have made for how to account for Bitcoin assets transactions may be subject to change (see page S-[] of this prospectus supplement).

Risks Related to Canadian Government Regulations (for a more detailed discussion, see “Risk Factors – Risks Related to Canadian Government Regulations” beginning on page S-[] of this prospectus supplement)

•	The regulations of Alberta Utilities Commission (“AUC”) may have an adverse impact on our Canadian operations (see page S-[] of this prospectus supplement).

Risks Related to Our Ordinary Shares and this Offering (for a more detailed discussion, see “Risk Factors – Risks Related to Our Ordinary Shares” beginning on page S-[] of this prospectus supplement)

•	You will experience immediate dilution as a result of this offering and may experience future dilution as a result of future equity offerings or other equity issuance. (see page S-[] of this prospectus supplement); and

•	As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq corporate governance listing standards (see page S-[] of this prospectus supplement);

•	We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our ordinary shares less attractive to investors (see page S-[] of this prospectus supplement);

•	The market price of our ordinary shares may be volatile or may decline regardless of our operating performance (see page S-[] of this prospectus supplement);

•	Because we do not expect to pay dividends in the foreseeable future, you must rely on the price appreciation of our ordinary shares for return on your investment (see page S-[] of this prospectus supplement);

•	We have material weaknesses in our internal control over financial reporting. If any material weakness persists or if we fail to establish and maintain effective internal control over financial reporting, our ability to accurately report its financial results could be adversely affected (see page S-[] of this prospectus supplement);

Corporate Information

Our principal executive offices are located at Our principal office is located at 375 Park Avenue, Fl 1502, New York NY 10152. The telephone number of our principal executive offices is 347-556-4747. Our registered office in the Cayman Islands is provided by Corporate Filing Services Ltd. and located at 5th Floor, Genesis Close, George Town, PO Box 446, Grand Cayman, Kyl-1106, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc. located at 10 E. 40th Street, 10th Floor, New York, NY 10016. Our corporate website is http://bitorigin.io/. The information contained in our website is not a part of this prospectus supplement.

The SEC maintains an internet site at http://www.sec.gov that contains reports, information statements, and other information regarding issuers that file electronically with the SEC.

Implications of Being an Emerging Growth Company

We qualify as and elect to be an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include, but not limited to:

•	Reduced disclosure about the emerging growth company’s executive compensation arrangements in our periodic reports, proxy statements and registration statements; and

•	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.0 billion in annual revenue, have more than $700 million in market value of our ordinary shares held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period. Except for our consolidated balance sheets, which we include two years of audited financial statements, we have decided to include three years of audited financial statements and three years of related management’s discussion and analysis of financial condition and results of operations disclosure in the 2021 Annual Report.

Implication of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

•	we are not required to provide as many Exchange Act reports or provide periodic and current reports as frequently, as a domestic public company;

•	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

•	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

•	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

•	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

•	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

The Offering

Number of ordinary shares offered by us:	[] ordinary shares

Offering Price:	US$[] per ordinary share

Number of ordinary shares outstanding prior to the offering:	[] ordinary shares

Number of ordinary shares outstanding after the offering:	[] ordinary shares

Over-allotment Option	We have granted the underwriter an option for a period of 45 days to purchase up to [ ] additional ordinary shares, if any. Unless we specifically state otherwise, the information in this prospectus supplement assumes no exercise by the underwriter of the over-allotment option.

Gross Proceeds:	US$[]

Use of Proceeds:	We intend to use the net proceeds from this offering for working capital and general business use. See “Use of Proceeds” on page S-[] of this prospectus supplement for additional information.

Underwriter:	Univest Securities, LLC

Underwriter’s Warrants:	We have agreed to issue to the underwriter warrants to purchase up to a total of [] ordinary shares (equal to five percent (5%) of the ordinary shares sold in this offering) for an aggregate purchase price of $[]. Such Underwriter’s Warrants will be exercisable six months from the date of issuance and will expire five (5) years from the commencement of sales of this offering, at a per share price of US$[], subject to certain adjustments. See “Plan of Distribution” beginning on page S-[] of this prospectus supplement.

Market for our ordinary shares:	Our ordinary shares are currently listed on The Nasdaq Capital Market under the symbol “BTOG”.

Risk Factors:	See the “Risk Factors” sections beginning on page S-[] of this prospectus supplement, on page [] of the accompanying prospectus.

Lock-up	Each of our officers, directors, and 5% shareholders have agreed not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any ordinary shares or other securities convertible into or exercisable or exchangeable for ordinary shares for a period of 90 days from the date of the lock-up agreement without the prior written consent of the underwriter.

RISK FACTORS

You should carefully consider the matters described below, and all of the information included or incorporated by reference in this prospectus supplement before deciding whether to purchase our ordinary shares. Our business, financial condition and results of operations could be materially and adversely affected by any of these risks or uncertainties. In that case, the trading price of our ordinary shares could decline, and you may lose all or part of your investment. The risks also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Special Notice Regarding Forward-Looking Statements” on page S-[] of this prospectus supplement.

Risks Related to Our Business and Industry

If we are unable to successfully implement our Bitcoin mining business plan, it would affect our financial and business condition and results of operations.

In December 2021, we decided to enter the Bitcoin mining business. There are various risks related to these efforts, including the risk that these efforts may not provide the expected benefits in our anticipated time frame, if at all, and may prove costlier than expected; and the risk of adverse effects to our business, results of operations and liquidity if past and future undertakings, and the associated changes to our business, do not prove to be cost effective or do not result in the cost savings and other benefits at the levels that we anticipate. Our intentions and expectations with regard to the execution of our business plan, and the timing of any related initiatives, are subject to change at any time based on management’s subjective evaluation of our overall business needs. If we are unable to successfully execute our business plan, whether due to failure to realize the anticipated benefits from our business initiatives in the anticipated time frame or otherwise, we may be unable to achieve our financial targets.

Our results of operations are expected to be impacted by significant fluctuation of Bitcoin price.

The price of Bitcoin has experienced significant fluctuations over its relatively short existence and may continue to fluctuate significantly in the future. Bitcoin prices ranged from approximately US$3,757 per coin as of December 31, 2018, US$7,184 per coin as of December 31, 2019, US$28,972 per coin as of December 31, 2020, to US$46,197 per coin as of December 31, 2021 according to Blockchain.info.

As we start to engage in Bitcoin mining, we expect our results of operations to continue to be affected by the Bitcoin price. Any future significant reductions in the price of Bitcoin will likely have a material and adverse effect on our results of operations and financial condition. We cannot assure you that the Bitcoin price will remain high enough to sustain our operation or that the Bitcoin price will not decline significantly in the future. Furthermore, fluctuations in the Bitcoin price can have an immediate impact on the trading price of our ordinary shares even before our financial performance is affected, if at all.

Various factors, mostly beyond our control, could impact the Bitcoin price. For example, the usage of Bitcoins in the retail and commercial marketplace is relatively low in comparison with the usage for speculation, which contributes to Bitcoin’s price volatility. Additionally, the reward for Bitcoin mining will decline over time. The most recent halving event occurred in May 2020 and next one to occur will be four years later, which may further contribute to Bitcoin price volatility.

If, pursuant to our hosting service contracts with hosting service providers, hosting service providers cannot or will not supply sufficient electric power or services for us to operate our miners or if such agreements are terminated, we may be required to relocate some or all of our miners to an alternative facility, which may have a less advantageous cost structure and our business and results of operations may suffer as a result.

We have entered into a hosting service contract in connection with certain miners’ facility in the United States. If we are unable to secure sufficient power supply from the current hosting service provider, or if the current hosting service provider is unable to supply sufficient electric power, we may be forced to seek out alternative mining facilities and may be forced to accept less advantageous terms. Further, during relocation to a new mining facility, we will not be able to operate our miners and therefore we will not be able to generate revenue. Should this occur, our operations may be disrupted, which may have a material adverse effect on our operations.

The development and acceptance of cryptographic and algorithmic protocols governing the issuance of and transactions in cryptocurrencies is subject to a variety of factors that are difficult to evaluate.

The use of cryptocurrencies to, among other things, buy and sell goods and services and complete transactions, is part of a new and rapidly evolving industry that employs Bitcoin assets based upon a computer-generated mathematical and/or cryptographic protocol. Large-scale acceptance of cryptocurrencies as a means of payment has not occurred, and may never occur. The growth of this industry in general, and the use of Bitcoin, in particular, is subject to a high degree of uncertainty, and the slowing or stopping of the development or acceptance of developing protocols may occur unpredictably. The factors include, but are not limited to:

●	continued worldwide growth in the adoption and use of cryptocurrencies as a medium to exchange;

●	governmental and quasi-governmental regulation of cryptocurrencies and their use, or restrictions on or regulation of access to and operation of the network or similar Bitcoin systems;

●	changes in consumer demographics and public tastes and preferences;

●	the maintenance and development of the open-source software protocol of the network;

●	the increased consolidation of contributors to the Bitcoin blockchain through mining pools;

●	the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies;

●	the use of the networks supporting cryptocurrencies for developing smart contracts and distributed applications;

●	general economic conditions and the regulatory environment relating to cryptocurrencies; and

●	negative consumer sentiment and perception of Bitcoin specifically and cryptocurrencies generally.

The outcome of these factors could have negative effects on our ability to continue as a going concern or to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations as well as potentially negative effect on the value of any Bitcoin or other cryptocurrencies we mine or otherwise acquire or hold for our own account, which would harm investors in our securities.

Banks and financial institutions may not provide banking services, or may cut off services, to businesses that engage in Bitcoin-related activities or that accept cryptocurrencies as payment, including financial institutions of investors in our securities.

A number of companies that engage in Bitcoin and/or other Bitcoin-related activities have been unable to find banks or financial institutions that are willing to provide them with bank accounts and other services. Similarly, a number of companies and individuals or businesses associated with cryptocurrencies may have had and may continue to have their existing bank accounts closed or services discontinued with financial institutions in response to government action.

Subject to such restrictions, we also may be unable to obtain or maintain these services for our business. The difficulty that many businesses in our industry and in related industries have and may continue to have in finding banks and financial institutions willing to provide them services may now, and in the future, decrease the usefulness of cryptocurrencies as a payment system, harm public perception of cryptocurrencies and decrease their usefulness.

The usefulness of cryptocurrencies as a payment system and the public perception of cryptocurrencies could be damaged if banks or financial institutions were to close the accounts of businesses engaging in Bitcoin and/or other Bitcoin-related activities. This could occur as a result of compliance risk, cost, government regulation or public pressure. The risk applies to securities firms, clearance and settlement firms, national stock and derivatives on commodities exchanges, the over-the-counter market, and the Depository Trust Company, which, if any of such entities adopts or implements similar policies, rules or regulations, could negatively affect our relationships with financial institutions and impede our ability to convert cryptocurrencies to fiat currencies. Such factors could have a material adverse effect on our ability to continue as a going concern or to pursue our strategy at all, which could have a material adverse effect on our business, prospects or operations and harm investors.

We may face risks of Internet disruptions, which could have an adverse effect on the price of cryptocurrencies.

A disruption of the Internet may affect the use of cryptocurrencies and subsequently the value of our securities. Generally, cryptocurrencies and our business of mining cryptocurrencies is dependent upon the Internet. A significant disruption in Internet connectivity could disrupt a currency’s network operations until the disruption is resolved and have an adverse effect on the price of cryptocurrencies and our ability to mine cryptocurrencies.

The impact of geopolitical and economic events on the supply and demand for cryptocurrencies is uncertain.

Geopolitical crises may motivate large-scale purchases of Bitcoin and other cryptocurrencies, which could increase the price of Bitcoin and other cryptocurrencies rapidly. This may increase the likelihood of a subsequent price decrease, as crisis-driven purchasing behavior dissipates, adversely affecting the value of our inventory following such downward adjustment. Such risks are similar to the risks of purchasing commodities in general uncertain times, such as the risk of purchasing, holding or selling gold. Alternatively, as an emerging asset class with limited acceptance as a payment system or commodity, global crises and general economic downturn may discourage investment in cryptocurrencies as investors focus their investment on less volatile asset classes as a means of hedging their investment risk.

As an alternative to flat currencies that are backed by central governments, cryptocurrencies, which are relatively new, are subject to supply and demand forces. How such supply and demand will be impacted by geopolitical events is largely uncertain but could be harmful to us and investors in our ordinary shares. Political or economic crises may motivate large-scale acquisitions or sales of cryptocurrencies either globally or locally. Such events could have a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any Bitcoin or any other cryptocurrencies we mine or otherwise acquire or hold for our own account.

There is a lack of liquid markets for cryptocurrencies, and blockchain/Bitcoin-based assets are susceptible to potential manipulation.

Cryptocurrencies that are represented and trade on a ledger-based platform may not necessarily benefit from viable trading markets. Stock exchanges have listing requirements and vet issuers; requiring them to be subjected to rigorous listing standards and rules, and monitor investors transacting on such platform for fraud and other improprieties. These conditions may not necessarily be replicated on a distributed ledger platform, depending on the platform’s controls and other policies. The laxer a distributed ledger platform is about vetting issuers of Bitcoin assets or users that transact on the platform, the higher the potential risk for fraud or the manipulation of the ledger due to a control event. These factors may decrease liquidity or volume or may otherwise increase volatility of investment securities or other assets trading on a ledger-based system, which may adversely affect us. Such circumstances could have a material adverse effect on our ability to continue as a going concern or to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any Bitcoin or other cryptocurrencies we mine or otherwise acquire or hold for our own account and harm investors.

Our Bitcoins may be subject to loss, theft or restriction on access.

There is a risk that some or all of our Bitcoins could be lost or stolen. Cryptocurrencies are stored in platforms commonly referred to as “wallets” by holders of Bitcoins which may be accessed to exchange a holder’s Bitcoin assets. Access to our Bitcoin assets could also be restricted by cybercrime (such as a denial-of-service attack) against a service at which we maintain a hosted hot wallet. A hot wallet refers to any Bitcoin wallet that is connected to the Internet. Generally, hot wallets are easier to set up and access than wallets in cold storage, but they are also more susceptible to hackers and other technical vulnerabilities. Cold storage refers to any Bitcoin wallet that is not connected to the Internet. Cold storage is generally more secure from external attack than hot storage but is not ideal for quick or regular transactions and we may experience lag time in our ability to respond to market fluctuations in the price of our Bitcoin assets. Moreover, cold storage may increase the risk of internal theft or malfeasance. We hold our digital assets in hot or cold wallets through third-party custodians to reduce the risk of external malfeasance, but the risk of loss of our Bitcoin assets cannot be wholly eliminated. If any of our Bitcoin were lost or stolen, it is unlikely that we would ever be able to recover such Bitcoin.

Hackers or malicious actors may launch attacks to steal, compromise or secure cryptocurrencies, such as by attacking the Bitcoin network source code, exchange miners, third-party platforms, cold and hot storage locations or software, or by other means. We may be in control and possession of one of the more substantial holdings of Bitcoins. As we increase in size, we may become a more appealing target of hackers, malware, cyber-attacks or other security threats. Any of these events may adversely affect our operations and, consequently, our investments and profitability. The loss or destruction of a private key required to access our digital wallets may be irreversible and we may be denied access for all time to our Bitcoin holdings or the holdings of others held in those compromised wallets. Our loss of access to our private keys or our experience of a data loss relating to our digital wallets could adversely affect our investments and assets.

Cryptocurrencies are controllable only by the possessor of both the unique public and private keys relating to the local or online digital wallet in which they are held, which wallet’s public key or address is reflected in the network’s public blockchain. We will publish the public key relating to digital wallets in use when we verify the receipt of transfers and disseminate such information into the network, but we will need to safeguard the private keys relating to such digital wallets. To the extent such private keys are lost, destroyed or otherwise compromised, we will be unable to access our Bitcoin rewards and such private keys may not be capable of being restored by any network. Any loss of private keys relating to digital wallets used to store our digital assets could have a material adverse effect on our ability to continue as a going concern or to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any Bitcoin or other digital assets we mine or otherwise acquire or hold for our own account.

The limited rights of legal recourse available to us and our lack of insurance protection for risk of loss of our digital assets exposes us and our shareholders to the risk of loss of our digital assets for which no person may ultimately be held liable and we may not be able to recover our losses.

If we successfully implement our Bitcoin mining strategies, the digital assets will not be insured. Further, banking institutions will not accept our digital assets and such digital assets are, therefore, not insured by the Federal Deposit Insurance Corporation (“FDIC”) or the Securities Investor Protection Corporation (“SIPC”). Therefore, a loss may be suffered with respect to our digital assets which is not covered by insurance and we may not be able to recover any of our carried value in these digital assets if they are lost or stolen or suffer significant and sustained reduction in conversion spot price. If we are not otherwise able to recover damages from a malicious actor in connection with these losses, our business and results of operations may suffer, which may have a material negative impact on our share price. Currently, we do not have any insurance to cover our digital assets or mining equipment. The market for such insurance is in the early stages and we intend to purchase such insurance in the future. Any losses may have an adverse effect on our results of operations.

The Bitcoin which we mine, is subject to halving; the Bitcoin reward for successfully uncovering a block will halve several times in the future and Bitcoin’s value may not adjust to compensate us for the reduction in the rewards we receive from our mining efforts.

Halving is a process designed to control the overall supply and reduce the risk of inflation in cryptocurrencies using a Proof-of-Work consensus algorithm. At a predetermined block, the mining reward is cut in half, hence the term “halving.” For Bitcoin, the reward was initially set at 50 Bitcoin currency rewards per block and this was cut in half to 25 in November 28, 2012 at block 210,000 and again to 12.5 on July 9, 2016 at block 420,000. The next halving for Bitcoin occurred in May 2020 at block 630,000 when the reward was reduced to 6.25. This process will reoccur until the total amount of Bitcoin currency rewards issued reaches 21 million, which is expected around 2140. If the award of Bitcoin rewards for solving blocks and transaction fees are not sufficiently high, we may not have an adequate incentive to continue mining and may cease our mining operations. Halving may result in a reduction in the aggregate hash rate of the Bitcoin network as the incentive for miners decreases. Miners ceasing operations would reduce the collective processing power on the network, which would adversely affect the confirmation process for transactions (i.e., temporarily decreasing the speed at which blocks are added to a blockchain until the next scheduled adjustment in difficulty for block solutions) and make Bitcoin networks more vulnerable to a malicious actor or botnet obtaining control in excess of 50 percent of the processing power active on a blockchain, potentially permitting such actor or botnet to manipulate a blockchain in a manner that adversely affects the network and our activities. A reduction in confidence in the confirmation process or processing power of the network could result and be irreversible. Such events could have a material adverse effect on our ability to continue to pursue our business strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any Bitcoin or other digital assets we mine, whether now or in the future, or otherwise acquire or hold for our own account. While Bitcoin prices have had a history of price fluctuations around the halving of its Bitcoin rewards, there is no guarantee that the price change will be favorable or would compensate for the reduction in mining reward. If a corresponding and proportionate increase in the trading price of Bitcoin does not follow these anticipated halving events, the revenue we earn from our mining operations would see a corresponding decrease, which would have a material adverse effect on our business and operations.

We are subject to risks associated with our need for significant electrical power. Government regulators may potentially restrict the ability of electricity suppliers to provide electricity to mining operations, such as ours.

The operation of a Bitcoin or other Bitcoin mine can require massive amounts of electrical power. Further, our mining operations can only be successful and ultimately profitable if the costs, including electrical power costs, associated with mining a Bitcoin are lower than the price of a Bitcoin. As a result, any mine we establish can only be successful if we can obtain sufficient electrical power for that mine on a cost-effective basis, and our establishment of new mines requires us to find locations where that is the case. There may be significant competition for suitable mine locations, and government regulators may potentially restrict the ability of electricity suppliers to provide electricity to mining operations in times of electricity shortage or may otherwise potentially restrict or prohibit the provision or electricity to mining operations.

Any shortage of electricity supply or increase in electricity cost in a jurisdiction may negatively impact the viability and the expected economic return for Bitcoin mining activities in that jurisdiction. In addition, the significant consumption of electricity may have a negative environmental impact, including contribution to climate change, which may give rise to public opinion against allowing the use of electricity for Bitcoin mining activities or government measures restricting or prohibiting the use of electricity for Bitcoin mining activities.

Risks Related to Our Corporate Structure

The laws of the Cayman Islands may not provide our shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States.

We are a Cayman Islands exempted company with limited liability. Our corporate affairs are governed by our Articles of Association (as may be amended and restated from time to time) and by the laws of the Cayman Islands. The rights of shareholders and the responsibilities of members of our board of directors may be different from the rights of shareholders and responsibilities of directors in companies governed by the laws of U.S. jurisdictions. In particular, as a matter of Cayman Islands law, directors of a Cayman Islands company owe fiduciary duties to the company and separately a duty of care, diligence and skill to the company. Under Cayman Islands law, directors and officers owe the following fiduciary duties: (i) a duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole; (ii) a duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose; (iii) directors should not improperly fetter the exercise of future discretion; (iv) a duty to exercise powers fairly as between different classes of shareholders; (v) a duty to exercise independent judgment; and (vi) a duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests. Our Articles of Association have modified this last obligation by providing that a director shall be at liberty to vote in respect of any contact or transaction in which the director is so interested provided that the nature of the interest of any director in such transaction shall be disclosed by the director at or prior to its consideration and any vote thereon. Conversely, under Delaware corporate law, a director has a fiduciary duty to the corporation and its stockholders (made up of two components) and the director’s duties prohibit self-dealing by a director and mandate that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are a Cayman Islands exempted company with limited liability. Our corporate affairs are governed by our Articles of Association (as may be amended and restated from time to time) and by the laws of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands (other than decisions of the Privy Council in appeals from the Cayman Islands courts). The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of lists of shareholders of these companies. Our directors have discretion to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder resolution or to solicit proxies from other shareholders in connection with a proxy contest.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are an exempted company limited by shares incorporated under the laws of the Cayman Islands. Some of our assets are located outside of the United States. In addition, a majority of our directors and executive officers reside outside of the United States, and most of the assets of these persons are located outside of the United States. As a result, it may be difficult, impractical or impossible for you to effect service of process within the United States upon us or these individuals, or to bring an action against us or against these individuals in the United States in the event that you believe your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands may render you unable to enforce a judgment against our assets or the assets of our directors and officers outside of the United States.

Any judgment obtained in the federal or state courts of the United States will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands (the “Grand Court”) if (a) the judgment was given by a foreign court of competent jurisdiction, (b) our company either submitted to the jurisdiction of the foreign court or was resident and carrying on business in the jurisdiction and was duly served with process, (c) the judgment was final and conclusive, (d) the judgment was not in respect of taxes, a fine or a penalty or similar fiscal or revenue obligations imposed on our company, and (e) the judgment was not obtained by fraud and is not of a kind the recognition and enforcement of which would be contrary to the principles of natural justice or public policy in the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. It is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands.

The economic substance legislation of the Cayman Islands may adversely impact us or our operations.

The Cayman Islands, together with several other non-European Union jurisdictions, have recently introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the International Tax Co-operation (Economic Substance) Act, (2021 Revision) (the “Substance Act”) came into force in the Cayman Islands introducing certain economic substance requirements for in-scope Cayman Islands entities which are engaged in certain “relevant activities,” which, in the case of exempted companies incorporated before January 1, 2019, will apply in respect of financial years commencing July 1, 2019, onwards. As we are a Cayman Islands company, compliance obligations include filing annual notifications for the Company, which needs to state whether we are carrying out any relevant activities and if so, whether we have satisfied economic substance tests to the extent required under the Substance Act. As it is a new regime, it is anticipated that the Substance Act will evolve and be subject to further clarification and amendments. We may need to allocate additional resources to keep updated with these developments, and may have to make changes to our operations in order to comply with all requirements under the Substance Act. Failure to satisfy these requirements may subject us to penalties under the Substance Act.

We are a holding company and may rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our ordinary shares.

We are a holding company and we may rely on dividends to be paid by our subsidiaries to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends pursuant to its respective policy or make other distributions to us.

Risks Related to United States Government Regulations

We are subject to an extensive and rapidly-evolving regulatory landscape and any adverse changes to, or our failure to comply with, any laws and regulations could adversely affect our brand, reputation, business, operating results and financial condition.

Our Bitcoin mining business may be or may become subject to extensive laws, rules, regulations, policies, orders, determinations, directives, treaties, and legal and regulatory interpretations and guidance in the markets in which we operate, including those typically applied to financial services and banking, securities, commodities, the exchange, and transfer of digital assets, cross-border and domestic money and cryptocurrency transmission businesses, as well as those governing data privacy, data governance, data protection, cybersecurity, fraud detection, payment services (including payment processing and settlement services), consumer protection, antitrust and competition, bankruptcy, tax, anti-bribery, economic and trade sanctions, anti-money laundering, and counter-terrorist financing. Many of these legal and regulatory regimes were adopted prior to the advent of the internet, mobile technologies, digital assets, and related technologies. As a result, they often do not contemplate or address unique issues associated with digital assets, are subject to significant uncertainty, and vary widely across U.S. federal, state, and local jurisdictions. These legal and regulatory regimes, including the laws, rules, and regulations thereunder, evolve frequently and may be modified, interpreted, and applied in an inconsistent manner from one jurisdiction to another, and may conflict with one another. Moreover, the relative novelty and evolving nature of our business and the significant uncertainty surrounding the regulation of digital assets requires us to exercise our judgement as to whether certain laws, rules, and regulations apply to us, and it is possible that governmental bodies and regulators may disagree with our conclusions. To the extent we have not complied with such laws, rules, and regulations, we could be subject to significant fines, limitations on our business, reputational harm, and other regulatory consequences, as well as criminal penalties, each of which may be significant and could adversely affect our business, operating results and financial condition.

In addition to existing laws and regulations, various governmental and regulatory bodies, including legislative and executive bodies, in the United States, as well as in other countries may adopt new laws and regulations, or new interpretations of existing laws and regulations may be issued by such bodies or the judiciary, which may adversely impact the development and use of digital assets as a whole, digital asset mining operations, and our legal and regulatory status in particular by changing how we operate our business, how our operations are regulated, and what products or services we and our competitors can offer, requiring changes to our compliance and risk mitigation measures, imposing new licensing requirements or new costs of doing business, or imposing a total ban on certain activities or transactions with respect to digital assets, as has occurred in certain jurisdictions in the past.

If laws or regulations or their respective interpretation change, we may become subject to ongoing examinations, oversight, and reviews by U.S. federal and state regulators, which would have broad discretion to audit and examine our business if we become subject to their oversight. Adverse changes to, or our failure to comply with, any laws and regulations have had, and may continue to have, an adverse effect on our reputation and brand and our business, operating results and financial condition.

We are subject to extensive environmental, health and safety laws and regulations that may expose us to significant liabilities for penalties, damages or costs of remediation or compliance.

Our operations and properties are subject to extensive laws and regulations governing occupational health and safety, the discharge of pollutants into the environment or otherwise relating to health, safety and environmental protection requirements in the United States. These laws and regulations may impose numerous obligations that are applicable to our operations, including acquisition of a permit or other approval before conducting construction or regulated activities; restrictions on the types, quantities and concentration of materials that can be released into the environment; limitation or prohibition of construction and operating activities in environmentally sensitive areas, such as wetlands; imposing specific health and safety standards addressing worker protection; and imposition of significant liabilities for pollution resulting from our operations, including investigation, remedial and clean-up costs. Failure to comply with these requirements may expose us to fines, penalties and/or interruptions in our operations that could have a material adverse effect on our financial position, results of operations and cash flows. Certain environmental laws may impose strict, joint and several liability for costs required to clean up and restore sites where hazardous substances have been disposed or otherwise released into the environment, even under circumstances where the hazardous substances were released by prior owners or operators or the activities conducted and from which a release emanated complied with applicable law. Moreover, it is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by noise or the release of hazardous substances into the environment.

The trend in environmental regulation has been to place more restrictions and limitations on activities that may be perceived to impact the environment, and thus there can be no assurance as to the amount or timing of future expenditures for environmental regulation compliance or remediation. New or revised regulations that result in increased compliance costs or additional operating restrictions could have a material adverse effect on our financial position, results of operations and cash flows.

The regulatory and legislative developments related to climate change, may materially adversely affect our brand, reputation, business, operating results and financial condition.

A number of governments or governmental bodies have introduced legislation or are contemplating legislative and regulatory changes in response to various climate change interest groups and the potential impact of climate change. Given the very significant amount of electrical power required to operate digital asset mining machines, as well the environmental impact of mining for the rare earth metals used in the production of mining servers, the digital asset mining industry may become a target for future environmental and energy regulation. United States legislation and increased regulation regarding climate change could impose significant costs on us and our suppliers, including costs related to increased energy requirements, capital equipment, environmental monitoring and reporting, and other costs to comply with such regulations. Specifically, imposition of a carbon tax or other regulatory fee in a jurisdiction where we operate or on electricity that we purchase could result in substantially higher energy costs, and due to the significant amount of electrical power required to operate cryptocurrency mining machines, could in turn put our facilities at a competitive disadvantage. Any future climate change regulations could also negatively impact our ability to compete with companies situated in areas not subject to such limitations. Given the political significance and uncertainty around the impact of climate change and how it should be addressed, we cannot predict how legislation and regulation will affect our financial condition, operating performance and ability to compete. Furthermore, even without such regulation, increased awareness and any adverse publicity in the global marketplace about potential impacts on climate change by us or other companies in our industry could harm our reputation. Any of the foregoing could have a material adverse effect on our financial position, results of operations and cash flows.

A particular digital asset’s status as a “security” in any relevant jurisdiction is subject to a high degree of uncertainty and if a regulator disagrees with our characterization of a digital asset, we may be subject to regulatory scrutiny, investigations, fines, and penalties, which may adversely affect our business, operating results and financial condition. Furthermore, a determination that Bitcoin or any other digital asset that we own or mine is a “security” may adversely affect the value of Bitcoin and our business.

The SEC and its staff have taken the position that certain digital assets fall within the definition of a “security” under the U.S. federal securities laws. The legal test for determining whether any given digital asset is a security, as described below, is a highly complex, fact-driven analysis that may evolve over time, and the outcome is difficult to predict. Our determination that the digital assets we hold are not securities is a risk-based assessment and not a legal standard or one binding on regulators. The SEC generally does not provide advance guidance or confirmation on the status of any particular digital asset as a security. Furthermore, the SEC’s views in this area have evolved over time and it is difficult to predict the direction or timing of any continuing evolution. It is also possible that a change in the governing administration or the appointment of new SEC commissioners could substantially impact the views of the SEC and its staff. Public statements made by senior officials at the SEC indicate that the SEC does not intend to take the position that Bitcoin is a security (as currently offered and sold). However, such statements are not official policy statements by the SEC and reflect only the speakers’ views, which are not binding on the SEC or any other agency or court and cannot be generalized to any other digital asset. As of the date of this prospectus supplement, with the exception of certain centrally issued digital assets that have received “no-action” letters from the SEC staff, Bitcoin and Ethereum, or ETH, are the only digital assets which senior officials at the SEC have publicly stated are unlikely to be considered securities. As a Bitcoin mining company, we do not believe we are an issuer of any “securities” as defined under the federal securities laws. Our internal process for determining whether the digital assets we hold or plan to hold is based upon the public statements of the SEC and existing case law. The digital assets we hold or plan to hold, other than Bitcoin and ETH, may have been created by an issuer as an investment contract under the Howey test, SEC v. Howey Co., 328 U.S. 293 (1946), and may be deemed to be securities by the SEC. However, the Company was not the issuer that created these digital assets and is holding them on an interim basis until liquidated. Should the SEC state that Bitcoin, ETH or USD Coin assets we hold should be deemed to be securities, we may no longer be able to hold any of these digital assets. It will then likely become difficult or impossible for such digital asset to be traded, cleared or custodied in the United States through the same channels used by non-security digital assets, which in addition to materially and adversely affecting the trading value of the digital asset is likely to cause substantial volatility and significantly impact its liquidity and market participants’ ability to convert the digital asset into U.S. dollars. Our inability to exchange Bitcoin for fiat or other digital assets (and vice versa) to administer our treasury management objectives may decrease our earnings potential and have an adverse impact on our business and financial condition.

Under the Investment Company Act of 1940, as amended, a company may fall within the definition of an investment company under section 3(c)(1)(A) thereof if it is or holds itself out as being engaged primarily, or proposes to engage primarily in the business of investing, reinvesting or trading in securities, or under section 3(a)(1)(C) thereof if it is engaged or proposes to engage in business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire “investment securities” (as defined) having a value exceeding 40% of its total assets (exclusive of government securities and cash items) on an unconsolidated basis. There is no authoritative law, rule or binding guidance published by the SEC regarding the status of digital assets as “securities” or “investment securities” under the Investment Company Act. Although we believe that we are not engaged in the business of investing, reinvesting, or trading in investment securities, and we do not hold ourselves out as being primarily engaged, or proposing to engage primarily, in the business of investing, reinvesting or trading in securities, to the extent the digital assets which we mine, own, or otherwise acquire may be deemed “securities” or “investment securities” by the SEC or a court of competent jurisdiction, we may meet the definition of an investment company. If we fall within the definition of an investment company under the Investment Company Act, we would be required to register with the SEC. If an investment company fails to register, it likely would have to stop doing almost all business, and its contracts would become voidable. Generally non-U.S. issuers may not register as an investment company without an SEC order.

The classification of a digital asset as a security under applicable law has wide-ranging implications for the regulatory obligations that flow from the mining, sale and trading of such assets. For example, a digital asset that is a security in the United States may generally only be offered or sold in the United States pursuant to a registration statement filed with the SEC or in an offering that qualifies for an exemption from registration. Persons that effect transactions in digital assets that are securities in the United States may be subject to registration with the SEC as a “broker” or “dealer.”

There can be no assurances that we will properly characterize any given digital asset as a security or non-security for purposes of determining which digital assets to mine, hold and trade, or that the SEC, or a court, if the question was presented to it, would agree with our assessment. We could be subject to judicial or administrative sanctions for failing to offer or sell digital assets in compliance with the registration requirements, or for acting as a broker or dealer without appropriate registration. Such an action could result in injunctions, cease and desist orders, as well as civil monetary penalties, fines, and disgorgement, criminal liability, and reputational harm. For instance, all transactions in such supported digital asset would have to be registered with the SEC, or conducted in accordance with an exemption from registration, which could severely limit its liquidity, usability and transactability. Further, it could draw negative publicity and a decline in the general acceptance of the digital asset. Also, it may make it difficult for such digital asset to be traded, cleared, and custodied as compared to other digital assets that are not considered to be securities.

Enactment of the Infrastructure Investment and Jobs Act of 2021 (the “Infrastructure Act”) may have an adverse impact on our business and financial condition.

On November 15, 2021, President Joseph R. Biden signed the Infrastructure Act. Section 80603 of the Infrastructure Act modifies and amends the Internal Revenue Code of 1986 (the “Code”) by requiring brokers of digital asset transactions to report their customers to the Internal Revenue Service, or IRS. This provision was included to enforce the taxability of digital asset transactions. Section 80603 defines “broker” as “any person who (for consideration) is responsible for regularly providing any service effectuating transfers of digital assets on behalf of another person.” That could potentially include miners, validators, and developers of decentralized applications. These functions play a critical role in our business and in the functioning of the blockchain ecosystem. Importantly, these functions have no way of identifying their anonymous users. Indeed, Bitcoin’s blockchain was designed for anonymity.

This reporting requirement does not take effect until January 1, 2023 and thus affects tax returns filed in 2024. The implementation of these requirements will require further guidance from the federal government. Disclosing the identity of our Bitcoin mining operations and associated accounts to ensure they can be taxed by the IRS could cause a significant devaluing of our business, the Bitcoin currency, and the entire digital asset market. Additionally, noncompliance with this provision could lead to significant fines and/or regulatory actions against our Company.

Our interactions with a blockchain and mining pools may expose us to SDN or blocked persons or cause us to violate provisions of law that did not contemplate distributive ledger technology.

The Office of Financial Assets Control of the U.S. Department of Treasury (“OFAC”) requires us to comply with its sanction program and not conduct business with persons named on its specially designated nationals (“SDN”) list. However, because of the pseudonymous nature of blockchain transactions we may inadvertently and without our knowledge engage in transactions with persons named on OFAC’s SDN list or from countries on OFAC’s sanctioned countries’ list. We also rely on a third-party mining pool service provider for our mining revenue payments and other participants in the mining pool, unknown to us, may also be persons from countries on OFAC’s SDN list or from countries on OFAC’s sanctioned countries list. Our Company’s policy prohibits any transactions with such SDN individuals or persons from sanctioned countries, but we may not be adequately capable of determining the ultimate identity of the individual with whom we transact with respect to selling Bitcoin assets. Moreover, federal law prohibits any U.S. person from knowingly or unknowingly possessing any visual depiction commonly known as child pornography. Recent media reports have suggested that persons have imbedded such depictions on one or more blockchains. Because our business requires us to download and retain one or more blockchains to effectuate our ongoing business, it is possible that such digital ledgers contain prohibited depictions without our knowledge or consent. To the extent government enforcement authorities enforce these and other laws and regulations that are impacted by decentralized distributed ledger technology, we may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which could harm our reputation and affect the value of our ordinary shares.

If regulatory changes or interpretations of our activities require our registration as a money services business (“MSB”) under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, or otherwise under state laws, we may incur significant compliance costs, which could be substantial or cost-prohibitive. If we become subject to these regulations, our costs in complying with them may have a material negative effect on our business and the results of our operations.

To the extent that our activities cause us to be deemed an MSB under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act, we may be required to comply with FinCEN regulations, including those that would mandate us to implement anti-money laundering programs, make certain reports to FinCEN and maintain certain records.

To the extent that our activities cause us to be deemed a “money transmitter” (“MT”) or equivalent designation, under state law in any state in which we operate (currently, Nebraska, Georgia and Texas), we may be required to seek a license or otherwise register with a state regulator and comply with state regulations that may include the implementation of anti-money laundering programs, maintenance of certain records and other operational requirements. Such additional federal or state regulatory obligations may cause us to incur extraordinary expenses, possibly affecting an investment in our securities in a materially adverse manner. Furthermore, the Company and our service providers may not be capable of complying with certain federal or state regulatory obligations applicable to MSBs and MTs. If we are deemed to be subject to and determine not to comply with such additional regulatory and registration requirements, we may act to leave a particular state or the U.S. completely. Any such action would be expected to materially adversely affect our operations.

Current regulation of the exchange of Bitcoins under the CEA by the CFTC is unclear; to the extent we become subject to regulation under the CFTC in connection with our exchange of Bitcoin, we may incur additional compliance costs, which may be significant.

Current legislation, including the Commodities Exchange Act of 1936, as amended (the “CEA”), is unclear with respect to the exchange of Bitcoins. Changes in the CEA or the regulations promulgated thereunder, as well as interpretations thereof and official promulgations by the Commodity Futures Trading Commission (“CFTC”), which oversees the CEA, may impact the classification of Bitcoins and therefore may subject them to additional regulatory oversight by the CFTC.

Presently, Bitcoin derivatives are not excluded from the definition of a “commodity future” by the CFTC. We cannot be certain as to how future regulatory developments will impact the treatment of Bitcoins under the law. Bitcoins have been deemed to fall within the definition of a commodity and, we may be required to register and comply with additional regulation under the CEA, including additional periodic report and disclosure standards and requirements. Moreover, we may be required to register as a commodity pool operator or as a commodity pool with the CFTC through the National Futures Association. Such additional registrations may result in extraordinary, non-recurring expenses, thereby materially and adversely impacting an investment in us. If we determine not to comply with such additional regulatory and registration requirements, we may seek to curtail our U.S. operations. Any such action would be expected to materially adversely affect our operations. As of the date of this prospectus supplement, no CFTC orders or rulings are applicable to our business.

Because there has been limited precedent set for financial accounting of Bitcoin and other Bitcoin assets, the determination that we have made for how to account for Bitcoin assets transactions may be subject to change.

Because there has been limited precedent set for the financial accounting of cryptocurrencies and related revenue recognition and no official guidance has yet been provided by the Financial Accounting Standards Board, the Public Company Accounting Oversight Board or the SEC, it is unclear how companies may in the future be required to account for Bitcoin transactions and assets and related revenue recognition. A change in regulatory or financial accounting standards could result in the necessity to change our accounting methods and restate our financial statements. Such a restatement could adversely affect the accounting for our newly mined Bitcoin rewards and more generally negatively impact our business, prospects, financial condition and results of operation. Such circumstances would have a material adverse effect on our ability to continue as a going concern or to pursue our business strategy at all, which would have a material adverse effect on our business, prospects or operations as well as and potentially the value of any cryptocurrencies we hold or expects to acquire for our own account and harm investors.

Risks Related to Canadian Government Regulations

The regulations of Alberta Utilities Commission (“AUC”) may have an adverse impact on our Canadian operations.

The Alberta Utilities Commission (“AUC”) is the Province of Alberta’s electric generation regulatory agency. The AUC regulates and oversees the development of and generation of electricity under the Hydro and Electric Act (the “Act”). The AUC ensures that proposed electric generation activities are in the public interest while considering related environmental and social issues. As such, the AUC must approve all cryptocurrency miners seeking to develop their own electric generation in Alberta, unless their operations are exempt.

The AUC requires a formal application and approval for all generation plants over 10 MW. An application to the AUC is not required when all of the following criteria are met:

1.	The power generation capacity is less than 10 megawatts;

2.	The operator generates electricity solely for their own use;

3.	No person is directly and adversely affected by the powerplant;

4.	The powerplant complies with the AUC noise control rules; and

5.	There is no adverse effect on the environment.

We may in the future lease mining facilities in Canada. If our hosting partner fails to meet the AUC requirements in the future, it may be required to discontinue operations and we may have to look for an alternative site to accommodate our miners. If we are not able to find an alternative with acceptable fees, our result of operation will be adversely impact.

Risks Related to Our Ordinary Shares and this Offering

Since our management will have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

Our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to influence how the proceeds are being used. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results, and cash flow.

You will experience immediate dilution as a result of this offering and may experience future dilution as a result of future equity offerings or other equity issuances.

We believe that purchaser of ordinary shares in this offering will experience an immediate dilution relative to net tangible book value per ordinary share. Our net tangible book value on June 30, 2021 was US$(3,221,654), or US$(0.08) per ordinary share. After giving effect to the sale of our ordinary shares of approximately US$[ ] in this offering at an offering price of US$[ ] per ordinary share, and after deducting the underwriter’s discount and estimated offering expenses payable by us in connection with this offering (including reimbursement of underwriter’s accountable expenses, payment of the underwriter’s non-accountable expense allowance, and the Company’s legal, printing and other various costs, fees and expenses), our as adjusted net tangible book value as of June 30, 2021 would have been US$[ ] or US$[ ] per ordinary share. This represents an immediate increase in net tangible book value of US$[ ] per ordinary share to our existing shareholders and an immediate decrease in net tangible book value of US$[ ] per ordinary share to the investor participating in this offering.

We may in the future issue additional ordinary shares or other securities convertible into or exchangeable for our shares. We cannot assure you that we will be able to sell our ordinary shares or other securities in any other offering or other transactions at a price per shares that is equal to or greater than the price per share paid by the investor in this offering. The price per shares at which we sell additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares in future transactions may be higher or lower than the price per share in this offering. If we do issue any such additional ordinary shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other shareholders.

We are a “foreign private issuer,” and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or we may provide information at different times, which may make it more difficult for you to evaluate our performance and prospects.

We are a foreign private issuer and, as a result, we are not subject to the same requirements as U.S. domestic issuers. Under the Exchange Act, we will be subject to reporting obligations that, to some extent, are more lenient and less frequent than those of U.S. domestic reporting companies. For example, we will not be required to issue quarterly reports or proxy statements. We will not be required to disclose detailed individual executive compensation information. Furthermore, our directors and executive officers will not be required to report equity holdings under Section 16 of the Exchange Act and will not be subject to the insider short-swing profit disclosure and recovery regime.

As a foreign private issuer, we will also be exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. However, we will still be subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5 under the Exchange Act. Since many of the disclosure obligations imposed on us as a foreign private issuer differs from those imposed on U.S. domestic reporting companies, you should not expect to receive the same information about us and at the same time as the information provided by U.S. domestic reporting companies.

As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq corporate governance listing standards.

As a company listed on the Nasdaq Capital Market, we are subject to the Nasdaq corporate governance listing standards. However, Nasdaq rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from the Nasdaq corporate governance listing standards. We have followed and intend to follow Cayman Islands corporate governance practices in lieu of the corporate governance requirements of the New York Stock Exchange that listed companies must obtain its shareholders’ approval of all equity compensation plans and any material amendments to such plans. As a result of our reliance on the “foreign private issuer” exemptions, our shareholders may be afforded less protection than they otherwise would enjoy under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our ordinary shares less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although we could lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our ordinary shares held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following June 30. We cannot predict if investors will find our ordinary shares less attractive because we may rely on these exemptions. If some investors find our ordinary shares less attractive as a result, there may be a less active trading market for our ordinary shares and our stock price may be more volatile. Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail our company of this exemption from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

As a public company, we incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and the Nasdaq, impose various requirements on the corporate governance practices of public companies. As a company with less than US$1.07 billion in net revenues for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies. However, we have elected to “opt out” of the provision that allow us to delay adopting new or revised accounting standards and, as a result, we will comply with new or revised accounting standards as required when they are adopted for public companies. This decision to opt out of the extended transition period under the JOBS Act is irrevocable.

We expect these rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the other rules and regulations of the SEC. We also expect that operating as a public company will make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

In the past, shareholders of a public company often brought securities class action suits against the company following periods of instability in the market price of that company’s securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations, which could harm our results of operations and require us to incur significant expenses to defend the suit. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

The requirements of being a public company may strain our resources and divert management’s attention.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of the securities exchange on which we list, and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations will nonetheless increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results.

As a result of disclosure of information in this prospectus and in filings required of a public company, our business and financial condition will become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business, brand and reputation and results of operations.

We also expect that being a public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

The market price of our ordinary shares may be volatile or may decline regardless of our operating performance.

The market price of our ordinary shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

•          actual or anticipated fluctuations in our revenue and other operating results;

•          the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

•          actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

•          announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

•          price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

•          lawsuits threatened or filed against us; and

•          other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

Because we do not expect to pay dividends in the foreseeable future, you must rely on the price appreciation of our ordinary shares for return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our shares as a source for any future dividend income.

Our board of directors has complete discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions, and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our shares will likely depend entirely upon any future price appreciation of our ordinary shares. There is no guarantee that our ordinary shares will appreciate in value or even maintain the price at which you purchased the ordinary shares. You may not realize a return on your investment in our shares and you may even lose your entire investment in our ordinary shares.

We have material weaknesses in our internal control over financial reporting. If any material weakness persists or if we fail to establish and maintain effective internal control over financial reporting, our ability to accurately report its financial results could be adversely affected.

In connection with the preparation of the financial statement for the Company’s Annual Report on Form 20-F for the year ended June 30, 2021, our management evaluated the effectiveness of our internal control over financial reporting as of June 30, 2021 and determined they were not effective. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis.

There can be no assurance that any of our efforts we are implementing, or our internal control over financial reporting generally, will remediate any material weakness or avoid future weaknesses or deficiencies. Any failure to remediate the material weakness and any future weaknesses or deficiencies or any failure to implement required new or improved controls or difficulties encountered in their implementation could cause us to fail to meet its reporting obligations or result in material misstatements in its financial statements. If we are unable to remediate its material weaknesses, our management may not be able to conclude that its disclosure controls and procedures or internal control over financial reporting are effective, which could result in investors losing confidence in its reported financial information and may lead to a decline in the stock price.

There can be no assurance that we will not be passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year, which could subject United States investors in our ordinary shares to significant adverse United States income tax consequences.

We will be a “passive foreign investment company,” or “PFIC,” if, in any particular taxable year, either (a) 75% or more of our gross income for such year consists of certain types of “passive” income or (b) 50% or more of the average quarterly value of our assets (as determined on the basis of fair market value) during such year produce or are held for the production of passive income (the “asset test”). Based upon our income and assets, including goodwill, and the value of our ordinary shares, we do not believe that we were a PFIC for the taxable years ended June 30, 2021, 2020, and 2019 and do not anticipate becoming a PFIC in the foreseeable future.

While we do not expect to become a PFIC, because the value of our assets for purposes of the asset test may be determined by reference to the market price of our ordinary shares, fluctuations in the market price of our ordinary shares may cause us to become a PFIC for the current or subsequent taxable years. The determination of whether we will be or become a PFIC will also depend, in part, on the composition of our income and assets. If we determine not to deploy significant amounts of cash for active purposes, our risk of being a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year.

If we are a PFIC in any taxable year, a U.S. holder may incur significantly increased United States income tax on gain recognized on the sale or other disposition of the ordinary shares and on the receipt of distributions on the ordinary shares to the extent such gain or distribution is treated as an “excess distribution” under the United States federal income tax rules and such holder may be subject to burdensome reporting requirements. Further, if we are a PFIC for any year during which a U.S. holder holds our ordinary shares, we generally will continue to be treated as a PFIC for all succeeding years during which such U.S. holder holds our ordinary shares.

Securities analysts may not cover our ordinary shares and this may have a negative impact on the market price of our ordinary shares.

The trading market for our ordinary shares will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over independent analysts (provided that we have engaged various non-independent analysts). We do not currently have and may never obtain research coverage by independent securities and industry analysts. If no independent securities or industry analysts commence coverage of us, the trading price for our ordinary shares would be negatively impacted. If we obtain independent securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our ordinary shares, changes their opinion of our ordinary shares or publishes inaccurate or unfavorable research about our business, our share price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our ordinary shares could decrease and we could lose visibility in the financial markets, which could cause the price and trading volume of our ordinary shares to decline.

Techniques employed by short sellers may drive down the market price of our ordinary shares.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a security short. These short attacks have, in the past, led to selling of shares in the market.

We may in the future be the subject of unfavorable allegations made by short sellers. Any such allegations may be followed by periods of instability in the market price of our ordinary shares and negative publicity. If and when we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would expect to strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable federal or state law or issues of commercial confidentiality. Such a situation could be costly and time-consuming and could distract our management from growing our business. Even if such allegations are ultimately proven to be groundless, allegations against us could severely impact our business operations and shareholder’s equity, and the value of any investment in our ordinary shares could be greatly reduced or rendered worthless.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization as of June 30, 2021:

•	on an actual basis, as derived from our audited consolidated financial statements as of June 30, 2021, which are incorporated by reference into this prospectus supplement;

•	on an as adjusted basis to give effect to (i) the issuance of 600,000 shares on August 24, 2021 to Jiaping Zhou, a shareholder of JMC pursuant to the issuance schedule in the SPA dated April 3, 2020, (ii) the issuance and sale of the 17,175,412 ordinary shares in the November 2021 Offering, after deducting estimated offering fees and expenses paid by us (including placement agent’s fees, reimbursement of placement agent’s accountable expenses, payment of the placement agent’s non-accountable expense allowance, and our legal, printing and other various costs, fees and expenses); (iii) the issuance and sale of the 18,124,400 ordinary shares in the January 2022 Offering, after deducting estimated offering fees and expenses paid by us (including placement agent’s fees, reimbursement of placement agent’s accountable expenses, payment of the placement agent’s non-accountable expense allowance, and our legal, printing and other various costs, fees and expenses); (iv) the disposition of WVM Inc. and China Silanchi Holding Limited completed on April 27, 2022; and (v) issuance of 2,136,280 ordinary shares on April 29, 2022 upon conversion of certain convertible debenture issued on July 17, 2020, August 14, 2020 and November 13, 2020.

•	on an as further adjusted basis to give effect to the issuance of [ ] ordinary shares in this offering, after deducting estimated fees and expenses.

You should read this table together with our consolidated financial statements and notes included in the information incorporated by reference into this prospectus supplement. This table assumes the underwriter does not exercise its over-allotment option.

	As of June 30, 2021
	Actual	As Adjusted (unaudited)	As Further Adjusted (unaudited)
	US$	US$	US$
Shareholders’ Equity
Ordinary shares, $0.01 par value, 300,000,000 shares authorized, 40,716,642 shares issued and outstanding, actual, 79,002,734 shares issued and outstanding, proforma as adjusted, and [ ] shares issued and outstanding, proforma as adjusted as further adjusted	$407,167	$	$
Additional paid-in capital	$32,175,798	$	$
Deferred share compensation	$(21,140)	$	$
Statutory reserves	$1,670,367	$	$
(Accumulated deficit) retained earnings	$(38,574,620)	$	$
Accumulated other comprehensive income (loss)	$1,120,774	$	$
Total shareholders’ (deficit) equity	$(3,221,654)	$	$
Total capitalization	$(3,221,654)	$	$

DILUTION

If you invest in our ordinary shares, your interest in our ordinary shares will be diluted to the extent of the difference between the offering price per ordinary share and the pro forma net tangible book value per ordinary share after this offering. Dilution results from the fact that the price per ordinary share offered hereby is substantially in excess of the book value per ordinary share attributable to the existing shareholders for our presently outstanding ordinary shares. Our net tangible book (deficit) value attributable to shareholders as of June 30, 2021 was US$(3,221,654), or approximately US$(0.08) per ordinary share.

We will have [ ] ordinary shares outstanding upon completion of this offering. Our pro forma as adjusted net tangible book value of our ordinary shares as of June 30, 2021 gives effect to (i) the issuance of 600,000 shares to Jiaping Zhou, a shareholder of JMC pursuant to the issuance schedule in the SPA dated April 3, 2020, (ii) the sale of the 17,175,412 ordinary shares in the November 2021 Offering, (iii) the issuance and sale of the 18,124,400 ordinary shares in the January 2022 Offering, after deducting estimated offering fees and expenses paid by us (including placement agent’s fees, reimbursement of placement agent’s accountable expenses, payment of the placement agent’s non-accountable expense allowance, and our legal, printing and other various costs, fees and expenses), (iv) the disposition of WVM Inc. and China Silanchi Holding Limited completed on April 27, 2022, (v) issuance of 2,136,280 ordinary shares on April 29, 2022 upon conversion of certain convertible debenture issued on July 17, 2020, August 14, 2020 and November 13, 2020, and (vi) the sale of [ ] ordinary shares at the offering price of US$[ ] per share in this offering, prior to deducting the underwriter’s fees and estimated offering expenses (including reimbursement of underwriter’s accountable expenses, payment of the underwriter’s non-accountable expense allowance, and our legal, printing and other various costs, fees and expenses), and does not take into consideration any other changes in our net tangible book value after June 30, 2021, will be approximately US$[ ], or US$[ ] per share. This would result in dilution to investors in this offering of approximately US$[ ] per share, or approximately [ ]%. Net tangible book value per share would increase to the benefit of present shareholders by US$[ ] per share attributable to the purchase of the ordinary shares by investors in this offering.

The following table sets forth the estimated net tangible book value per share after this offering and the dilution to persons purchasing  our ordinary shares in this offering based on the foregoing offering assumptions. This table assumes the underwriter does not exercise its over-allotment option.

Offering
(US$)
Public offering price	$
Net tangible book value per share before this offering	$
Increase per share attributable to payments by new investors	$
Pro forma net tangible book value per share after this offering	$
Dilution per share to new investors	$

The following table summarizes as of June 30, 2021, on a pro forma basis, as described above, the number of ordinary shares, the total consideration and the average price per share (1) paid to us by our existing shareholders, (2) issued to investors in this offering at an offering price of US$[ ] per share, before deducting estimated offering expenses payable by us:

	Ordinary Shares Purchased			Total Consideration			Average Price
	Number	Percent		Amount (US$)	Percent		Per Share (US$)
Existing shareholders	79,002,734		%	$		%	$
New investors			%	$		%	$
Total		100.0%		$	100.0%		$

To the extent that we issue additional ordinary shares in the future, there will be further dilution to the persons being issued ordinary shares in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of such securities could result in further dilution to our shareholders.

USE OF PROCEEDS

We estimate that the net proceeds from this offering of our ordinary shares will be approximately US$[] after deducting the underwriter’s fees and the estimated offering expenses payable by us (including reimbursement of underwriter’s accountable expenses, payment of the underwriter’s non-accountable expense allowance, and the Company’s legal, printing and other various costs, fees and expenses), assuming the underwriter does not exercise its over-allotment option.

We plan to use the net proceeds of this offering to acquire other businesses or companies to grow our customer base, to expand into new markets, to provide new product lines and to diversify our business. The target business may or may not be in the same line of business as we are currently in. We may also use the net proceeds for working capital needs, which may include investment in product development, sales and marketing activities, team development, capital expenditures, improvement of corporate facilities and other general and administrative matters. The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus supplement. We intend to use the net proceeds of this offering for working capital and general business use.

The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations, and the rate of growth, if any, of our business. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering.

BUSINESS

Corporate History and Structure

We are a holding company incorporated in the Cayman Islands on January 23, 2018. As a holding company with no material operations of our own, we primarily conduct our operations through our subsidiaries SonicHash Canada, SonicHash Singapore and SonicHash US. The ordinary shares offered in this prospectus supplement and the accompany prospectus are those of Bit Origin Limited, the Cayman Islands holding company, instead of shares of the operating subsidiaries. The following diagram illustrates our corporate structure, assuming the underwriter does not exercise its over-allotment option:

* each holding less than 5% of the total issued and outstanding ordinary shares of the Company as of the date of this prospectus supplement.

SonicHash Canada was formed on December 14, 2021 under the laws of Alberta, Canada. It is a subsidiary of Bit Origin Limited. It plans to engage in cryptocurrency mining in Canada.

SonicHash Singapore was formed on December 16, 2021 under the laws of Singapore. It is a subsidiary of Bit Origin Limited. It is not currently engaging in any active business and is seeking opportunities in crypto asset mining and blockchain technologies in Singapore.

SonicHash US was formed on December 17, 2021 under the laws of Delaware. It is a subsidiary of Bit Origin Limited. It is engaged in Bitcoin mining and has deployed 1,428 miners in a mining facility in the United States

On April 27, 2022, as approved in a special shareholders meeting, we completed a deposition in which we sold all the equity interest in its subsidiaries WVM Inc. and China Silanchi Holding Limited for a total price of US$1,000,000 pursuant to a share purchase agreement dated March 31, 2022. Such disposition includes the sale of the subsidiaries and consolidated variable interest entities of WVM Inc. and China Silanchi Holding Limited, including the following:

•	CVS Limited (“Xiangtai HK”), a company formed on March 4, 2015 under the law of Hong Kong SAR and a wholly-owned subsidiary of WVM Inc. Xiangtai HK was not engaging in any active business and merely acting as a holding company.

•	Chongqing Jinghuangtai Business Management Consulting Co., Ltd. (“Xiangtai WFOE”), a company formed on September 1, 2017 under the laws of the People’s Republic of China (“PRC”) and a wholly-owned subsidiary of Xiangtai HK. Xiangtai WFOE was not engaging in any active business and merely acting as a holding company.

•	Chongqing Pengmei Supermarket Co., Ltd. (“CQ Pengmei”), a company formed on July 27, 2017 under the laws of the PRC and a wholly-owned subsidiary of Xiangtai WFOE. CQ Pengmei used to engage in grocery stores operation in Chongqing, China, which had been discontinued since February 2020.

•	Guangan Yongpeng Food Co., Ltd. (“GA Yongpeng”), a company formed on May 10, 2008 under the laws of the PRC and a wholly-owned subsidiary of Xiangtai WFOE. GA Yongpeng used to engage in the slaughtering, processing, packing, distribution, wholesale, and retail of various pork meat products, which had been discontinued since April 2021.

•	Haochuangge Limited (“Haochuangge HK”), a company formed on January 6, 2020 under the law of Hong Kong SAR and a wholly-owned subsidiary of China Silanchi Holding Limited. Haochuangge HK was not engaging in any active business and is merely acting as a holding company.

•	Beijing Gangyixing Technology Co. (“Gangyixing WFOE”), a company formed on June 28, 2020 under the laws of the PRC and a wholly-owned subsidiary of Haochuangge HK. Gangyixing WFOE was not engaging in any active business and is merely acting as a holding company.

•	Beijing Fu Tong Ge Technology Co., Ltd. (“Fu Tong Ge”), a company formed on June 28, 2020 under the laws of the PRC. Gangyixing WFOE, Fu Tong Ge and the shareholders of Fu Tong Ge entered into a series of contractual arrangements which established a VIE structure. Pursuant to the contractual arrangement, Gangyixing WFOE was deemed the primary beneficiary of Fu Tong Ge for accounting purposes and we consolidated the financial information of Fu Tong Ge in our consolidated financial statement. Fu Tong Ge was not engaging in any active business.

•	Chongqing Penglin Food Co., Ltd. (“CQ Penglin”), a company formed on November 3, 2005 under the laws of the PRC. Xiangtai WFOE, CQ Penglin and the shareholders of CQ Penglin entered into a series of contractual arrangements which established a VIE structure. Pursuant to the contractual arrangement, Xiangtai WFOE was deemed the primary beneficiary of CQ Penglin for accounting purposes and we consolidated the financial information of CQ Penglin in our consolidated financial statement. CQ Penglin used to engage in the slaughtering, processing, packing, distribution, wholesale, and retail of various pork meat products, which had been discontinued since April 2021.

•	Chongqing Ji Mao Cang Feed Co., Ltd. (“JMC” and together with CQ Penglin and Fu Tong Ge, the “VIEs”), a company formed on March 14, 2012 under the laws of the PRC. Xiangtai WFOE, JMC and certain shareholder of JMC entered into a series of contractual arrangements which established a VIE structure. Pursuant to the contractual arrangement, Xiangtai WFOE was deemed the primary beneficiary of JMC for accounting purposes and we consolidated the financial information of JMC in our consolidated financial statement. JMC was primarily engaged in the sales and distribution of feed raw material and formula solution (soybean meal and soybean oil) to animal husbandry businesses, feed solution manufacturers and trading companies.

As a result of the disposition, the Company does not operate under a VIE structure any more.For more details about the discontinued operations, see “- Disposition and Discontinued Operations” on page S-[] of this prospectus supplement.

Effective February 15, 2022, we changed the Company’s trading symbol from “PLIN” to “BTOG”. Effective May 24, 2022, we changed the Company’s name from China Xiangtai Food Co., Ltd. to Bit Origin Limited.

Overview

Bit Origin Limited is a Cayman Islands exempted company and conducts business through its subsidiary, SonicHash US, in the United States.

As part of our growth strategy, we have been actively seeking opportunities to deploy emerging technologies, including crypto asset mining and blockchain technologies with diversified expansion strategy recently. In particular, we are engaged in Bitcoin mining. We will use specialized computers, known as miners, to generate Bitcoins, a digital asset (also known as a cryptocurrency). The miners use application specific integrated circuit (“ASIC”) chips. These chips enable the miners to apply greater computational power, or “hash rate”, to provide transaction verification services (known as solving a block) which helps support the Bitcoin blockchain. For every block added, the Bitcoin blockchain awards a Bitcoin award equal to a set number of Bitcoins per block. These Bitcoin awards are subject to “halving,” whereby the Bitcoin award per block is reduced by half in order to control the supply of Bitcoins on the market. When Bitcoin was first launched in 2009, miners were awarded 50 Bitcoins if they first solved a new block; this award was halved to 25 Bitcoins per new block in 2012, and halved again in 2016 to 12.5 Bitcoins per new block. Most recently, in May 2020, the then prevailing reward of 12.5 Bitcoins per new block was halved to 6.25 Bitcoins. This reward rate is expected to next halve during 2024 to 3.125 Bitcoins per new block and will continue to halve at approximately four-year intervals until all potential 21 million Bitcoins have been mined. Miners with a greater hash rate have a higher chance of solving a block and receiving a Bitcoin award.

SonicHash US purchased 3,628 miners during the period from December 2021 to February 2022, of which 1,428 miners, representing a hash power of 132PH/s, have been deployed in a mining facility in Macon, Georgia since May 2022. The mining facility is managed by Horizon Mining Ltd. SonicHash US entered into a hosting agreement with Horizon Mining Ltd on May 1, 2022, pursuant to which Horizon Mining Ltd will provide electricity, internet and other maintenance services to maintain the operation of the mining equipment. The hosting agreement is for a term of one year from execution and can be extended at any time upon agreement of both parties. If either party commits a material breach of the hosting agreement and fails to cure with 30 days after such breach, the non-breaching party can terminate the hosting agreement. The service fee is $295,082 per month. SonicHash US has paid a deposit in the amount of $741,585 pursuant to the hosting agreement and such deposit will be returned to SonicHash US within 7 days after all the mining equipment is removed from the facilities. The hosting agreement will expire on April 30, 2023. Either party can extend the agreement with prior notice to the other party.

Disposition and Discontinued Operations

Prior to April 2021, our then subsidiaries and variable interest entities engaged in the pork processing business and had operations across key sections of the industry value chain, including slaughtering, packing, distribution, wholesale, and retail of a variety of fresh pork meat and parts. Prior to February 2020, one of our then subsidiaries operated a grocery store in Chongqing, China that sold our pork and meat products and other consumer goods. In February 2020, the grocery store operation was discontinued. In April 2021, the pork processing business was discontinued.

On April 27, 2022, we sold 100% equity interest in WVM Inc. and China Silanchi Holding Limited, including the subsidairies and consolidated variable entities of WVM Inc. and China Silanchi Holding Limited (See “—Corporate History and Structure”), to an unrelated third party for a total of $1,000,000 pursuant to a securities purchase agreement dated March 31, 2022. Such disposition includes the sale of the grocery store and meat processing business.

Grocery Store

In July 2018, we acquired CQ Pengmei and opened two grocery stores in Chongqing in November 2017 that offered a variety of consumer goods. One of the grocery stores was closed in August 2018 due to the landlord’s failure to meet the fire safety requirements. We filed a lawsuit against the landlord for breach of the store operating lease. The lawsuit is still ongoing. In February 2020, due to the increase in inventory purchase cost and the quarantine restrictions as a result of the COVID-19 pandemic in China, we closed the other grocery store.

Meat Processing

We used to engage in the slaughtering, packing, distribution, wholesale, and retail of a variety of fresh pork meat and parts through CQ Penglin and GA Yongpeng. We used to sell fresh pork to distributors, who then sold to pork vendors in farmers’ markets. Due to the African Swine fever affecting China in October 2018, the supply of hogs decreased. Also, starting from March 2019, the Chongqing government started requiring all local slaughtering houses to only purchase hogs from hog farms in Chongqing, which further limited the supply of hogs. The decrease in supply increased the price of hogs and increased our cost of per unit slaughtering and processing. Starting in January 2020, due to the COVID-19 pandemic and quarantine measures, our sales volume in farmers markets decreased. We were operating at losses during the fiscal year ended June 30, 2020 and 2021. In addition, in March 2021, we ceased operation of the slaughtering and food processing facilities as a result of a legal dispute between CQ Penglin and Chongqing Puluosi Small Mortgage Co., Ltd. The food processing facility was sealed by the court and is subject to a lien. The court ordered the sale of this facility to enforce the court verdict against CQ Penglin. The slaughtering facility is subject to the same lien pursuant to the same court order, and pursuant to which order the facility cannot be sold, transferred or otherwise disposed without approval of the court. As a result, in April 2021, we discontinued the meat processing business.

Industry Overview

Blockchain

A blockchain is a digital, decentralized, public ledger that exists across a network. Unlike a centralized database, a blockchain ledger typically maintains copies of itself across many computers (“nodes”) in the network so that the record cannot be altered retroactively without the alteration of all subsequent blocks and the collusion of the network.

The network organizes transactions by putting them into groups called blocks. Each block contains a defined set of transactions and a link to the previous block in the chain. Adding a new entry or block requires a method of consensus between nodes the block to post to the ledger and become permanent.

Cryptocurrency

Currently, the most common application of blockchain technology is cryptocurrency. Cryptocurrency is an encrypted decentralized digital currency transferred between peers and confirmed on the blockchain via a process known as mining. Cryptocurrencies are not backed by a central bank or a national, supra-national or quasi-national organization and are typically used as a medium of exchange.

Cryptocurrencies can be used to purchase goods and services, either online or at physical locations, although data is not readily available about the retail and commercial market penetration of cryptocurrencies. To date, the rate of adoption and use of cryptocurrencies for paying merchants has trailed the broad expansion of retail and commercial acceptance of cryptocurrency. Other markets, such as credit card companies and certain financial institutions are not accepting such digital assets. It is likely that there will be a strong correlation between the continued expansion of the Cryptocurrency Network and its retail and commercial market penetration.

Bitcoin

Bitcoin is the most common cryptocurrency currently in use. Bitcoin was invented in 2008 and launched in 2009 by an anonymous person under the pseudonym Satoshi Nakamoto. As described in the original white paper, Bitcoin is a decentralized currency that allows online payments to be sent from one party to another without the use of financial institutions. Upon verification by devices, authenticated transactions are forever added to a public ledger for all to view in the Bitcoin network. The goal of Bitcoin was to eliminate the use of third parties to authenticate transactions, and thereby minimizing transaction costs, reducing practical transaction size, and enabling the ability to make non-reversible payments for non-reversible services.

Bitcoin Mining

“Mining” describes the process whereby a blockchain consensus is formed. The Bitcoin consensus, for example, entails solving complex mathematical problems using custom-designed computers.

When Bitcoins are sent, the transaction(s) are broadcasted to all nodes in the Bitcoin network. Each node bundles a collection of transactions into an encrypted block and attempts to solve the code to the encrypted block, to verify that all transactions within the block are valid. Once the code is deciphered, that code is sent to all other miners who can easily verify that the hash is indeed correct. When enough nodes agree that the hash is correct, this block is added to the existing chain and miners move on to work on the next block. This mechanism where “miners” solve cryptographic puzzles and prove that they have done so by writing the solution to the blockchain is known as “proof-of-work.” The verification is necessary because, unlike physical cash that can only be held by one party at any point in time, cryptocurrency can be copied and sent to multiple recipients if there are no safeguards.

Mining Incentives

As an incentive to expend time, power and other resources to mine Bitcoin, miners are rewarded in Bitcoin and transaction fees. Each computation is a hash, and the speed at which these problems can be solved at is measured in hash rate.

However, the number of Bitcoin rewarded is reduced by 50% for every 210,000 blocks mined. Given that a block is added to the ledger about every 10 minutes, the “halving” takes place approximately once every 4 years until all 21 million Bitcoins have been “unearthed”. Currently, each block mined rewards 6.25 Bitcoins and the next halving is expected to occur on March 2024, at which point each block mined would only reward 3.125 Bitcoins.

In addition to mining rewards, miners can also earn money through transaction fees. When a user decides to send Bitcoin, the transaction is first broadcasted to a memory pool before being added to a block. Because each block can only contain up to 1 megabyte of information, miners can pick and choose from the memory pool which transactions to bundle into the next block.

During periods of heavy network usage, there can oftentimes be more transactions awaiting confirmation than there is space in a block. In such situations, users compete for miners’ computation power by adding fees (“tips”) onto their transactions in the hope that miners would prioritize their transactions. Larger “tips” are required to incentivize miners to mine larger transactions.

Competitive Strength

We believe that we have a number of strengths that will allow us to gain a competitive edge in the Bitcoin mining and the global cryptocurrency markets, including:

Key management’s relevant experience and long-term relationships

The Bit Origin management team consist of experienced leaders in the cryptocurrency, finance and blockchain fields. The team has eight years of operating experience with large cryptocurrency mining sites with over 1 gigawatt of capacity. Furthermore, the long-term relationships of our leadership team allow us to secure miners from a diverse group of suppliers to increase our hash rate.

Opportunity to Expand in compelling, long-term opportunities in the Web 3.0 ecosystem.

With the continued development of cryptocurrency exchanges, applications, and platforms, we believe that investors will increasingly want to gain exposure to Bitcoin for its utility and name recognition. Our goal is to become a leading operator in cryptocurrency mining, which we can then leverage into long-term opportunities in the Web 3.0 ecosystem. Additionally, we expect our Bitcoin reserves to be freshly minted, originated within the U.S., Canadian and Singaporean regulatory systems and not previously transacted. Thus, we believe we would be a particularly attractive candidate for partnership opportunities.

Business Strategy

Our objective is to become the leading Bitcoin mining operator in the United States and to actively seek expansion opportunities in the Web 3.0 market. Key aspects of our strategy include:

Building our Bitcoin mining operation in the United States

During the initial stage of our business, we are focused on the acquisition of miners. From December 2021 to February 2022, we have purchased a total of 3,628 miners and have deployed 1,428 miners in a mining facility in Macon, Georgia. We expect to see revenue very soon. At this stage, we have been injecting our knowhow (site design, secure key procurement, etc.) and/or a small amount of capital at an early stage to build a trustful relationship with mining sites operators.

Continued investment and diversification of our operations.

As we gain a foothold in the Bitcoin mining market, we will continue to purchase and deploy miners as well as to invest in our facilities. We expect to secure at least 40MW to match our growth in hash rate by the end of 2022 and use extra power capacity to develop hosting service revenue. We will also begin the development of our proprietary cloud mining platform which can accommodate more flexible and innovative models. During this stage of our business, we will continue to monitor our performance to form strategic decisions on potential acquisition or hosting arrangements.

Revenue generation and investment in expansion opportunities.

Once we have fully established our facilities and operations, we expect to generate revenue from various sources including: 1) our Bitcoin mining operations; 2) small-scale hosting arrangements; 3) additional mining from the development of our cloud mining service; 4) income from the resale or renting of our miners; 5) intermediary fees as a result of our development of a platform for miner owners to provide their cloud mining services to customers; and 6) revenue from the lease or sale of our own brand of miners.

We have seen huge growth potential in the Web 3.0 in recent years. Therefore, we plan on using the revenue from our operations to establish a dedicated research team to look for opportunities in the space.

Utilization of Various Mining Processes and Technology

We plan on expand horizontally in cryptocurrency mining, including but not limited to: the manufacturing of custom mining machines, the operation of cryptocurrency mining facilities, and cloud mining. We believe our plans to develop a proprietary cloud mining system and platform would increase our mining capabilities, make our efforts more cost-efficient and provide us with higher resilience against drops in Bitcoin prices.

Facilities

Our principal executive offices are located at 375 Park Avenue, Fl 1502, New York NY 10152. The lease for the office will expire in April 2023 and we are in the process of extending the lease.

Our miners are deployed in a mining facility in Macon, Georgia. The mining facility is managed by Horizon Mining Ltd. SonicHash US entered into a hosting agreement with Horizon Mining Ltd on May 1, 2022. The hosting agreement will expire on April 30, 2023. Either party can extend the agreement with prior notice to the other party.

Employees

We have 10 employees as of the date of this prospectus.

Legal Proceedings

There are no actions, suits, proceedings, inquiries or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our company or any of our subsidiaries, threatened against or affecting our company that are outside the ordinary course of business or in which an adverse decision could have a material adverse effect.

However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise.

MANAGEMENT

The following table sets forth certain information regarding our executive officers and director as of the date of this prospectus:

Name	Age	Position(s)
Lucas Wang	38	Chairman of the Board, Chief Executive Officer
Jiaming Li	33	President
Erick W Rengifo	51	Director, Chief Strategy Officer
Jinghai Jiang	42	Chief Operating Offier
Xia Wang	34	Chief Financial Officer
Xiaping Cao	45	Independent Director, Chair of the Nominating Committee and the Compensation Committee
K. Bryce Toussaint	49	Independent Director and Chair of the Audit Committee
Scott Silverman	52	Independent Director

The following paragraphs set forth information regarding the current ages, positions, and business experience of the nominees.

Lucas Wang, Chairman of the Board and Chief Executive Officer, age 38

Mr. Wang has been our Chairman and Chief Executive Officer since April 27, 2022. Mr. Wang is a pioneer in the field of Internet technology entrepreneurship. He has over 8 years of entrepreneurial and investment experience in the broader blockchain industry ranging from crypto mining ecosystem to De-Fi, NFTs and the latest Web 3.0 technology.

In 2019, Mr. Wang founded BitGeek Group, a company that engages in ETC, IPFs and other crypto currency mining, data center operation and Web 3.0 investment. In 2017, Mr. Wang founded HashCow group, a company that engages in POW crypto currency mining and data center operation such as Bitcoin and LTC. In 2019, Mr. Wang founded Yuanchuang Investment Management Co., Ltd., a company that engages in the research and implementation of blockchain technology and investment and management of multiple blockchain projects. Over the past eight years, he has led his team to achieve an industry-leading position in cryptocurrency mining sector. He has designed, invested, and managed more than 10 blockchain supercomputing centers with a capacity of more than 1000MW, and operates across many continents, including the United States, Canada in North America, Russia, China and Kazakhstan in Asia, and Ethiopia in Africa. Mr. Wang is also a senior player and investor in the field of IPFS. He began to deploy and invest in IPFS mining before online of the testing site in 2020, with more than 300p in hash power. Mr. Wang also served as Executive chairman of WBA World Mining Development Alliance. He received his Master’s degree in Business Administration from Hong Kong Finance and Economics College.

Jiaming Li, President, age 33

Dr. Jiaming Li has been our President since December 6, 2021. Dr.  Li is the founder of a crypto mining fund management company, MineOne Partners Limited. Before jumping into the crypto world, he was a partner of TCC Capital, and previously served as the CEO of the Asset Management Center of Sinatay Insurance Co., Ltd, there he managed USD $11.6 billion in assets, focusing on fixed income, equity/debt investment and real estate. He was also the lead of Silverbirch Hotel & Resorts acquisition valued in USD $1.2 billion. Dr. Jiaming Li is a Ph.D. in Economics and Finance from Fordham University in New York, and a postdoctoral fellow from Peking University in China.

Erick W. Rengifo, Chief Strategy Officer and Director, age 51

Dr. Erick W. Rengifo has been our Chief Strategy Officer since December 6, 2021. Dr. Rengifo is a professor of economics at Fordham University in New York. He is the founder of Terra Global Asset Management LLC, a Registered Investment Advisor, and Terra Fintech LLC, a technology firm cataloged by SEC as a large trader. Dr. Rengifo specializes in full latency trading spectrum, algorithmic and mathematical/statistical strategies, as well as active and passive portfolio management. He has several years of research experience in Blockchain technology and its applications as well as significant experience in cryptocurrencies. Dr. Erick W. Rengifo is a PhD in Economics from the Catholic University of Louvain in Belgium. He serves in the Investment Committee of Fordham University Endowment and, has been consultant in issues related to capital markets, risk management, mining law and operations, among others. Dr. Rengifo believes that the new experienced and specialized officers will strengthen the Company’s internal governance, improve internal control, and enhance the Company’s overall image in the global capital markets, the most important is to increase net profit and shareholder value.

Jinghai Jiang, Chief Operating Officer age 42

Mr. Jinghai Jiang has been our Chief Operating Officer since December 13, 2021. Mr. Jiang has been involved in blockchain technology since 2016, when he founded Haiyuan Culture Development Limited and Qisuan Technology Limited to research and apply blockchain technology. Mr. Jiang also created the online community "Big Cabbage Blockchain" and has published multiple white papers to teach blockchain technology and the cryptocurrency business. Furthermore, Mr. Jiang has invested in over ten data centers whose combined capacity totals 1030MW. Mr. Jinghai Jiang graduated with a degree in Industrial Automation from Wuxi Radio and Television University in 2000.

Xia Wang, Chief Financial Officer, age 34

Ms. Xia Wang has been our Chief Financial Officer since January 23, 2018. However, Ms. Wang has been working at Chongqing Penglin Food Co., Ltd., a company contractually controlled by the company, in the accounting department since 2008 after she acquired her bachelor’s degree in environmental science major from Chongqing University of Arts and Science. Ms. Wang started as a clerk at Chongqing Penglin Food Co., Ltd. from 2008 to 2010. She then worked as assistant accountant from 2010 to 2011. She was promoted to accounting supervisor in 2011, and was appointed as CFO in 2014. She oversees our accounting department, which include duties such as reviewing all the accounting functions performed by our accounting staff, maintaining our accounting book and records, reporting to the Board of Directors, managing budget, reviewing cost, etc.

Xiaping Cao, Director, age 45

Dr. Xiaping Cao has years of experience in domestic and overseas teaching, research and management, and has gained a high international reputation in finance and fintech industry. Dr. Cao is a professor of Finance at Hang Seng University of Hong Kong. Previously, Dr. Cao served as Dean of Asia Private Equity College at Singapore Management University, Visiting Professor of Innovation and Entrepreneurship Center at Nanyang Technological University, Director of Massachusetts Institute of Technology REAP Guangzhou Center, President of Southern Institute of Financial Technology, committee member of Major Administrative Decision-making Advisory Committee at People’s Government of Guangdong Province, and committee member of Guangzhou Equity Exchange.

Dr. Xiaping Cao currently also serves as the associate editor of international renowned economic journal Economic Modelling and Frontier in Artificial Intelligence. Dr. Cao has been invited to serve as the featured chief editor of Pacific Basin Finance Journal, a well-known international financial Journal. Dr. Cao has published many papers as the first author in top international financial and management journals, including Journal of Financial Economics, Journal of Corporate Finance, Journal of Banking and Finance, Journal of Quantitative and Financial Analysis, and Management Science. In addition, he is working as an adviser to the Securities Investor Association, initiated by Singapore Exchange (SGX).

Dr. Cao received his PhD Degree in Finance from Boston College, under the supervision of Professor Josh Lerner from Harvard Business School, a well-known scholar in venture capital and private equity.

K. Bryce Toussaint, Director, age 49

Mr. Toussaint is a highly accomplished, result-driven entrepreneur with more than 20 years of business experience, including extensive work in providing merger and acquisition consulting, raising capital (equity and debt), project and corporate finance, private equity due diligence and accounting systems integration, with an emphasis in the energy (renewable, exploration and production (E&P), and midstream), manufacturing, nutraceutical and technology industries. Mr. Toussaint is well versed on SEC rules and regulations as well as Generally Accepted Accounting Principles (GAAP) promulgated by the Financial Accounting Stands Board. Mr. Toussaint currently serves as the Chairman and Interim CEO of Principal Solar, Inc. a position he has held since September of 2018. Mr. Toussaint formally served as Chief Executive Officer and Board member of Nasdaq listed Corporation MYOS RENS Technology Inc. from December 2015 until 2016. Mr. Toussaint built the foundation of his career at KPMG LLP, where he served both foreign and domestic registrants with reporting, mergers and acquisitions consulting and other capital market engagements from August 1996 to June 2000. In between, he also built a successful consulting practice assisting businesses of various sizes with process improvement and compliance initiatives, developing their management teams, accounting and reporting structure, providing strategic and operational expertise, and raising equity and debt financing, generally serving in an interim management capacity. Mr. Toussaint obtained both his Bachelor of Science in Accounting and his Master of Business Administration degrees from Louisiana State University in Baton Rouge, Louisiana. Mr. Toussaint is also certified as a certified public accountant (CPA) in the State of Texas.

Scott Silverman, Director, age 52

Mr. Silverman has over 25 years of business success on national and international levels, with a highly diverse knowledge of financial, legal and operations management; public company management, accounting and SEC regulations. Mr. Silverman specializes in establishing and streamlining back-office policies and procedures and implementing sound financial management and internal controls necessary for enterprise growth and scalability. Mr. Silverman is currently a director nominee of Muliang Viagoo Technology, Inc. Mr. Silverman is also a partner and CFO of VC Capital Holdings, a diversified private equity firm with portfolio investments in hospitality, healthcare and construction and engineering. Additionally, Mr. Silverman serves as the CFO of Riverside Miami, a mixed-use entertainment, food and beverage project in Miami, Florida. He also serves as the CFO of Healthsnap, Inc. a healthcare Software as a Service (SaaS) platform on the cutting edge of remote patient monitoring and chronic care management. Mr. Silverman is one of the founders, and serves as President and CEO, of EverAsia Financial Group, which grew into a multi-national corporate financial management and advisory firm serving clients in the United States and Asia, and JJL Capital Management, a private equity firm specializing in investing in startup, early- and mid-stage companies. Previously, while serving as the Vice President of Finance of Itopia, Mr. Silverman was involved in the raising of over $5 million in Series A capital, reduced expenses by more than 40% and participated in a 100% increase in year-over-year top line revenues. Mr. Silverman has orchestrated investor exits for multiple companies, including direct participation in taking 7 companies public. He has also assisted in raising over $35 million for client companies, both public and private. He has a bachelor’s degree in finance from George Washington University and a master’s degree in accounting from NOVA Southeastern University.

Family Relationships

None.

Employment Agreement with Executive Officers

Our employment agreements with our officers generally provide for employment for a specific term and pay annual salary, health insurance, pension insurance, and paid vacation and family leave time. The agreement may be terminated by either party as permitted by law. In the event of a breach or termination of the agreement by our company, we may be obligated to pay the employee twice the ordinary statutory rate. In the event of a breach or termination causing loss to our company by the employee, the employee may be required to indemnify us against loss. We have executed employment agreements with Lucas Wang, Jiaming Li, Jinghai Jiang, Erick W. Rengifo and Xia Wang.

Lucas Wang

We entered into an employment agreement with Lucas Wang for the position of Chief Executive Officer. The employment agreement is from April 27, 2022 to April 26, 2025, with an annual compensation of $240,000, bonus as determined by the Board of Directors, and equity awards of a total of 1,896,066 ordinary shares, vesting over the terms of the employment agreement.

Jiaming Li

We entered into an employment agreement with Jiaming Li for the position of President. The employment agreement is effective from December 6, 2021 to November 30, 2024, with an annual compensation of $240,000, bonus as determined by the Board of Directors, and equity awards of a total of 1,422,049 ordinary shares, vesting over the terms of the employment agreement.

Jinghai Jiang

We entered into an employment agreement with Jinghai Jiang for the position of Chief Operating Officer. The employment agreement is effective from December 13, 2021 to December 12, 2024, with an annual compensation of $50,000.

Erick W. Rengifo

We entered into an employment agreement with Erick W. Rengifo for the position of Chief Strategy Officer. The employment agreement is effective from December 6, 2021 to November 30, 2024, with an annual compensation of $120,000.

Xia Wang

During the fiscal year ended June 30, 2019, we had an employment agreement with Xia Wang for the position of Chief Financial Officer with an annual compensation of $80,000. On July 31, 2020, the Company entered into an employment agreement to replace the previous offer letter. According to the employment agreement, the Company shall issue to Ms. Wang an annual compensation in the form of 200,000 ordinary shares of the Company, valued at $1.00 per share. In September 2020, the Company issued 200,000 ordinary shares pursuant to the employment agreement. The employment agreement has a term of three years.

Board of Directors and Board Committees

Our board of directors currently consists of five (5) directors, three (3) of whom are independent, as such term is defined by the Nasdaq Capital Market.

The directors will be re-elected at our annual general meeting of shareholders on an annual basis.

A director may vote in respect of any contract or transaction in which he is interested, provided, however that the nature of the interest of any director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote on that matter. A general notice or disclosure to the directors or otherwise contained in the minutes of a meeting or a written resolution of the directors or any committee thereof of the nature of a director’s interest shall be sufficient disclosure and after such general notice it shall not be necessary to give special notice relating to any particular transaction. A director may be counted for a quorum upon a motion in respect of any contract or arrangement which he shall make with our company, or in which he is so interested and may vote on such motion.

Board Committees

Audit Committee. Our audit committee consisted of Mr. Xiaping Cao, Mr. K. Bryce Toussaint and Mr. Scott Silverman. Mr. K. Bryce Toussaint is the chairman of our audit committee. We have determined that Mr. K. Bryce Toussaint, Mr. Xiaping Cao and Mr. Scott Silverman satisfy the “independence” requirements of Nasdaq Rule 5605 and Rule 10A-3 under the Securities Exchange Act of 1934. Our board of directors has determined that Mr. Toussaint qualifies as an audit committee financial expert and has the accounting or financial management expertise as required under Item 407(d)(5)(ii) and (iii) of Regulation S-K. The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee will be responsible for, among other things:

•	appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

•	reviewing with the independent auditors any audit problems or difficulties and management’s response;

•	discussing the annual audited financial statements with management and the independent auditors;

•	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

•	reviewing and approving all proposed related party transactions;

•	meeting separately and periodically with management and the independent auditors; and

•	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee. Our compensation committee consists of Mr. Xiaping Cao, Mr. K. Bryce Toussaint, and Mr. Scott Silverman. Mr. Xiaping Cao is the chairman of our compensation committee. The compensation committee will assist the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee will be responsible for, among other things:

•	reviewing and approving, or recommending to the board for its approval, the compensation for our chief executive officer and other executive officers;

•	reviewing and recommending to the shareholders for determination with respect to the compensation of our directors;

•	reviewing periodically and approving any incentive compensation or equity plans, programs or similar arrangements; and

•	selecting compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nominating Committee. Our nominating committee consists of Mr. Xiaping Cao, Mr. K. Bryce Toussaint and Mr. Scott Silverman. Mr. Xiaping Cao is the chairperson of our nominating committee. The nominating committee will assist the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating committee will be responsible for, among other things:

•	selecting and recommending to the board nominees for election by the shareholders or appointment by the board;

•	reviewing annually with the board the current composition of the board with regards to characteristics such as independence, knowledge, skills, experience and diversity;

•	making recommendations on the frequency and structure of board meetings and monitoring the functioning of the committees of the board; and

•	advising the board periodically with regards to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to the board on all matters of corporate governance and on any remedial action to be taken.

Duties of Directors

As a matter of Cayman Islands law, directors of a Cayman Islands company owe fiduciary duties to the company and separately a duty of care, diligence and skill to the company. Under Cayman Islands law, directors and officers owe the following fiduciary duties: (i) a duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole; (ii) a duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose; (iii) directors should not improperly fetter the exercise of future discretion; (iv) a duty to exercise powers fairly as between different classes of shareholders; (v) a duty to exercise independent judgment; and (vi) a duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests. In fulfilling their duty of care to our company, our directors must ensure compliance with our memorandum and articles of association, as amended and restated from time to time. Our company may have the right to seek damages if a duty owed by our directors is breached.

Interested Transactions

A director may vote, attend a board meeting or sign a document on our behalf with respect to any contract or transaction in which he or she is interested. A director must promptly disclose the interest to all other directors after becoming aware of the fact that he or she is interested in a transaction we have entered into or are to enter into. A general notice or disclosure to the board or otherwise contained in the minutes of a meeting or a written resolution of the board or any committee of the board that a director is a shareholder, director, officer or trustee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company will be sufficient disclosure, and, after such general notice, it will not be necessary to give special notice relating to any particular transaction.

Remuneration and Borrowing

All directors hold office until the next annual meeting of shareholders at which their respective class of directors is re-elected and until their successors have been duly elected and qualified. The directors may receive such remuneration as determined by a general meeting of the Company from time to time. Each director is entitled to be repaid or prepaid all traveling, hotel and incidental expenses properly incurred in going to attending and returning from meetings of our board of directors or committees of our board of directors or shareholder meetings or otherwise in connection with the business of the Company. The compensation committee will assist the directors in reviewing the compensation structure for the directors. Our board of directors may exercise all the powers of the company to borrow money and to mortgage or charge our undertakings and property or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

Qualification

There are no membership qualifications for directors. Further, there are no share ownership qualifications for directors unless so fixed by shareholders in a general meeting. There are no other arrangements or understandings pursuant to which our directors are selected or nominated.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor has any been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Related Party Transactions,” our directors and officers have not been involved in any transactions with us or any of our affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Director Compensation

All directors hold office until the next annual meeting of shareholders at which they are re-elected and until their successors have been duly elected and qualified. Employee directors are entitled receive compensation for their services. Non-employee directors are entitled to receive a set amount of cash fee for serving as directors. In addition, non-employee directors are entitled to receive compensation for their actual travel expenses for each board of directors meeting attended, and any out-of-pocket expenses incurred by them in connection with their services provided in such capacity. We have entered into agreements with all of our directors.

In addition, our employee directors Mr. Lucas Wang receives compensation for his service as Chief Executive Officer of the Company and Mr. Erick W. Rengifo receives compensation for his service as Chief Strategy Officer of the Company. Mr. Wang and Mr. Rengifo have not received and will not receive compensation as directors of the Company.

We have agreed to pay our independent directors an annual cash retainer from $10,000 to $25,000, subject to terms of the definitive agreements. We will also reimburse all directors for any out-of-pocket expenses incurred by them in connection with their services provided in such capacity. In addition, we may provide incentive grants of stock, options or other securities convertible into or exchangeable for, our securities.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to beneficial ownership of our ordinary shares as of the date of this prospectus by:

•	Each person who is known by us to beneficially own more than 5% of our outstanding ordinary shares;

•	Each of our director, director nominees and named executive officers; and

•	All directors and named executive officers as a group.

Our company is authorized to issue 300,000,000 ordinary shares of $0.01 par value per share. The number and percentage of ordinary shares beneficially owned are based on 79,002,734 ordinary shares issued and outstanding as of the date of this proxy statement. Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our ordinary shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person has voting or investment power with respect to securities. In computing the number of ordinary shares beneficially owned by a person listed below and the percentage ownership of such person, ordinary shares underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all ordinary shares shown as beneficially owned by them.

Principal Shareholders	Amount of Beneficial Ownership	Percentage Ownership
Directors and Named Executive Officers:
Lucas Wang, Chairman of the Board and Chief Executive Officer (1)	—	0%
Jiaming Li, President	—	0%
Jinghai Jiang	—	0%
Erick W. Rengifo, Chief Strategy Officer	—	0%
Xia Wang, Chief Financial Officer	—	0%
Xiaping Cao, Director	—	0%
K. Bryce Toussaint, Director	—	0%
Scott Silverman, Director	—	0%
All directors and executive officers as a group (8 persons)	—	0%

5% Beneficial Owners:
Zeshu Dai (1)	8,710,000	11.02%

(1)	Zeshu Dai directly holds 290,000 ordinary shares of the Company. China Meitai Food Co., Ltd., a British Virgin Islands company, holds 8,710,000 ordinary shares. Zeshu Dai is deemed the beneficial owner of 8,710,000 shares held by China Meitai Food Co., Ltd.

DESCRIPTION OF ORDINARY SHARES

We are authorized to issue 300,000,000 ordinary shares of $0.01 par value per share. As of the date of this prospectus supplement, there are 79,002,734 ordinary shares issued and outstanding. The material terms and provisions of our ordinary shares are described under the caption “Description of Ordinary Shares” beginning on page 16 of the accompanying prospectus.

UNDERWRITING

We plan to enter into an underwriting agreement with Univest Securities, LLC, as the underwriter in connection with this offering on a firm commitment basis, pursuant to which we will sell to the underwriter and the underwriter will purchase from us [ ] ordinary shares.

The underwriter is obligated to take and pay for all of securities offered here if any such securities are taken. The underwriting agreement provides that the obligations of the underwriter are subject to certain conditions precedent such as the receipt by the underwriter of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. We will indemnify the underwriter against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriter may be required to make in respect thereof.

The underwriter is offering the ordinary shares subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by its counsel and other conditions specified in the underwriting agreement. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We expect to deliver the ordinary shares being offered pursuant to this prospectus supplement on or about [], 2022, subject to customary closing conditions.

Over-Allotment Option

We have granted the underwriter an over-allotment option. This option, which is exercisable for up to 45 days after the closing of this offering, permits the underwriter to purchase up to an aggregate of [--] additional ordinary shares (equal to 15% of the ordinary shares sold in the offering) on one or more occasions, at the respective public offering prices listed on the cover page of this prospectus, less underwriting discounts and commissions, solely to cover over-allotments, if any. The purchase price to be paid per additional ordinary shares shall be equal to the initial public offering price of the ordinary shares, respectively, less the underwriting discount. If this option is exercised in full, the total price to the public will be $[--] million based on the initial public offering price of $[--] per share, before expenses.

Discounts and Expenses

We have agreed to grant the underwriter a discount equal to six and a half percent (6.5%) of the gross proceeds of the offering. We also agreed to reimburse the underwriter for its out-of-pocket accountable expenses relating to the offering in an amount not to exceed an aggregate of US$75,000. Additionally, we have agreed to pay to the underwriter a non-accountable expense allowance equal to one percent (1%) of the gross proceeds of the offering.

The following table shows the discount per ordinary share and total discount we will pay to the underwriter in connection with the sale of the ordinary shares pursuant to this prospectus supplement and the accompanying prospectus assuming the purchase of all of the ordinary shares offered hereby. This table assumes the underwriter does not exercise its over-allotment option.

	Per ordinary share	Total
Public offering price	US$	US$
Underwriter’s discount(1)	US$	US$
Proceeds to us, before expenses(2)	US$	US$

After deducting certain fees and expenses due to the underwriter and our estimated offering expenses (including reimbursement of underwriter’s accountable expenses, payment of the underwriter’s non-accountable expense allowance, and our legal, printing and other various costs, fees and expenses), we expect the net proceeds from this offering to be approximately US$[].

Underwriter’s Warrant

We have agreed to issue to the underwriter warrants to purchase up to a total of [] ordinary shares (equal to five percent (5%) of the ordinary shares sold in this offering) for an aggregate purchase price of US$100 (the “Underwriter’s Warrants”). Such Underwriter’s Warrants will be exercisable at a per share price equal to the public offering price for the ordinary shares in this offering. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our ordinary share and also upon any distributions of assets, including cash, stock or other property to our shareholders.

The Underwriter’s Warrants may be exercised from the date of issuance, in cash or via cashless exercise, and will terminate on the fifth anniversary of the commencement of sales of this offering in compliance with FINRA Rule 5110(g)(8)(A).  The Underwriter’s Warrants and the underlying shares will be deemed compensation by FINRA, and therefore will be subject to FINRA Rule 5110(e). In accordance with FINRA Rule 5110(e)(1), and except as otherwise permitted by FINRA rules, neither the Underwriter’s Warrants nor any of our shares issued upon exercise of the Underwriter’s Warrants may be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities by any person, for a period of 180 days beginning on the commencement of sales of this offering. In addition, we have granted the underwriter registration rights in certain cases, including one demand registration right and unlimited piggyback registration right. These registration rights apply to all of the securities directly and indirectly issuable upon exercise of the Underwriter’s Warrants. In compliance with FINRA Rule 5110(g)(8), the one demand registration right and the unlimited piggyback registration right will expire five years from the commencement of sales of this offering.

Right of First Refusal

We have agreed to grant the underwriter, for the 12-month period following the closing of this offering, a right of first refusal to provide investment banking services to the Company on an exclusive basis in all matters for which investment banking services are sought by the Company (such right, the "Right of First Refusal"), which right is exercisable in the underwriter's sole discretion. For these purposes, investment banking services shall include, without limitation, (a) acting as lead manager for any underwritten public offering; (b) acting as exclusive placement agent, initial purchaser or financial advisor in connection with any private offering of securities of the Company; and (c) acting as financial advisor in connection with any sale or other transfer by the Company, directly or indirectly, of a majority or controlling portion of its capital stock or assets to another entity, any purchase or other transfer by another entity, directly or indirectly, of a majority or controlling portion of the capital stock or assets of the Company, and any merger or consolidation of the Company with another entity. The Right of First Refusal may be terminated by the Company for “cause,” which shall mean a material breach by the underwriter of the terms of the underwriting agreement.

Lock-up Agreements

Each of our officers, directors, and certain existing shareholders have agreed not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of our ordinary shares or other securities convertible into or exercisable or exchangeable for ordinary shares for a period of 90 days from the closing of this offering is a part without the prior written consent of the underwriter.

The underwriter may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the underwriter will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

No Sales of Similar Securities

We have agreed, for a period from the date of the Underwriting Agreement until ninty (90) days after the closing of this offering, subject to certain limited exceptions, not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any ordinary shares or securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional ordinary shares (the “Ordinary Share Equivalents”) or file any registration statement, or amendment or supplement thereto, with the SEC.

Indemnification

We have agreed to indemnify the underwriter and specified other persons against certain civil liabilities, including liabilities under the Securities Act and the Exchange Act, and to contribute to payments that the underwriter may be required to make in respect of such liabilities.

As an underwriter, Univest Securities, LLC would be required to comply with the Securities Act and the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of ordinary shares by the underwriter acting as principal. Under these rules and regulations, the underwriter:

•	may not engage in any stabilization activity in connection with our securities; and

•	may not bid for or purchase any of our securities, or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution in the securities offered by this prospectus supplement.

Relationships

Univest Securities, LLC acted as our placement agent in the November 2021 Offering pursuant to the placement agency agreement dated November 22, 2021. The Company paid the Placement Agent a cash fee of $1,146,746, including $906,862 in commissions which was equal to five point five percent (5.5%) of the aggregate gross proceeds raised in the offering, $164,884 as a non-accountable expense which was equal to one percent (1%) of the aggregate gross proceeds raised in the offering, and $75,000 in accountable expenses. In addition, the Company issued to Univest Securities, LLC the warrants to purchase up to 858,771 ordinary shares at an exercise price of $0.96 per share. Such warrants are first exercisable on May 24, 2022, which is six months after the closing of the offering and expires on November 24, 2026.

Univest Securities, LLC acted as our placement agent in the January 2022 Offering pursuant to the placement agency agreement dated January 28, 2022 as amended on January 30, 2022. The Company paid the Placement Agent a cash fee of $1,048,496.54, including $887,189.38 in commissions which was equal to five point five percent (5.5%) of the aggregate gross proceeds raised in the offering, $161.307.16 as a non-accountable expense which was equal to one percent (1%) of the aggregate gross proceeds raised in the offering, and $75,000 in accountable expenses. In addition, the Company issued to Univest Securities, LLC the warrants to purchase up to 906,220 ordinary shares at an exercise price of $0.89 per share. Such warrants are first exercisable on August 2, 2022, which is six months after the closing of the offering and expires on February 2, 2027.

Additionally, the underwriter and its affiliates may have provided us and our affiliates in the past and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, the underwriter and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. However, except for the foregoing and disclosed elsewhere in this prospectus supplement, we have no present arrangements with the underwriter for any further services.

TAXATION

Information regarding taxation is set forth under the heading “Item 10.E. Taxation” in the 2021 Annual Report, as updated by our subsequent filings under the Exchange Act.

MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this prospectus supplement. See “Incorporation of Documents by Reference” on page S-[ ] of this prospectus supplement.

MATERIAL CHANGES

Except as otherwise described in the 2021 Annual Report, in our Reports on Form 6-K furnished under the Exchange Act and incorporated by reference herein and as disclosed in this prospectus supplement, no reportable material changes have occurred since June 30, 2021.

EXPENSES

The following table sets forth the estimated costs and expenses (not including underwriter’s discount, accountable expenses and non-accountable expenses) payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates.

Legal fees and expenses	$
Accounting fees and expenses	$
Printing fees and expenses	$
Miscellaneous	$
Total	$

LEGAL MATTERS

We are being represented by Ortoli Rosenstadt LLP with respect to certain legal matters as to United States federal securities and New York State law. The current address of Ortoli Rosenstadt LLP is 366 Madison Avenue, 3rd Floor, New York, NY 10017.

The legality and validity of the securities offered from time to time under this prospectus supplement under the laws of the Cayman Islands was passed upon by Mourant Ozannes. The current address of Mourant Ozannes is 94 Solaris Avenue, Camana Bay, Grand Cayman, KY1-1108, Cayman Islands. Ortoli Rosenstadt LLP may rely upon Mourant Ozannes with respect to matters governed by Cayman Islands law.

Hunter Taubman Fischer & Li LLC is counsel to the underwriter in connection with this offering. The current address of Hunter Taubman Fischer & Li LLC is 48 Wall Street, Suite 1100, New York, NY 10005.

EXPERTS

The consolidated financial statements for the year ended June 30, 2021, incorporated by reference in this prospectus supplement have been so included in reliance on the report of WWC, P.C., an independent registered public accounting firm, given on their authority as experts in accounting and auditing. The office of WWC, P.C. is located at 2010 Pioneer Court, San Mateo, CA 94403.

The consolidated financial statements for the year ended June 30, 2020, incorporated by reference in this prospectus supplement have been so included in reliance on the report of Prager Metis CPAs LLC, an independent registered public accounting firm, given on their authority as experts in accounting and auditing. The office of Prager Metis CPAs LLC is located at 401 Hackensack Avenue, 4th floor, Hackensack, NJ 07601.

The consolidated financial statements for the year ended June 30, 2019 incorporated by reference in this prospectus supplement have been so included in reliance on the report of Friedman LLP, an independent registered public accounting firm, given on their authority as experts in accounting and auditing. The office of Friedman LLP is located at One Liberty Plaza, 165 Broadway, New York, New York 10006.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement certain information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We hereby incorporate by reference into this prospectus supplement the following documents:

(1)	our annual report on Form 20-F for the fiscal year ended June 30, 2021, filed with the SEC on November 15, 2021;

(2)	our reports of foreign private issuer on Form 6-K, furnished to the SEC on November 24, 2021, December 1, 2021, December 6, 2021, December 14, 2021, December 17, 2021, December 20, 2021, January 6, 2022, February 3, 2022, February 14, 2022, February 15, 2022, March 22, 2022, March 31, 2022, April 4, 2022, April 20, 2022, April 27, 2022, May 5, 2022, May 6, 2022, May 12, 2022, May 24, 2022, May 25, 2022 and June 2, 2022;

(2)	the description of our ordinary shares contained in our registration statement on Form 8-A, filed with the SEC on April 2, 2019, and any amendment or report filed for the purpose of updating such description;

(3)	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus supplement and prior to the termination of the offering of the securities offered by this prospectus supplement; and

(4)	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus supplement that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus supplement forms a part.

Any statement contained in a document that is incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus supplement, modifies or supersedes that statement. The modifying or superseding statement does not need to state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.

Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those document unless such exhibits are specially incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

BIT ORIGIN LIMITED.

375 Park Ave, Fl 1502

New York NY 10152

T: 347-556-4747

You should rely only on the information that we incorporate by reference or provide in this prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus supplement by reference is accurate as of any date other than the date of the document containing the information.

WHERE YOU CAN GET MORE INFORMATION

As permitted by SEC rules, this prospectus supplement omits certain information and exhibits that are included in the registration statement of which this prospectus supplement forms a part. Since this prospectus supplement may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus supplement forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus supplement, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands entity, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Some of our assets are located outside the United States. In addition, some of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

We have been advised by our counsel as to Cayman Islands law that the United States and the Cayman Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters (other than in relation to arbitral awards) and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, may not be enforceable in the Cayman Islands. We have also been advised by our counsel as to Cayman Islands law that a final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt at common law in the Grand Court of the Cayman Islands.

China Xiangtai Food Co., Ltd.

$50,000,000

Ordinary Shares

Share Purchase Contracts

Share Purchase Units

Warrants

Debt Securities

Rights

Units

We may offer, from time to time, in one or more offerings, ordinary shares, share purchase contracts, share purchase units, warrants, debt securities, rights or units, which we collectively refer to as the “securities”. The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $50,000,000. We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at, or prior to, the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should read this prospectus and any applicable prospectus supplement before you invest.

The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents or directly to purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus. For general information about the distribution of securities offered, please see “Plan of Distribution”.

Our ordinary shares issued pursuant to a registration statement on Form F-1 (No. 333-226990) are traded on the Nasdaq Capital Market under the symbol “PLIN”. On May 13, 2020, the closing price of our ordinary shares as reported by the Nasdaq Capital Market was $2.25. The aggregate market value of our outstanding ordinary shares held by non-affiliates using the closing price on the Nasdaq Capital Market of $2.25 was approximately $20,461,561 based on 23,894,027 outstanding ordinary shares, of which approximately 9,094,027 ordinary shares were held by non-affiliates. We have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.

Unless otherwise specified in an applicable prospectus supplement, our share purchase contracts, share purchase units, warrants, debt securities, rights and units will not be listed on any securities or stock exchange or on any automated dealer quotation system.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement. The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities.

Investing in our securities being offered pursuant to this prospectus involves a high degree of risk. You should carefully read and consider the ‘‘Risk Factors’’ section of this prospectus and in the applicable prospectus supplement before you make your investment decision.

Neither the Securities and Exchange Commission, Cayman Islands, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2020

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we have filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate offering price of $50,000,000.

Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.

We may offer and sell securities to, or through, underwriting syndicates or dealers, through agents or directly to purchasers.

The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

In connection with any offering of securities (unless otherwise specified in a prospectus supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution.”

Please carefully read both this prospectus and any prospectus supplement together with the documents incorporated herein by reference under “Incorporation by Reference” and the additional information described below under “Where You Can Get More Information.”

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences. You should read the tax discussion contained in the applicable prospectus supplement and consult your tax advisor with respect to your own particular circumstances.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is accurate only as of the date of this prospectus and any information incorporated by reference is accurate as of the date of the applicable document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

Except where the context otherwise requires and for purposes of this prospectus only, “we,” “us,” “our company,” “Company,” “our” refer to:

●	China Xiangtai Food Co., Ltd., a Cayman Islands exempted company (“Xiangtai Cayman” or the “Company” when individually referenced);

●	WVM Inc., a British Virgin Islands company (“Xiangtai BVI” when individually referenced);

●	CVS Limited (“Xiangtai HK” when individually referenced), a Hong Kong company that is a wholly owned subsidiary of Xiangtai BVI;

●	Chongqing Jinghuangtai Business Management Consulting Co., Ltd. (also known as “重庆精煌泰企业管理咨询有限公司”) “Xiangtai WFOE” when individually referenced), a PRC wholly foreign-owned enterprise and a wholly owned subsidiary of Xiangtai HK;

●	Guangan Yongpeng Food Co., Ltd. (also known as “广安勇鹏食品有限公司”) (“GA Yongpeng” when individually referenced), a PRC company and a wholly owned subsidiary of Xiangtai WFOE;

●	Chongqing Penglin Food Co., Ltd. (also known as “重庆鹏霖食品有限公司”) (“CQ Penglin” when individually referenced), a PRC company and a variable interest entity (“VIE”) contractually controlled by Xiangtai WFOE;

●	Chongqing Pengmei Supermarket Co., Ltd. also known as “重庆鹏美超市有限公司”) (“CQ Pengmei” when individually referenced), a PRC company and a wholly owned subsidiary of Xiangtai WFOE;

●	Xiangtai WFOE, CQ Penglin, GA Yongpeng and CQ Pengmei are collected referred to as the “PRC entities” hereafter.

We have relied on statistics provided by a variety of publicly-available sources regarding China’s expectations of growth. We did not, directly or indirectly, sponsor or participate in the publication of such materials, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus. We have sought to provide current information in this prospectus and believe that the statistics provided in this prospectus remain up-to-date and reliable, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus.

We qualify as an “emerging growth company,” as defined in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and regulatory requirements in contrast to those otherwise applicable generally to public companies. These provisions include, but are not limited to, an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to Section 404 the Sarbanes-Oxley Act of 2002.

We may take advantage of these reduced reporting and other regulatory requirements for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in annual revenue, become a “large accelerated filer” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or issue more than $1.0 billion of non-convertible debt over a three-year period. In addition, the JOBS Act provides that an emerging growth company may delay adopting new or revised accounting standards until those standards apply to private companies.

We are a “foreign private issuer” as defined in Rule 3b-4 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. As a result, our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act and transactions in our equity securities by our officers and directors are exempt from Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

ABOUT THE COMPANY

Our Company

China Xiangtai Food Co., Ltd. is a Cayman Islands exempted company and conducts business in China through subsidiaries and a variable interest entity in China. We are primarily a pork processing company that has operations across key sections of the industry value chain, including slaughtering, packing, distribution, wholesale, and retail of a variety of fresh pork meat and parts. We are committed to provide consumers with high-quality, nutritious and tasty products through our portfolio of trusted and well-known brands and to drive consumption trends, while setting a high industry standard in product quality and food safety. We match supply with demand and benefit from the strong industry trends in China.

Maintaining the highest industry standards for food safety, product quality and sustainability is one of our core values. We have food circulation permits and national industrial production certificates. We have strict quality control systems in each segment of our value chain, from production through sales and distribution. These objectives are grounded in our sustainability program, which focuses on key areas such as animal care, employee welfare, the environment, food safety and quality, helping communities and value creation.

We purchase live hogs through distributors who purchase hogs from local hog farms located in different cities in southern China. We use an automated standard modern production line to slaughter the hogs and pack the fresh pork and byproducts. We deliver the fresh pork to local distributors who then resell the fresh pork to smaller distributors and individual vendors from the local farmers’ market. We also purchase fresh, chilled and frozen pork, beef, lamb, chicken, duck, and rabbit meat from external distributors. We process some fresh pork, beef, lamb, chicken, duck, and rabbit meat into processed products. We sell fresh, chilled and frozen pork, beef and lamb, and processed meat products at our supermarket and to other local grocery stores in Chongqing. We have received many awards and honors including "Honest and Trustworthy Seller", “Annual Sales Star”, “Best Partner,” and “First Place in Fresh Grocery” from New Century Department Store, “Industrial Leading Enterprise” from Chongqing City Fuling District government, and “Vice President Entity” from Chongqing Tongchuan Chamber of Commerce. We won these awards and honors because we have had a close and successful working relationship with big supermarkets and department stores, have effectively discharged our sales and marketing effort, and penetrated deep into the meat market in Chongqing City.

Through the acquisition of Pengmei, consummated in July 2018, we currently operate one supermarket in Chongqing that offers a variety of products, including meats, fish and seafood, fresh produces, frozen foods, breads and bakery products, alcoholic and nonalcoholic beverages, housewares products, house-clean products and laundry products. Pengmei used to operate two supermarkets since November 2017. One of the supermarkets has temporarily stopped operation since August 2018 due to landlord’s failure to meet the fire safety requirements. We have filed a lawsuit against the landlord for breach of the store operating lease agreement. We expect this supermarket to be re-opened soon after the fire safety requirements are met.

We work closely with online retailers and plan to launch our online sales channel this year.

We have approximately 175 employees as of May 5, 2020. In our slaughterhouse and processing facility, we have a standardized and automatic production line for hog slaughtering and meat packing. We also have meat processing rooms and standardized freezers to process and store processed meat product. Additionally, we have established environment protection facilities, such as sewage treatment, harmless treatment and incineration treatment.

Recent Development

Share Purchase Agreement with JMC

On April 3, 2020, Xiangtai Cayman and Xiangtai WFOE entered into a Share Purchase Agreement (“SPA”) with Chongqing Ji Mao Cang Feed Co., Ltd. (“JMC”) and the shareholders of JMC (“JMC Shareholders”).

Pursuant to the SPA, the Company agreed to issue to the shareholder who owns 51% of JMC’s equity interest 2,000,000 duly authorized, fully paid and non-assessable ordinary shares of the Company, valued at a price of $3.71 per share, the closing price of the Company’s ordinary share on February 4, 2020, for an aggregate purchase price of $7,420,000, subject to the milestones as specified in the SPA, in exchange for JMC Shareholders’ agreement to cause JMC to enter into certain VIE agreements (the “VIE Agreements”) with WFOE, through which WFOE shall have the right to control, manage and operate JMC in return for a service fee equal to 100% of JMC’s after-tax net income. On April 23, 2020, the Company issued 1,000,000 ordinary shares to the JMC shareholder pursuant to the SPA. The transaction was not registered under the Securities Act in reliance on an exemption from registration set forth in Regulation S promulgated hereunder as a transaction by the Company not involving any public offering.

Founded in 2012, JMC specializes in feed raw material sales and providing feed formula solutions. It has more than 200 customers in farm industry and nearly 100 customers in feed production industry. In 2019, JMC sold more than 200,000 tons of soybean meal, exceeding RMB 500 million (approximately $70,000,000 USD) in sales. Given the Company’s revenue of fiscal year 2019 was $102,545,152USD, PLIN is expected to increase 70% of revenue through this acquisition. JMC has entered strategic alliances with large grain and oil companies such as Sinograin, COFCO, Cargill, Good Ocean, and Louis Dreyfus, and has obtained general distributorship in Chongqing, Sichuan and other places. JMC has more than 200 customers in farm industry and nearly 100 customers in feed production industry. In 2019, JMC had sold more than 200,000 tons of soybean meal and reported a revenue of RMB 525 million and a profit of RMB 15 million. JMC has all necessary licenses to carry out its business in China.

On April 3, 2020, Xiangtai WFOE entered into a series of VIE Agreements with JMC and JMC Shareholders. The VIE Agreements are designed to provide WFOE with the power, rights and obligations equivalent in all material respects to those it would possess as equity holder of JMC, including absolute rights to control the management, operations, assets, property and revenue of JMC.

Material terms of each of the VIE Agreements are described below:

Technical Consultation and Services Agreement.

Pursuant to the technical consultation and services agreement between JMC and WFOE dated April 3, 2020, WFOE has the exclusive right to provide consultation services to JMC relating to JMC’s business, including but not limited to business consultation services, human resources development, and business development. WFOE exclusively owns any intellectual property rights arising from the performance of this agreement. WFOE has the right to determine the service fees based on JMC’s actual operation on a quarterly basis. This agreement will be effective for 20 years, and can be extended if WFOE gives its written consent of the extension of this agreement before the expiration of this agreement and JMC shall agree with this extension without reserve. WFOE may terminate this agreement at any time by giving a 30 days’ prior written notice to JMC.

Equity Pledge Agreement.

Under the equity pledge agreement among WFOE, JMC and JMC Shareholders dated April 3, 2020, JMC Shareholders pledged all of their equity interests in JMC to WFOE to guarantee JMC’s performance of relevant obligations and indebtedness under the technical consultation and services agreement. In addition, JMC Shareholders will complete the registration of the equity pledge under the agreement with the competent local authority. If JMC breaches its obligation under the technical consultation and services agreement, WFOE, as pledgee, will be entitled to certain rights, including the right to sell the pledged equity interests. This pledge will remain effective until all the guaranteed obligations are performed.

Equity Option Agreement.

Under the equity option agreement among WFOE, JMC and JMC Shareholders dated April 3, 2020, each of JMC Shareholders irrevocably granted to WFOE or its designee an option to purchase at any time, to the extent permitted under PRC law, all or a portion of his equity interests in JMC. Also, WFOE or its designee has the right to acquire any and all of its assets of JMC. Without WFOE’s prior written consent, JMC’s shareholders cannot transfer their equity interests in JMC and JMC cannot transfer its assets. The acquisition price for the shares or assets will be the minimum amount of consideration permitted under the PRC law at the time of the exercise of the option. This pledge will remain effective until all options have been exercised.

Voting Rights Proxy and Financial Support Agreement.

Under the voting rights proxy and financial support agreement among WFOE, JMC and JMC Shareholders dated April 3, 2020, each JMC Shareholder irrevocably appointed WFOE as its attorney-in-fact to exercise on such shareholder’s behalf any and all rights that such shareholder has in respect of his equity interests in JMC, including but not limited to the power to vote on its behalf on all matters of JMC requiring shareholder approval in accordance with the articles of association of JMC. The proxy agreement is for a term of 20 years and can be extended by WFOE unilaterally by prior written notice to the other parties.

Convertible Debt Financing

On November 22, 2019, Xiangtai Cayman entered into a securities purchase agreement with an accredited investor (the “Debenture Holder”) to place convertible debentures, as amended on December 18, 2019, (each a “Debenture” and collectively, the “Debentures”) with a maturity date of twelve months after the issuance thereof in the aggregate principal amount of up to $5,000,000, provided that in case of an event of default, the Debentures may become at the debenture holder’s election immediately due and payable. The initial closing occurred on November 22, 2019 when we issued a Debenture for $2,000,000 (the “First Debenture”). The second closing of a Debenture in an amount of $2,000,000 occurred on December 30, 2019 when we issued a Debenture for $2,000,000. The third closing occurred on March 9, 2020 when we issued a Debenture for $1,000,000. In addition, we paid to an affiliate of the debenture holder a fee equal to 4% of the amount of each Debenture at each closing and a one-time due diligence and structuring fee of $15,000 at the first closing.

The debenture holder may convert a Debenture in its sole discretion at any time on or prior to maturity at the lower of $5.06 or 93% of the average of the four lowest daily VWAPs during the 10 consecutive trading days immediately preceding the conversion date, provided that the conversion price may never be less than $3.00. The holder may not convert any portion of a Debenture if such conversion would result in the holder beneficially owning more than 4.99% of our then issued and ordinary shares, provided that such limitation may be waived by the holder with 65 days’ notice.

Any time after the issuance of a Debenture that the daily VWAP is less than $3.00 for a period of 10 consecutive trading days (each such occurrence, a “Triggering Event”) and only for so long as such conditions exist after a Triggering Event, we shall make monthly payments beginning on the 30th day after the date of the Triggering Event. Each monthly payment shall be in an amount equal to the sum of (i) the principal amount outstanding as of the date of the Triggering Event divided by the number of such monthly payments until maturity, (ii) a redemption premium of 10% during the six month after the issuance of a Debenture of 20% thereafter in respect of such principal amount and (iii) accrued and unpaid interest hereunder as of each payment date. We may, no more than twice, obtain a thirty-day deferral of a monthly payment due as a result of a Triggering Event through the payment of a deferral fee in the amount equal to 10% of the total amount of such monthly payment. Each deferral payment may be paid at our option either in (i) cash or (ii) if the conversion price on the date of the payment is above $3.00 and such shares issued will be immediately freely tradable shares in the hands of the holder, by the issuance of such number of shares as is equal to $3.00.

On May 22, 2020, we entered in a conversion agreement (the “Conversion Agreement”) with the Debenture Holder to convert $750,000 in principal due and accrued and unpaid interest under the First Debenture into 750,000 ordinary shares of the Company at a per share price of $1.00, which was below the per share price of $3.00 that the Debenture Holder would have been able to convert at pursuant to the terms of the First Debenture. We issued the 750,000 ordinary shares upon signing the Conversion Agreement.

Changes in Company’s Certifying Accountant.

(1)	Previous Independent Registered Public Accounting Firm

(i)	On April 25, 2020, the Company dismissed its independent registered public accounting firm, Friedman LLP (“Friedman”).

(ii)	The report of Friedman on the financial statements of the Company for the fiscal years ended June 30, 2019 and 2018, and the related statements of operations and comprehensive income (loss), changes in stockholders’ equity (deficit), and cash flows for the fiscal years ended June 30, 2019 and 2018 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

(iii)	The decision to change the independent registered public accounting firm was recommended and approved by the Audit Committee and Board of Directors of the Company.

(iv)	During the Company’s most recent fiscal year ended June 30, 2019 and through April 25, 2020, the date of dismissal, (a) there were no disagreements with Friedman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Friedman, would have caused it to make reference thereto in its reports on the financial statements for such years and (b) there were no “reportable events” as described in Item 304(a)(1)(v) of Regulation S-K.

(v)	On April 25, 2020, the Company provided Friedman with a copy of this Current Report and has requested that it furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above statements.

(2)	New Independent Registered Public Accounting Firm

Effective May 4, 2020, the Audit Committee of the Company appointed Prager Metis CPAs, LLC (“Prager Metis”) as its new independent registered public accounting firm to audit and review the Company’s financial statements. During the two most recent fiscal years ended June 30, 2019 and June 30, 2018 and any subsequent interim periods through the date hereof prior to the engagement of Prager Metis, neither the Company, nor someone on its behalf, has consulted Prager Metis regarding:

(i)	either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and either a written report was provided to the Company or oral advice was provided that the new independent registered public accounting firm concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

(ii)	any matter that was either the subject of a disagreement as defined in paragraph 304(a)(1)(iv) of Regulation S-K or a reportable event as described in paragraph 304(a)(1)(v) of Regulation S-K.

History and Structure of the Company

The following diagram illustrates our corporate structure:

Incorporated on January 23, 2018 China Xiangtai Food Co., Ltd. (“Xiangtai Cayman” or the “Company”) is a Cayman Islands exempted company. We conduct our business in China through our subsidiaries and VIE. Zeshu Dai currently has majority interest and control over our subsidiaries and VIE.

Under our memorandum of association, we are authorized to issue 50,000,000 ordinary shares with a par value of $0.01 each. Upon incorporation of our company, the subscriber received 1 ordinary share as incorporation founder. The subscriber's share was later transferred to China Meitai Food Co., Ltd., which is controlled by Zeshu Dai through a call option agreement and an entrustment agreement with Magic Pace Limited, the sole shareholder of China Meitai Food Co., Ltd. As of May 26, 2020, there are 23,894,027 ordinary shares issued and outstanding, and China Meitai Food Co., Ltd owns 13,300,000 ordinary shares. As a result, Zeshu Dai is deemed to beneficially own 13,300,000 ordinary shares and thus has controlling interest of our Company.

We do not foresee any conflict of interest between China Meitai Food Co., Ltd. and Xiangtai Cayman, because China Meitai Food Co., Ltd. is a holding company and do not have business operations.

WVM Inc. was incorporated on February 11, 2015 (“Xiangtai BVI”). Its 100% equity interest is held by Xiangtai Cayman. Xiangtai BVI is currently not engaging in any active business and merely acting as a holding company.

CVS Limited (“Xiangtai HK”) was incorporated on March 4, 2015 under the law of Hong Kong SAR. The registered share capital is USD 3,800 and paid-in-capital is zero, with 100% of the equity interest held by Xiangtai BVI. Xiangtai HK is currently not engaging in any active business and merely acting as a holding company.

Xiangtai WFOE is a PRC wholly foreign owned entity incorporated on September 1, 2017 in Chongqing under the laws of the People’s Republic of China. It is a wholly-owned subsidiary of CVS Limited and a wholly foreign-owned entity under the PRC laws. Xiangtai WFOE is currently not engaging in any active business and merely acting as a holding company.

GA Yongpeng was incorporated on May 10, 2008 in Chongqing under the laws of the People’s Republic of China. The registered principal activities of the company are purchase of livestock and poultry, breeding, slaughter, processing, sale and retail of fresh livestock and poultry meat and meat products (preserved meat products, sauce, meat products, smoked sausage, ham products, etc.) 100% of the equity interest is held by Xiangtai WFOE.

Chongqing Pengmei was incorporated on July 27, 2017 in Chongqing under the laws of the People’s Republic of China. The registered principal activities of the company are sales of cosmetics, agricultural produce, aquatic products, consumer products, clothing, toys, furnitures, electronic appliance and devices, storage, etc. 100% of the equity interest is held by Xiangtai WFOE.

Contractual Arrangements between Xiangtai WFOE and CQ Penglin

CQ Penglin was incorporated on November 3, 2005 in Chongqing under the laws of the People’s Republic of China. CQ Penglin’s registered capital is RMB 20,650,000 and RMB 11,650,000 is paid. The registered principal activities of the company are retail of pre-packaged food, live hog slaughtering, purchase of livestock and poultry, processing and sale of fresh livestock and poultry meat, process and retail of meat products (preserved meat products, sauce, meat products, smoked sausage, ham products, etc.). CQ Penglin’s shareholders are Zeshu Dai, Penglin Wang, and Taizhou Qisi Ruilin Investment Management LLP.

CQ Penglin is deemed as our variable interest entity (the “VIE”).

We conduct our business through the VIE, which we effectively control through a series of contractual arrangements. These contractual arrangements allow us to:

•	exercise effective control over the VIE;

•	receive substantially all of the economic benefits of the VIE; and

•	have an exclusive option to purchase all or part of the equity interests in the VIE when and to the extent permitted by PRC law.

We conduct our business through contractual arrangements rather than direct ownership because one of CQ Penglin’s businesses is to conduct market research in the meat and livestock industry, which can give the company a more precise understanding of market demand, target customers, and competition environment. According to Catalogue of Industries for Guiding Foreign Investment (Revision 2017) effected since July 28, 2017, market research is a restricted Foreign Investment Industry. Even though CQ Penglin collects information and processes data for its own operational purpose, such market research may fall into the restricted category. In addition, the Telecommunications Regulations and its related implementation rules promulgated by the State Council and, including the Catalogue of Classification of Telecommunications Business issued by the Minister of Industry and Information Technology (the “MIIT”), categorize various types of telecommunications and telecommunications-related activities into basic or value-added telecommunications services, and classify internet information services, or ICP services, as value-added telecommunications businesses. Under the Telecommunications Regulations, commercial operators of value-added telecommunications services must first obtain an ICP License from the MIIT or its provincial level counterparts. The Administrative Measures on Internet-based Information Services released by the State Council in 2000, as amended in 2011, requires that a commercial ICP service operator shall obtain an ICP License from the relevant government authorities before engaging in any commercial ICP service in China. The Administrative Provisions on Foreign-funded Telecommunications Enterprises released by State Council in 2001, as amended in 2016, further requires that for foreign-funded telecommunications enterprises to operate value-added telecommunications services, capital contribution from foreign investors shall not exceed 50% of all capital contribution. CQ Pengin plans to set up an online supermarket after the offering to expand business and reduce sales costs, which would require it to obtain an ICP License. If we control CQ Penglin through direct ownership, it will have more than 50% foreign-sourced capital contribution and will not be qualified for an ICP license. Therefore, the company decide to conduct operation through contractual arrangements.

As a result of these contractual arrangements, we have become the primary beneficiary of, and we treat the VIE as our variable interest entity under U.S. GAAP. We have consolidated the financial results of the VIE in our consolidated financial statements in accordance with U.S. GAAP.

The following is a summary of the currently effective contractual arrangements by and among our wholly-owned subsidiary, Xiangtai WFOE, our consolidated variable interest entity, the CQ Penglin, and the shareholders of the VIE.

Agreement that Provide Us Effective Control over the VIE

Equity Pledge Agreement

Pursuant to the equity pledge agreements, as amended, among the shareholders who collectively owned all of CQ Penglin, pledge all of the equity interests in CQ Penglin to Xiangtai WFOE as collateral to secure the obligations of CQ Penglin under the exclusive consulting services and operating agreement. These shareholders may not transfer or assign transfer or assign the pledged equity interests, or incur or allow any encumbrance that would jeopardize Xiangtai WFOE’s interests, without Xiangtai WFOE’s prior approval. In the event of default, Xiangtai WFOE as the pledgee will be entitled to certain rights and entitlements, including the priority in receiving payments by the evaluation or proceeds from the auction or sale of whole or part of the pledged equity interests of CQ Penglin. The agreement will terminate at the date these shareholders have transferred all of their pledged equity interests pursuant to the equity option agreement.

Voting Rights Proxy and Financial Supporting Agreement

Pursuant to the voting rights proxy and financial supporting agreements, as amended, the shareholders of CQ Penglin give Xiangtai WFOE an irrevocable proxy to act on their behalf on all matters pertaining to CQ Penglin and to exercise all of their rights as shareholders of CQ Penglin, including the right to attend shareholders meeting, to exercise voting rights and to transfer all or a part of their equity interests in CQ Penglin. In consideration of such granted rights, Xiangtai WFOE agrees to provide the necessary financial support to CQ Penglin whether or not CQ Penglin incurs loss, and agrees not to request repayment if CQ Penglin is unable to do so. The agreements shall remain in effect for 30 years until October 8, 2047.

Agreement that allows us to Receive Economic Benefits and absorb losses from the VIE

Technical Consultation and Services Agreement

Pursuant to the technical consultation and services agreement between Xiangtai WFOE and CQ Penglin, as amended, Xiangtai WFOE is engaged as exclusive provider of management consulting services to CQ Penglin. For such services, CQ Penglin agree to pay service fees determined based on all of their net income to Xiangtai WFOE or Xiangtai WFOE has obligation to absorb all of the losses of CQ Penglin.

The technical consultation and services agreement, as amended, remains in effect for 30 years until October 8, 2047. The agreement can be extended only if Xiangtai WFOE gives its written consent of extension of the agreement before the expiration of the agreement and CQ Penglin then may extend without reservation.

Business Cooperation Agreement

Pursuant to the business cooperation agreement between Xiangtai WFOE and CQ Penglin, as amended, Xiangtai WFOE has the exclusive right to provide CQ Penglin with technical support, business support and related consulting services, including but not limited to technical services, business consultations, equipment or property leasing, marketing consultancy, system integration, product research and development, and system maintenance. In exchange, Xiangtai WFOE is entitled to a service fee that equals to all of the net income of CQ Penglin determined by U.S. GAAP. The service fees may be adjusted based on the services rendered by Xiangtai WFOE in that month and the operational needs of CQ Penglin.

The business cooperation agreement, as amended, remains in effect unless Xiangtai WFOE commits gross negligence, or a fraudulent act, against CQ Penglin. Nevertheless, Xiangtai WFOE shall have the right to terminate this agreement upon giving 30 days’ prior written notice to CQ Penglin at any time.

Agreements that Provide Us with the Option to Purchase the Equity Interest in the VIE

Equity Option Agreement

Pursuant to the equity option agreements, as amended, among Xiangtai WFOE, CQ Penglin and its shareholders. CQ Penglin’s shareholders jointly and severally grant Xiangtai WFOE an option to purchase their equity interests in CQ Penglin. The purchase price shall be the lowest price then permitted under applicable PRC laws. If the purchase price is greater than the registered capital of CQ Penglin, these shareholders of CQ Penglin are required to immediately return any amount in excess of the registered capital to Xiangtai WFOE or its designee of Xiangtai WFOE. Xiangtai WOFE may exercise such option at any time until it has acquired all equity interests of CQ Penglin, and may transfer the option to any third party. The agreements will terminate at the date on which all of these shareholders’ equity interests of CQ Penglin has been transferred to Xiangtai WFOE or its designee.

Entrustment Agreement and Call Option Agreement

China Meitai Food Co., Ltd. currently holds 13,300,000 of the issued and outstanding ordinary shares of the Company out of a total of 23,894,027 issued and outstanding ordinary shares. Magic Pace Limited is currently the sole shareholder of China Meitai Food Co., Ltd.

Ms. Zeshu Dai entered into an entrustment agreement with Magic Pace Limited, according to which Magic Pace Limited entrusted its voting power, personnel appointment power and other power related to operating and managing of China Meitai Food Co., Ltd., and therefore effectively the control of our company, to Ms. Dai to the extent permitted by the laws of the British Virgin Islands.

Ms. Dai has also entered into a call option agreement with Magic Pace Limited. Pursuant to the call option agreement, Magic Pace Limited granted Ms. Dai an option that upon the closing of the initial public offering of the Company, Ms. Dai can exercise the option to acquire 97.74% of the shares of China Meitai Food Co., Ltd for consideration. Upon excising the option shares in China Meitai Food Co., Ltd., Ms. Dai will own 55.66% shares of the Company through China Meitai Food Co., Ltd.

If Ms. Dai elects not to exercise such option, Ms. Dai remains to have control of the company through the entrustment agreement with Magic Pace Limited and ordinary shares held by Magic Pace Limited.

Corporate Information

We are a Cayman Islands exempted company and conduct business in China through subsidiaries and variable interest entities in China. Our principal office is located at Xinganxian Plaza, Building B, Suite 19-1, Lianglukou, Yuzhong District, Chongqing, People’s Republic of China 400800, telephone number +86 (023) 86330158.

We maintain a website at www.drespace.cn/PLIN where general information about us is available. Investors can obtain copies of our filings with the Securities and Exchange Commission, or SEC, from this site free of charge, as well as from the SEC website at www.sec.gov. Except for these documents incorporated by reference that are accessible on our website, we are not incorporating the contents of our website into this prospectus.

Coronavirus (COVID-19) Update

Recently, there is an ongoing outbreak of a novel strain of coronavirus (COVID-19) first identified in China and has since spread rapidly globally. The pandemic has resulted in quarantines, travel restrictions, and the temporary closure of stores and business facilities globally for the past few months. In March 2020, the World Health Organization declared the COVID-19 as a pandemic. Given the rapidly expanding nature of the COVID-19 pandemic, and because substantially all of our business operations and our workforce are concentrated in China, we believe there is a risk that our business, results of operations, and financial condition will be adversely affected, especially for our export related business. Potential impact to our results of operations will also depend on future developments and new information that may emerge regarding the duration and severity of the COVID-19 and the actions taken by government authorities and other entities to contain the COVID-19 or mitigate its impact, almost all of which are beyond our control.

The impacts of COVID-19 on our business, financial condition, and results of operations include, but are not limited to, the following:

●	Our management and the employees work in the supermarket sector of our business resumed working on February 11, 2020, shortly after the Chinese Lunar New Year holiday. The employees who work in the slaughtering and processing sector of our business resumed working by the end of February. Our supermarket, as an essential business, remained open during the pandemic. We experienced significant increase in supermarket sales in February and March 2020 as compared to the same period last year. However, we experienced a decrease in distribution sales during February and March 2020 as some of our customers, such as farmers’ markets, restaurants, hotels, school cafeterias, were required to temporarily close their businesses to adhere to local policy. These affected customers are slowly resuming business during April 2020 and we expect the demand will recover. For the fiscal years ended June 30, 2019 and 2018, farmers’ markets sales account for 93% and 96% of the total revenue, respectively. Overall, our revenue and income may be negatively impacted in 2020.

●	The situation may worsen if the COVID-19 outbreak continues. We will continue to closely monitor the development throughout 2020.

●	The global stock markets have experienced, and may continue to experience, significant decline from the COVID-19 outbreak. It is possible that the price of our ordinary shares will decline significantly after the consummation of this offering, in which case you may lose your investment.

Because of the uncertainty surrounding the COVID-19 outbreak, the business disruption and the related financial impact related to the outbreak of and response to the coronavirus cannot be reasonably estimated at this time. For a detailed description of the risks associated with the novel coronavirus, see “Risk Factors—Risks Related to Our Business—Our business could be materially harmed by the ongoing coronavirus (COVID-19) pandemic.”

Implications of Being an Emerging Growth Company

We qualify as and elect to be an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include, but not limited to:

•	Reduced disclosure about the emerging growth company’s executive compensation arrangements in our periodic reports, proxy statements and registration statements; and

•	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.0 billion in annual revenue, have more than $700 million in market value of our ordinary shares held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period. Except for our consolidated balance sheets, which we include for the fiscal years ended June 30, 2017, 2018 and 2019, we have decided to include three years of audited financial statements and three years of related management’s discussion and analysis of financial condition and results of operations disclosure.

Implication of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

•	we are not required to provide as many Exchange Act reports or provide periodic and current reports as frequently, as a domestic public company;

•	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

•	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

•	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

•	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

•	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Implication of Being a “Controlled Company”

We are, and will remain, following this offering, to be a “controlled company” within the meaning of the Nasdaq Stock Market Rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

We are, and will be, a “controlled company” as defined under the Nasdaq Stock Market Rules as long as our majority shareholder, Zeshu Dai, our CEO and Chairwoman (who is deemed to beneficially own her shares through China Meitai Food Co., Ltd.), owns and holds more than 50% of our outstanding ordinary shares. For so long as we are a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

•	an exemption from the rule that a majority of our board of directors must be independent directors;

•	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

•	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elected to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors upon closing of the offering.

Our Products

We offer three main series of our products, namely the fresh series and the processed series. Summary description of our main product series are set forth below.

Product Series	Main Products

Fresh Series	Fresh pork and byproducts, beef, lamb, chicken, duck and rabbit meat

Chilled and Frozen Series	Chilled and frozen pork, beef and lamb, Frozen pork, beef and lamb

Processed Series	Shredded meat, sliced meat, meat stuffing, pickled meat, lamb and offal, sausage, bacon, steamed meat, breaded chicken, spicy meat

Fresh Series. We have established the processing and marketing channels of pork and meat products over the years. After slaughter and cleaning, the acid in pork is eliminated in a 0-4 °C environment. The pork is mainly sold as whole pieces without being cut into pieces. A very minimal amount would be cut into different parts and cuts in our sterile room. Fresh pork sell at supermarkets are mainly purchased from the market and supplied by contracted vendors. Fresh beef, lamb, chicken and rabbit meat are also purchased from the market and supplied by contracted vendors.

Chilled and Frozen Series. We have established a cold supply chain that supports the storage, distribution and sale of chilled and frozen meat. We are able to store meat for a much longer period. We can keep the chilled series fresh for up to10 days and the frozen series fresh for up to one year. As the supply of pork in China decreases while the demand remains the same, having longer storage time allows us to provide a steady stream of supply whenever the market demand rises. It also expand our supply channels, allowing us to purchase meat from cities and countries far away from Chongqing. We purchase the chilled meat from Yun’nan Province and Shandong Province within China. We plan to import frozen meat from outside of PRC.

Processed Series. In order to accommodate to people’s busy working lifestyle, we introduced processed products that can be easily prepared at home. Through the low-temperature and quick-freezing treatment, the freshness, flavor and the nutrition of the meat can be maintained to the utmost extent, and food bacteria can be effectively eliminated. While mixing the ingredients, the content of fat, calorie and cholesterol are controlled by different combinations of raw materials to suit the needs of different consumers. We add seasonings, spices, and vegetables in the package so consumers can easily cook the food at home. During peak season, which typically would be around the Chinese New Year, our processed products are in high demand as households prefer to buy food that are ready to be cooked.

Our Facility

Our slaughtering plant in Linshui Industrial Park, Sichuan Province covers an area of 27,000 square meters, with a construction area of 8,500 square meters, a slaughtering area of 3,000 square meters, 9 large refrigeration houses of 4,500 square meters, office and dormitory of 1,500 square meters, and a boiler room of 200 square meters.

We also have a processing factory in Fuling, Chongqing, covering an area of 8,000 square meters, with a construction area of 11,000 square meters, a processing area of 4,000 square meters, 7 large refrigeration houses of 2,200 square meters, offices and dormitories of 3,000 square meters, and boiler rooms of 200 square meters. There are sausage and bacon production line, canned meat (ham) production line, salty braised pork production line, and soy sauce stewed products production line.

Our Production Cycle

We source all of our live hogs from our suppliers. It usually takes less than 24 hours to transfer the hogs from the purchasing point to the slaughterhouse, and only 2-3 hours to slaughter and cut into pieces, which can then be sold. Fresh pork is the main source of protein for Chinese consumers in daily life. Our factories operate year-round. Generally, the sales season is from the winter solstice on December 22 to the spring of the next year.

For our processed products such as sausage and bacon, it usually takes more than two weeks to process from fresh pork. Lamb offal are sourced from suppliers. We are able to process them within 2-3 hours. These processed products are seasonal, generally due to the demand for meats before and after the Chinese New Year period.

Raw Material

Live hogs. We signed contracts with live hog distributors to purchase the live hogs from large and medium-sized hog farmers in the southern region. The quality of the hogs is specified in the contracts and must comply with the national health and quarantine standards. We have signed six suppliers to meet the daily supply. For the fiscal year ended June 30, 2019, we relied on four main suppliers who aggregately accounts for approximately 80.7% of pour operating expenses for purchasing live hogs.

Pork, Beef, lamb, chicken, duck and rabbit meat. We source pork, beef, lamb, chicken and rabbit meat from many suppliers, who provide us the meat cuts. We do not purchase live animals from them. We purchase on an annual basis about 3,000 tons of meat from these suppliers.

Seasonings. They are mainly used for meat products processing. We purchase on an annual basis 1,000 kg Chinese red pepper, 2,000 kg marinating spice, 3,000 kg chili pepper, 2,000 kg refined salt, and 2,000 kg chicken bouillon and other seasonings.

RISK FACTORS

You should carefully consider the risks incorporated by reference in this prospectus before making an investment decision. You should also consider the matters described below and in “Risk Factors” in “Item 3. Key Information—D. Risk factors” in our Annual Report, as amended, on Form 20-F for the year ended June 30, 2019, and all of the information included or incorporated by reference in this prospectus before deciding whether to purchase our ordinary shares. Our business, financial condition and results of operations could be materially and adversely affected by any of these risks or uncertainties. In that case, the trading price of our ordinary shares could decline, and you may lose all or part of your investment. The risks also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Special Notice Regarding Forward-Looking Statements.”

Our financial and operating performance may be adversely affected by epidemics, natural disasters and other catastrophes.

Our business could be materially and adversely affected by the outbreak of epidemics including but not limited to the 2019 novel coronavirus (COVID-19), swine influenza, avian influenza, middle east respiratory syndrome (MERS-CoV) and severe acute respiratory syndrome (SARS-CoV). Our financial and operating performance may be adversely affected by epidemics such as the on-going novel coronavirus (COVID-19), natural disasters and other catastrophes. As a result of the on-going novel coronavirus, we expect our operation to experience slowdown or temporary suspension in production. Our business could be materially and adversely affected in the event that the slowdown or suspension carries for a long period of time. During such epidemic outbreak, China may adopt certain hygiene measures, including quarantining visitors from places where any of the contagious diseases were rampant. Those restrictive measures adversely affected and slowed down the national economic development during that period. Any prolonged restrictive measures in order to control the contagious disease or other adverse public health developments in China or our targeted markets may have a material and adverse effect on our business operations.

Similarly, natural disasters, wars (including the potential of war), terrorist activity (including threats of terrorist activity), social unrest and heightened travel security measures instituted in response, and travel-related accidents, as well as geopolitical uncertainty and international conflict, will affect travel volume and may in turn have a material adverse effect on our business and results of operations. In addition, we may not be adequately prepared in contingency planning or recovery capability in relation to a major incident or crisis, and as a result, our operational continuity may be adversely and materially affected, which in turn may harm our reputation.

Our business could be materially harmed by the ongoing coronavirus (COVID-19) pandemic.

Recently, there is an ongoing outbreak of a novel strain of coronavirus (COVID-19) in China, which has spread rapidly to many parts of the world. The epidemic has resulted in quarantines, travel restrictions, and the temporary closure of stores and business facilities in China for the past few months. In March 2020, the World Health Organization declared the COVID-19 as a pandemic. Given the rapidly expanding nature of the COVID-19 pandemic, and because substantially all of our business operations and our workforce are concentrated in China, we believe there is a substantial risk that our business, results of operations, and financial condition will be adversely affected. Potential impact to our results of operations will also depend on future developments and new information that may emerge regarding the duration and severity of the COVID-19 and the actions taken by government authorities and other entities to contain the COVID-19 or mitigate its impact, almost all of which are beyond our control.

The impacts of COVID-19 on our business, financial condition, and results of operations include, but are not limited to, the following:

●	Our management and the employees work in the supermarket sector of our business resumed working on February 11, 2020, shortly after the Chinese Lunar New Year holiday. The employees who work in the slaughtering and processing sector of our business resumed working by the end of February. Our supermarket, as an essential business, remained open during the pandemic. We experienced significant increase in supermarket sales in February and March 2020 as compared to the same period last year. However, we experienced a decrease in distribution sales during February and March 2020 as some of our customers, such as farmers’ markets, restaurants, hotels, school cafeterias, were required to temporarily close their businesses to adhere to local policy. These affected customers are slowly resuming business during April 2020 and we expect the demand will recover. For the fiscal years ended June 30, 2019 and 2018, distribution sales account for 93% and 96% of the total revenue, respectively. Overall, our revenue and income may be negatively impacted in 2020.

●	The situation may worsen if the COVID-19 outbreak continues. We will continue to closely monitor the development throughout 2020.

●	The global stock markets have experienced, and may continue to experience, significant decline from the COVID-19 outbreak. It is possible that the price of our ordinary shares will decline significantly after the consummation of this offering, in which case you may lose your investment.

Because of the uncertainty surrounding the COVID-19 outbreak, the business disruption and the related financial impact related to the outbreak of and response to the coronavirus cannot be reasonably estimated at this time.

We might require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to develop new features or enhance our existing solutions, improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we may need to engage in equity or debt financings to secure additional funds. If we raise additional funds through further issuances of equity or convertible debt securities, our existing shareholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our ordinary shares. Any debt financing secured by us in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. In addition, we may not be able to obtain additional financing on terms favorable to us, or at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly impaired.

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors” section. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward- looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, we undertake no duty to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization and indebtedness will be set forth in a prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

USE OF PROCEEDS

Unless we otherwise indicate in a prospectus supplement, we currently intend to use the net proceeds from the sale of our securities for general corporate purposes.

More detailed information regarding the use of proceeds from the sale of securities, including any determinable milestones at the applicable time, will be described in any applicable prospectus supplement. We may also, from time to time, issue securities otherwise than pursuant to a prospectus supplement to this prospectus.

DIVIDEND POLICY

Our dividend policy is set forth under the heading “Item 8.A. Consolidated Statements and Other Financial Information” in our Annual Report, as amended, on Form 20-F for the year ended June 30, 2019, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act.

OFFER AND LISTING DETAILS

We may offer and issue from time to time ordinary shares, share purchase contracts, share purchase units, warrants, debt securities, rights or units, or any combination thereof, up to an aggregate initial offering price of up to $50,000,000 in one or more transactions under this shelf prospectus. The price of securities offered will depend on a number of factors that may be relevant at the time of offer. See “Plan of Distribution.”

The ordinary shares have been listed on the Nasdaq Capital Market under the symbol “PLIN” since August 14, 2019.

The following tables sets forth, for the periods indicated, the high and low trading prices of the ordinary shares as reported on the Nasdaq Capital Market prior to the filing of this prospectus.

Ordinary shares (Nasdaq symbol: “PLIN”)

	Market Price Per Share
Quarterly:	High	Low
August 14, 2019 to September 30, 2019	$5.00	$4.145
October 1, 2019 to December 31, 2019	$4.90	$3.51
January 1, 2020 to March 31, 2020	$4.74	$1.11
April 1, 2020 to June 30, 2020 (until May 22, 2020)	$2.53	$1.50

DESCRIPTION OF ORDINARY SHARES

China Xiangtai Food Co., Ltd. was incorporated on January 23, 2018 under the Companies Law (as amended) of the Cayman Islands (the “Cayman Islands Companies Law”) As of the date of this prospectus, we are authorized to issue 50,000,000 ordinary shares of $0.01 par value per share. As of May 26, 2020, there are 23,894,027 ordinary shares issued and outstanding.

Our memorandum and articles of association do not permit a director to decide what compensation he or she will receive. All decisions about director compensation will be recommended by the compensation committee, and approved at a general meeting of the Company in accordance with our articles of association. Assuming the minimum offering, we will have 21,791,667 ordinary shares issued and outstanding. Assuming the maximum offering, we will have 23,791,667 ordinary shares issued and outstanding.

The following are summaries of the material provisions of our memorandum and articles of association and the Cayman Islands Companies Law, insofar as they relate to the material terms of our ordinary shares. Copies of our memorandum and articles of association are filed as exhibits to the registration statement of which this prospectus is a part. As a convenience to potential investors, we provide the below description of Cayman Islands law and our articles of association together with a comparison to similar features under Delaware law.

General

Under our memorandum of association, we are authorized to issue 50,000,000 ordinary shares with a par value of $0.01 each. As of May 26, 2020, there are 23,894,027 ordinary shares issued and outstanding.

Each ordinary share in the Company confers upon the shareholder:

•	the right to one vote at a meeting of the shareholders of the Company or on any resolution of shareholders;

•	the right to an equal share in any dividend paid by the Company; and

•	the right to an equal share in the distribution of the surplus assets of the Company on its liquidation.

Distributions

The holders of our ordinary shares are entitled to such dividends or other distributions as may be recommended by the board and authorized by shareholders subject to the Cayman Islands Companies Law and our memorandum and articles of association.

Shareholders’ voting rights

Any action required or permitted to be taken by the shareholders must be taken at a duly called annual or special meeting of the shareholders entitled to vote on such action and may also be effected by a unanimous written resolution of the shareholders. At each general meeting, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each ordinary share which such shareholder holds.

Election of directors

Delaware law permits cumulative voting for the election of directors only if expressly authorized in the certificate of incorporation. The laws of Cayman Islands, however, do not specifically prohibit or restrict the creation of cumulative voting rights for the election of our directors. Cumulative voting is not a concept that is accepted as a common practice in Cayman Islands, and we have made no provisions in our memorandum and articles of association to allow cumulative voting for elections of directors.

Meetings of shareholders

Any of our directors may convene a meeting of shareholders whenever they think fit. We must provide at least seven days’ written notice (exclusive of the day on which the notice is served or deemed to be served, but inclusive of the day for which the notice is given) of all meetings of shareholders, stating the time, place of the general meeting and, in the case of special business, the general nature of that business to shareholders whose names appear as shareholders in the register of members on the date of the notice and are entitled to vote at the meeting. Our board of directors must convene a general meeting upon the written request of one or more shareholders holding at least 10% of our shares.

No business may be transacted at any general meeting unless a quorum is present at the time the meeting proceeds to business. One or more shareholders holding in the aggregate not less than one-third of the total issue share capital of the Company present in person or by proxy and entitled to vote shall be a quorum. If, within half an hour from the time appointed for the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be dissolved. In any other case, it shall stand adjourned to the same day in the next week, at the same time and place and if, at the adjourned meeting, a quorum is not present within half an hour from the time appointed for the meeting, the shareholders present shall be a quorum and may transact the business for which the meeting was called. If present, the chair of our board of directors shall be the chair presiding at any meeting of the shareholders.

A corporation that is a shareholder shall be deemed for the purposes of our articles of association to be present at a general meeting in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Meeting of directors

The management of our company is entrusted to our board of directors, who will make decisions by voting on resolutions of directors. Our directors are free to meet at such times and in such manner and places within or outside the Cayman Islands as the directors determine to be necessary or desirable. A director must be given not less than 5 days’ notice of a meeting of directors. At any meeting of directors, a quorum will be present if at least two directors are present. If there is a sole director, that director shall be a quorum. An action that may be taken by the directors at a meeting may also be taken by a unanimous written resolution of the directors.

Protection of minority shareholders

We would normally expect Cayman Islands courts to follow English case law precedents, which would permit a minority shareholder to commence a representative action, or derivative actions in our name, to challenge (1) an act which is ultra vires or illegal, (2) an act which constitutes a fraud against the minority by parties in control of us, (3) the act complained of constitutes an infringement of individual rights of minority shareholders (such as the right to vote and pre-emptive rights), and (4) an irregularity in the passing of a resolution which requires a special majority of the shareholders, subject to the terms of our memorandum and articles of association.

Pre-emptive rights

There are no pre-emptive rights applicable to the issue by us of new shares under either Cayman Islands law or our memorandum and articles of association.

Transfer of ordinary shares

Subject to the restrictions in our memorandum and articles of association and applicable securities laws, any of our shareholders may transfer all or any of his or her ordinary shares by written instrument of transfer signed by the transferor and containing the name of the transferee. Our board of directors may resolve by resolution to refuse or delay the registration of the transfer of any ordinary share without giving any reason.

Winding up

If we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay the whole of the paid up capital at the commencement of the winding up, the excess shall be distributable pari passu among those shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them, respectively. If we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the paid up capital, those assets shall be distributed so that, to the greatest extent possible, the losses shall be borne by the shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them, respectively. If we are wound up, the liquidator may with the sanction of a special resolution and any other sanction required by the Cayman Islands Companies Law, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not), and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.

The liquidator may also vest the whole or any part of these assets in trusts for the benefit of the shareholders as the liquidator shall think fit, but so that no shareholder will be compelled to accept any assets, shares or other securities upon which there is a liability.

Calls on ordinary shares and forfeiture of ordinary shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Repurchase of ordinary shares

We are empowered by the Cayman Islands Companies Law and our memorandum and articles of association to purchase our own shares, subject to certain restrictions and requirements. Our directors may only exercise this power on our behalf, subject to the Cayman Islands Companies Law, our memorandum and articles of association and to any applicable requirements imposed from time to time by the Nasdaq, the Securities and Exchange Commission, or by any other recognized stock exchange on which our securities are listed. Under the Cayman Islands Companies Law, the repurchase of any share may be paid out of our company’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such repurchase, or out of capital (including share premium account and capital redemption reserve). If the repurchase proceeds are paid out of our company’s capital, our company must, immediately following such payment, be able to pay its debts as they fall due in the ordinary course of business. In addition, under the Cayman Islands Companies Law no such share may be repurchased (1) unless it is fully paid up, (2) if such repurchase would result in there being no shares outstanding, or (3) if the company is being wound up and: (a) the terms of the repurchase provided for it to take place after the commencement of the winding up; or (b) during the period beginning on the date when the repurchase was to have taken place and ending with the commencement of the shares were to have been repurchased. In addition, under the Cayman Islands Companies Law, our company may accept the surrender of any fully paid share for no consideration unless, as a result of the surrender, the surrender would result in there being no shares outstanding (other than shares held as treasury shares).

Modifications of rights

All or any of the special rights attached to any class of our shares may(unless otherwise provided by the terms of issue of the shares of that class) be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by not less than three-fourths of such shareholders of that class as may be present in person or by proxy at a separate general meeting of the holders of shares of that class.

Changes in the number of shares we are authorized to issue and those in issue

We may from time to time by resolution of shareholders in the requisite majorities:

•	amend our memorandum of association to increase or decrease the maximum number of shares we are authorized to issue;

•	divide our authorized and issued shares into a larger number of shares; and

•	consolidate our authorized and issued shares into a smaller number of shares.

Inspection of books and records

Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Rights of non-resident or foreign shareholders

There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional ordinary shares

Our memorandum and articles of association authorizes our board of directors to issue additional ordinary shares from authorized but unissued shares, to the extent available, from time to time as our board of directors shall determine.

Listing

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “PLIN”. On May 22, 2020, the last reported sale price per share for our ordinary shares on the Nasdaq Capital Market as reported was $1.69.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is Securities Transfer Corporation, 2901 N Dallas Parkway, Suite 380, Plano, Texas 75093.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a report filed under the Exchange Act.

General

We may issue warrants that entitle the holder to purchase ordinary shares, debt securities or any combination thereof. We may issue warrants independently or together with ordinary shares, debt securities or any combination thereof, and the warrants may be attached to or separate from these securities.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased, if not United States dollars;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase ordinary shares, the number of ordinary shares purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency, if not United States dollars, in which, this principal amount of debt securities may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants; the term of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants to purchase our ordinary shares, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Modification of the Warrant Agreement

The warrant agreements may permit us and the warrant agent, if any, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:

•	to cure any ambiguity;

•	to correct or supplement any provision which may be defective or inconsistent with any other provisions; or

•	to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities mean the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a new senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Together, the senior indentures and the subordinated indentures are sometimes referred to in this prospectus as the indentures. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time which are permitted under each indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of China Xiangtai Food Co., Ltd. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

Unless otherwise specified in a prospectus supplement, the indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time at par or at a discount, and in the case of the new indentures, if any, in one or more series, with the same or various maturities. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

•	the title of the debt securities and whether they are subordinated debt securities or senior debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the ability to issue additional debt securities of the same series;

•	the price or prices at which we will sell the debt securities;

•	the maturity date or dates of the debt securities on which principal will be payable;

•	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

•	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

•	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the indenture;

•	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•	our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

•	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an event of default (as described below), if other than the full principal amount;

•	the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable indenture;

•	any limitation on our ability to incur debt, redeem shares, sell our assets or other restrictions;

•	the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

•	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

•	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our ordinary shares or other securities or property;

•	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

•	the depository for global or certificated debt securities;

•	any special tax implications of the debt securities;

•	any foreign tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

•	any trustees, authenticating or paying agents, transfer agents or registrars, or other agents with respect to the debt securities;

•	any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented;

•	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

•	if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

•	the portion of the principal amount of any securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable indenture if other than the entire principal amount; and

•	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange and will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing senior indebtedness.

Unless otherwise specified in the applicable prospectus supplement, under the subordinated indenture, “senior indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture, or thereafter incurred or created:

•	the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

•	all of our capital lease obligations or attributable debt (as defined in the indentures) in respect of sale and leaseback transactions;

•	all obligations representing the balance deferred and unpaid of the purchase price of any property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, except any such balance that constitutes an accrued expense or trade payable or any similar obligation to trade creditors;

•	all of our obligations in respect of interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; other agreements or arrangements designed to manage interest rates or interest rate risk; and other agreements or arrangements designed to protect against fluctuations in currency exchange rates or commodity prices;

•	all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

•	all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

However, senior indebtedness does not include:

•	any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;

•	any of our obligations to our subsidiaries or of a subsidiary guarantor to us or any other of our other subsidiaries;

•	any liability for federal, state, local or other taxes owed or owing by us or any subsidiary guarantor,

•	any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

•	any obligations with respect to any capital stock;

•	any indebtedness incurred in violation of the indenture, provided that indebtedness under our credit facilities will not cease to be senior indebtedness under this bullet point if the lenders of such indebtedness obtained an officer’s certificate as of the date of incurrence of such indebtedness to the effect that such indebtedness was permitted to be incurred by the indenture; and

•	any of our indebtedness in respect of the subordinated debt securities.

Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

Unless otherwise noted in an accompanying prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any senior indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occurs, we will pay in full all senior indebtedness before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

•	any dissolution or winding-up or liquidation or reorganization of Xiangtai Cayman, whether voluntary or involuntary or in bankruptcy,

•	insolvency or receivership;

•	any general assignment by us for the benefit of creditors; or

•	any other marshaling of our assets or liabilities.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

The subordinated indenture does not limit the issuance of additional senior indebtedness.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “events of default” under the indentures with respect to each series of debt securities:

•	we default for 30 consecutive days in the payment when due of interest on the debt securities;

•	we default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the debt securities;

•	our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 60 days after we receive notice of such failure;

•	certain events of bankruptcy, insolvency or reorganization of the Xiangtai Cayman; or

•	any other event of default provided with respect to securities of that series.

Unless an accompanying prospectus supplement states otherwise, if an event of default with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 25% (or at least 10%, in respect of a remedy (other than acceleration) for certain events of default relating to the payment of dividends) in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (1) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (2) certain events of default relating to the payment of dividends.

The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (1) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture, (2) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (3) the trustee shall not have instituted such action within 60 days of such request and (4) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series. We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each indenture.

Discharge, Defeasance and Covenant Defeasance

We may discharge or defease our obligations under the indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.

We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we or, if applicable, any guarantor, have paid all other sums payable under the applicable indenture.

If indicated in the applicable prospectus supplement, we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except in all cases as otherwise provided in the relevant indenture) (“legal defeasance”) or (2) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of legal defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee (1) if applicable, an officer’s certificate to the effect that the relevant debt securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (2) an officer’s certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

Under the indentures, unless an accompanying prospectus supplement states otherwise, we and the applicable trustee may supplement the indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:

•	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the principal of or change the fixed maturity of any debt security or, except as provided in any prospectus supplement, alter or waive any of the provisions with respect to the redemption of the debt securities;

•	reduce the rate of or change the time for payment of interest, including default interest, on any debt security;

•	waive a default or event of default in the payment of principal of or interest or premium, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities and a waiver of the payment default that resulted from such acceleration);

•	make any debt security payable in money other than that stated in the debt securities;

•	make any change in the provisions of the applicable indenture relating to waivers of past defaults or the rights of holders of the debt securities to receive payments of principal of, or interest or premium, if any, on, the debt securities;

•	waive a redemption payment with respect to any debt security (except as otherwise provided in the applicable prospectus supplement);

•	except in connection with an offer by us to purchase all debt securities, (1) waive certain events of default relating to the payment of dividends or (2) amend certain covenants relating to the payment of dividends and the purchase or redemption of certain equity interests;

•	make any change to the subordination or ranking provisions of the indenture or the related definitions that adversely affect the rights of any holder; or

•	make any change in the preceding amendment and waiver provisions.

The indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indentures.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

•	we deliver to the trustee notice from DTC that it is unwilling or unable to continue to act as depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by us within 120 days after the date of such notice from DTC;

•	we in our sole discretion determine that the debt securities (in whole but not in part) should be exchanged for definitive debt securities and deliver a written notice to such effect to the trustee; or

•	there has occurred and is continuing a default or event of default with respect to the debt securities.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

The indentures and debt securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of laws, except to the extent the Trust Indenture Act is applicable or as otherwise agreed to by the parties thereto.

Trustee

The trustee or trustees under the indentures will be named in any applicable prospectus supplement.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our ordinary shares or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our ordinary shares or other securities to be received by the holders of such series of debt securities to be adjusted. Any such conversion or exchange will comply with applicable Cayman Islands law and our memorandum and articles of association.

DESCRIPTION OF UNITS

We may issue units comprising one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or occurrence.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depository arrangements relating to such units.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

We may issue share purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of ordinary shares or other securities registered hereunder at a future date or dates, which we refer to in this prospectus as “share purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts.

The share purchase contracts may be issued separately or as part of units consisting of a share purchase contract and debt securities, warrants, other securities registered hereunder, which we refer to herein as “share purchase units.” The share purchase contracts may require holders to secure their obligations under the share purchase contracts in a specified manner. The share purchase contracts also may require us to make periodic payments to the holders of the share purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The share purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the share purchase contracts or share purchase units, will be filed with the SEC in connection with the offering of share purchase contracts or share purchase units. The prospectus supplement relating to a particular issue of share purchase contracts or share purchase units will describe the terms of those share purchase contracts or share purchase units, including the following:

•	if applicable, a discussion of material tax considerations; and

•	any other information we think is important about the share purchase contracts or the share purchase units.

DESCRIPTION OF RIGHTS

We may issue rights to purchase ordinary shares that we may offer to our securityholders. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

•	the date of determining the securityholders entitled to the rights distribution;

•	the aggregate number of rights issued and the aggregate number of ordinary shares purchasable upon exercise of the rights;

•	the exercise price;

•	the conditions to completion of the rights offering;

•	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

•	applicable tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of debt securities or ordinary shares at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

TAXATION

Information regarding taxation is set forth under the heading “Item 10.E. Taxation” in our Annual Report, as amended, on Form 20-F for the year ended June 30, 2019, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus through underwriters or dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

•	the name or names of any underwriters, if any, and if required, any dealers or agents, and the amount of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities from us and the net proceeds to us from the sale of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	varying prices determined at the time of sale related to such prevailing market prices; or

•	negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If we use underwriters in the sale, the underwriters will either acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale, or sell the Shares on a “best efforts, minimum/maximum basis” when the underwriters agree to do their best to sell the securities to the public. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, the securities will be sold directly to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Our ordinary shares are listed on the NASDAQ Capital Market. Unless otherwise specified in the related prospectus supplement, all securities we offer, other than ordinary shares, will be new issues of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We may apply to list any series of warrants or other securities that we offer on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we may pay the agent in the applicable prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the applicable prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

EXPENSES

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee		$6,490
FINRA fee	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Printing fees and expenses	$	*
Miscellaneous	$	*
Total	$	*

*       Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the Company anticipates it will incur in connection with the offering of securities under the registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

WHERE YOU CAN GET MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities described in this prospectus and any accompanying prospectus supplement, as applicable. This prospectus and any accompanying prospectus supplement, which constitute a part of that registration statement, do not contain all of the information set forth in that registration statement and its exhibits. For further information with respect to us and our securities, you should consult the registration statement and its exhibits.

We are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, we also must file reports with, and furnish other information to, the SEC. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as U.S. companies. However, we file with the SEC an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and we submit to the SEC, on Form 6-K, unaudited quarterly financial information.

You may read and copy any document we file with, or furnish to, the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an internet site (www.sec.gov) that makes available reports and other information that we file or furnish electronically with it.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the documents we file with, or furnish to, it, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus forms a part of this prospectus, and information that we file later with the SEC automatically updates and supersedes any information in this prospectus. We incorporate by reference into this prospectus the documents listed below:

•	our Annual report on Form 20-F for the fiscal year ended June 30, 2019, filed with the SEC on November 6, 2019;
•	our Current Report on Form 6-K, furnished to the SEC on November 25, 2019;
•	our Current Report on Form 6-K, furnished to the SEC on December 19, 2019;
•	our Registration Statement on Form F-1, filed with the SEC on December 19, 2019;
•	our Current Report on Form 6-K, furnished to the SEC on January 7, 2020;
•	our Prospectus on Form 424B4, filed with the SEC on January 21, 2020;
•	our Current Report on Form 6-K, furnished to the SEC on February 12, 2020;
•	our Current Report on Form 6-K, furnished to the SEC on March 3, 2020;
•	our Current Report on Form 6-K, furnished to the SEC on March 26, 2020;
•	our Current Report on Form 6-K, furnished to the SEC on April 3, 2020; and
•	our Current Report on Form 6-K, furnished to the SEC on May 5, 2020.
•	our Current Report on Form 6-K, furnished to the SEC on May 15, 2020.
•	our Current Report on Form 6-K, furnished to the SEC on May 22, 2020.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus are incorporated by reference into this prospectus and form part of this prospectus from the date of filing or furnishing of these documents. Any documents that we furnish to the SEC on Form 6-K subsequent to the date of this prospectus will be incorporated by reference into this prospectus only to the extent specifically set forth in the Form 6-K.

Any statement contained in a document that is incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus, modifies or supersedes that statement. The modifying or superseding statement does not need to state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.

You may access the documents incorporated by reference on our website at www. www.drespace.cn/PLIN/sec.html. Additionally, upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to us at Xinganxian Plaza, Building B, Suite 19-1, Lianglukou, Yuzhong District, Chongqing, People’s Republic of China 400800 or by emailing us at ir@cqplinfood.com.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of Cayman Islands as an exempted company with limited liability. We are incorporated in Cayman Islands because of certain benefits associated with being a Cayman Islands entity, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, Cayman Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

AllBright Law Offices, our counsel as to Chinese law, has advised us that there is uncertainty as to whether the courts of China would (1) recognize or enforce judgments of United States courts obtained against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or (2) be competent to hear original actions brought in each respective jurisdiction, against us or such persons predicated upon the securities laws of the United States or any state thereof.

AllBright Law Offices has advised us that the recognition and enforcement of foreign judgments are provided for under the Chinese Civil Procedure Law. Chinese courts may recognize and enforce foreign judgments in accordance with the requirements of the Chinese Civil Procedure Law based either on treaties between China and the country where the judgment is made or in reciprocity between jurisdictions. China does not have any treaties or other agreements with Cayman Islands or the United States that provide for the reciprocal recognition and enforcement of foreign judgments. As a result, it is uncertain whether a Chinese court would enforce a judgment rendered by a court in either of these two jurisdictions.

We have been advised by Mourant Ozannes, our counsel as to Cayman Islands law, that the United States and Cayman Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters (other than in relation to arbitral awards) and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, may not be enforceable in the Cayman Islands. We have also been advised by Mourant Ozannes that a final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt at common law in the Grand Court of the Cayman Islands.

MATERIAL CHANGES

Except as otherwise described in our Annual Report on Form 20-F for the fiscal year ended June 30, 2019, in our Reports on Form 6-K furnished under the Exchange Act and incorporated by reference herein and as disclosed in this prospectus, no reportable material changes have occurred since June 30, 2019.

LEGAL MATTERS

The legality and validity of the securities offered from time to time under this prospectus was passed upon by Mourant Ozannes. Ortoli Rosenstadt LLP is acting as counsel to our company regarding U.S. securities law matters. Certain legal matters as to PRC law will be passed upon for us by AllBright Law Offices. Ortoli Rosenstadt LLP may rely upon AllBright Law Offices with respect to matters governed by PRC law.

The current address of Mourant Ozannes is 94 Solaris Avenue, Camana Bay, Grand Cayman, KY1-1108, Cayman Islands. The current address of Ortoli Rosenstadt LLP is 366 Madison Avenue, 3rd Floor, New York, NY 10017. The current address of Allbright Law Offices is 11, 12/F, Shanghai Tower, No.501, Yincheng Middle Road, Pudong New Area, Shanghai 200120, P.R. China.

EXPERTS

The consolidated financial statements as of June 30, 2019 and 2018 and for the years respectively then ended, as set forth and incorporated by reference in this prospectus and elsewhere in the registration statement have been so included in reliance on the report of Friedman LLP, an independent registered public accounting firm, given on their authority as experts in accounting and auditing. The current address of Friedman LLP is One Liberty Plaza, 165 Broadway, New York, New York 10006.

INTERESTS OF EXPERTS AND COUNSEL

No named expert of or counselor to us was employed on a contingent basis, or owns an amount of our shares (or those of our subsidiaries) which is material to that person, or has a material, direct or indirect economic interest in us or that depends of the success of the offering.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

[ ] Ordinary Shares

BIT ORIGIN LIMITED

Prospectus Supplement

Underwriter

Univest Securities, LLC

June     , 2022